Exhibit 10.6.15
STANDARD FORM OF OFFICE LEASE
          AGREEMENT OF LEASE, made as of this                      day of December 1985, between BELLEMEAD DEVELOPMENT CORPORATION, a Delaware corporation, having an office at 4 Becker Farm Road, Roseland, New Jersey 07068 (the “Landlord”), and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an address at 352 Wall Street, Princeton, New Jersey 08530 (the “Tenant”).
WITNESSETH:
          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the fourth floor of a certain office building located at 5 Independence Way, Princeton, New Jersey (the “Premises” or “Demised Premises”), more particularly shown upon the Rental Plan annexed hereto and made a part thereof as Exhibit “A,” for a term commencing and terminating as set forth in Article 37 of the Rider to Lease.
          The annual minimum rent (the “Minimum Rent”) for the Premises shall be Three Hundred Six Thousand Dollars ($306,000.00) payable monthly in advance in equal installments of Twenty-Five Thousand Five Hundred Dollars ($25,500.00) on the first day of each calendar month during the term of this Lease. Rent for any partial month at the commencement or termination of the term of this Lease shall be appropriately prorated.
          Installments of Minimum Rent payable hereunder shall be paid at the office of Landlord or at such other place as Landlord may designate from time to time by written notice to Tenant hereunder.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
          Rent. 1. Tenant shall pay the rent as above and as hereinafter provided.
          Occupancy. 2. Tenant shall use and occupy demised premises for general, executive and administrative offices and for no other purpose.
          Alterations. 3. Tenant shall make no changes in or to the demised premises of any nature without Landlord’s prior written consent subject to the prior written consent of Landlord, and to the provisions of this Article. Tenant at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines in or to the interior of the demised premises by using contractors or mechanics first approved by Landlord. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Landlord in Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Landlord’s right thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the premises by Landlord at Tenant’s expense. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within ten days thereafter, at Tenant’s expense, by filing the bond required by law.
          Repairs. 4. Landlord shall maintain and repair the public portions of the building, both exterior and interior. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein and at Tenant’s sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the demised premises or to any other part of the building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All of the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after ten days notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be collectible as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical line located in, servicing or passing through the demised premises and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord. Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building in the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are                      within Article 9 hereof.
          Window Cleaning. 5. Tenant will not clean, nor require, permit, suffer to allow any window in the demised premises to be cleaned from the outside in violation of any law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

          Requirements of Law, Fire Insurance, Floor Loads. 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions                      boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises whether or not arising out of Tenant’s use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlord’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute default under any lease or mortgage under which Landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rate for the building or demised premises issued by any body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in setting sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.

          Subordination. 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. See Paragraph 65 “Rider to Lease.”
          Property Loss, Damage, Reimbursement, Indemnity. 8. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi-public work. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all laws and regulations applicable thereto and shall be done during such hours as Landlord may designate Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.
          Destruction, Fire and Other Casualty. 9. (a) If the demised premises or any thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations subject to delays due to adjustment of insurance claims, labor troubles and cause beyond Landlord’s control. After any such casualty, Tenant shall cooperate with Landlord’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Landlord that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives as right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also provided that such a policy can be obtained without additional premium. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. See Paragraph 51 “Rider to Lease.”
          Eminent Domain. 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.
          Assignment, Mortgage, Etc.. 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this lease be assigned or if the demised premises or any part thereof be underlet or occupied to anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. See Paragraph 48 “Rider to Lease.”
          Electric Current. 12. Rates and conditions in respect to submetering or                      inclusion, as the case may be, to be added in Rider attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in

Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. See Paragraph 40 “Rider to Lease.”
          Access to Premises. 13. Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein. Landlord may, curing the progress of any work in the demised premises, take any necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six month period, place upon the premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit entry into the premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.
          Occupancy. 14. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Landlord’s work, if any. In any event, Landlord makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record.
          Bankruptcy. 15. (a) If at the date fixed s the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganizations or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within 60 days thereof, Tenant fails to secure a dismissal thereof, or if Tenant make an assignment for the benefit of creditors or petition for or enter into an arrangement, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice to the Tenant (but if any of such events occur prior to the commencement date, this lease shall be ipso facto cancelled and terminated) and whether such cancellation and termination occur prior to or during the term, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court, shall be entitled to possession or to remain in possession of the premises demised but shall forthwith quit and surrender the premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages, any rent, security deposit or moneys received by him from Tenant or others on behalf of Tenant. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
               (b) It is stipulated an agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premised for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.
          Default. 16. (1) If Tenant defaults in fulfilling any of the                      for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if the demised premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall default with respect to any other lease between Landlord and Tenant; or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, of which fact Landlord shall be the sole judge; then, in any one or more of such events, upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written three (3) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end an expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.
               (2) If the notice provided for in (1) hereof shall have been given and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.
          Remedies of Landlord and Waiver of Redemption. 17. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise. (a) The rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys’ fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental then that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-left the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.
          Fees and Expenses. 18. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice, perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money including but not limited to attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (50) days of rendition of any bill or statement to Tenant therefore, and if Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

          No Representations by Landlord. 19. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set fort in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same “as is” and acknowledges that the taking or possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
          End of Term. 20. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire, at noon on the preceding business day.

          Quiet Enjoyment. 21. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 30 hereof and to the ground leases, underlying leases and mortgages hereinabove mentioned.
          Failure to Give Possession. 22. If Landlord is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the premises are substantially ready for Tenant’s occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent.
          No Waiver. 23. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or

Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived b Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.
          Waiver of Trial by Jury. 24. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.
          Inability to Perform. 25. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.
          Bills and Notices. 26. Except as otherwise in this lease provided, a bill, statement, notice communication which Landlord may desire to be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises from a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

          Services Provided by Landlord — Water, Elevators, Heat, Cleaning, Air-Conditioning. 27. As long as Tenant is not in default under any of the covenants of this lease, Landlord shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the sole judge), Landlord may install a water meter at Tenant’s expense which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter an additional rent as and when bills are rendered and on Tenant’s default in making such payment, Landlord may pay such charges and collect the same from Tenant. Such a meter shall also be installed and maintained at Tenant’s expense if required by Law or Government Order. Tenant, if a water meter is so installed, covenants and agrees to pay its proportionate share of the sewer rent and all other rents or charges which are now or hereafter assessed, imposed or may become a lien on the demised premises or the realty of which they are a part; (d) cleaning service for the demised premises on business days at Landlord’s expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant’s sole expense, in a manner satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Landlord the cost of removal of any of Tenant’s refuse and rubbish from the building; (e) RIDER to be added in respect to                      and conditions for air-conditioning, cooling and ventilation if the entire building in which the demised premises is located is serviced by a central air-conditioning, cooling and ventilating system. Landlord will furnish the same at Tenant’s expense; (f) Landlord shall have no responsibility or liability for failure to supply the services agreed to herein. Landlord reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacement or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, order or regulations or any other reason beyond the control of Landlord. If the building of which the demised premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten days’ written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence. See Paragraph 39 “Rider to Lease.”
          Captions. 28. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease, nor the intent of any provision therein.
          Definitions. 29. The term “office” or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares, merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term “Landlord” as used in this lease means only the owner, the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) which the demised premises from a part, so that in the event of any                      or sales of said land and building or of

said lease, or in the event of lease of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, at any such sale, or the sublessee of the building, or of the land and building, that the purchaser of the lease of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 28 hereof), Sundays and all days set forth on Exhibit “E”.
          Adjacent Excavation — Shoring. 30 If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of dong such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.
          Rules and Regulations. 31. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for the decision to the Newark Office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service or a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.
          Security. 32. Tenant has deposited with Landlord the sum of $25,500.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession o the demised premises to Landlord. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
          Successors and Assigns. 33. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provide in this lease, their assigns.
          34. This Lease consists of this printed portion containing Articles 1 — 34 and each of the following attached hereto and made a part hereof: (a) Rider to Lease containing paragraphs 36 thru 65; and (b) the following Exhibits: Exhibit A (Rental Plan), Exhibit B (Work Letter), Exhibit C (Legal Description — Site Plan), Exhibit D (Cleaning Service Rider), Exhibit E (Legal Holidays), Exhibit F (Preliminary Plans), Exhibit G (Itemized List) and Exhibit H (Non-Disturbance and Attornment Agreement) and Exhibit I (Parking).

          IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease on the day and year first above written.

BELLEMEAD DEVELOPMENT CORPORATION
By:
Title

TOTAL RESEARCH CORPORATION
By:
Title

IMPORTANT — PLEASE READ
RULES AND REGULATIONS ATTACHED TO
AND MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 32
          1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situate on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, dirt and rubbish.
          2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose clerks, agents, employees or visitors, shall have caused it.
          3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises, any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
          4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Landlord.
          5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises of the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors an directory tables shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.
          6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contract with the floor of the demised premises, and if linoleum or other similar floor covering is desired to be used an interlining of building’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
          7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost thereof.
          8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.
          9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Landlord and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.
          10. Landlord reserves the right to exclude from the building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

          11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
          12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.
          13. If the building contains central air-conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If Tenant requires air-conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays and prior to 3:00 p.m. on the day prior in the case of after hours service required on weekends or on holidays.

ADDENDA TO “PRINTED PORTION” OF LEASE
(STANDARD FORM OF OFFICE LEASE)
Dated December 2, 1985

LANDLORD:	BELLEMEAD DEVELOPMENT CORPORATION

TENANT:	TOTAL RESEARCH CORPORATION

PREMISES:	H portion of the fourth floor
5 Independence Way
Princeton, New Jersey 08540
          The Paragraphs of the Printed Portion of the Lease listed below are amended as follows there indicated by the corresponding footnotes in the Body of the Printed Portion:
PARAGRAPH 3, PAGE ONE OF PRINTED PORTION
1.	except for decorative changes

2.	which consent or approval shall not be unreasonably withheld.

3.	or decorative

4.	which consent or approval shall not be unreasonably withheld.

5.	except decorative changes,
PARAGRAPH 6, PAGE TWO OF PRINTED PORTION
6.	Landlord represents that the Floor Load per square foot is 100 pounds live load.
PARAGRAPH 7, PAGE TWO OF PRINTED PORTION
7.	reasonably
PARAGRAPH 8, PAGE TWO OF PRINTED PORTION
8.	Except for normal office equipment,

9.	reasonably

PARAGRAPH 13, PAGE TWO OF PRINTED PORTION
10.	Upon reasonable notice to Tenant except for an emergency for which no notice need be given,
PARAGRAPH 17, PAGE THREE OF PRINTED PORTION
11.
PARAGRAPH 18, PAGE THREE OF PRINTED PORTION
12.	reasonable

13.	reasonable
PARAGRAPH 20, PAGE FOUR OF PRINTED PORTION
14.	except for “punch list” items
PARAGRAPH 26, PAGE FOUR OF PRINTED PORTION
15.	except for Landlord’s gross negligence.
PARAGRAPH 28, PAGE FOUR OF PRINTED PORTION
16.	and kitchen

17.	HVAC will be provided as set forth in the Work Letter.

18.	Landlord represents that it will use reasonable efforts to provide the HVAC to the premises as set forth in the Work Letter.
PARAGRAPH 33, PAGE FIVE OF PRINTED PORTION
19.	material

          IN WITNESS WHEREOF, Landlord, by its proper corporate officers, has signed this Lease and this Addenda to the “Printed Portion” of the Lease, and Tenant, by its proper corporate officers, has signed this Lease and this Addenda to the “Printed Portion” of the Lease as of the 2nd day of December, 1985.

WITNESS:	LANDLORD:		BELLEMEAD DEVELOPMENT CORPORATION

By:

WITNESS:	TENANT:		TOTAL RESEARCH CORPORATION

By:

TABLE OF CONTENTS
FOR RIDER TO LEASE

ARTICLE	Page

RIDER TO LEASE
Dated: December 2, 1985

LANDLORD:	BELLEMEAD DEVELOPMENT CORPORATION

TENANT:	TOTAL RESEARCH CORPORATION

PREMISES:	H portion of the fourth floor
5 Independence Way
Princeton, New Jersey 08540
          36. DEFINITIONS; DEMISED PREMISES; ADJUSTED MINIMUM RENT
          36.1 Definitions. For purposes of this Article, the following terms shall have the meanings set forth below:
               (1) Assessed Valuation shall mean the assessed valuation of the Real Estate for the First Tax Year, as such assessed valuation is or may be ultimately determined by final administrative or judicial proceedings, or by abatement by an appropriate taxing authority;
               (2) Base Tax Rate shall mean the real estate tax rate in effect on the date of this Lease;
               (3) First Operating Year shall mean the calendar year ending December 31, 1986. Operating Year shall mean any calendar year thereafter;
               (4) First Tax Year shall mean the calendar year in which the Building is assessed as a completed building. Tax Year shall mean any calendar year thereafter;
               (5) Land shall mean the land described in Exhibit C to this Lease;
               (6) Occupancy Percentage shall mean the percentage of Tenant’s occupancy of the entire Building;
               (7) Real Estate Tax Base shall mean the amount determined by multiplying the Assessed Valuation by the Base Tax Rate;
               (8) Taxes shall mean all real estate taxes, charges and assessments imposed upon the Land, Building and other improvements thereon (collectively, the “Real Estate”). If and to the extent that due to change in the method of taxation or assessment, any franchise, capital stock, capital gains, rent, income, profit or any other tax or charge shall be substituted in whole or in part for the current ad valorem Taxes now or hereafter imposed upon the Real Estate, such franchise, capital stock, capital gains, rent, income, profit or other tax or charge shall be deemed included in the term “Taxes” for the purposes of this Article;

          36.2 The Demised Premises shall be deemed to contain a floor area of 17,000 square feet and the building of which the Demised Premises form a part (“Building”) shall be deemed to contain a total floor area of 113,244 square feet. Tenant’s Occupancy Percentage shall be 15.0 percent. Landlord represents that of the 17,000 rentable square feet, 14,500 square feet will be usable by Tenant. Of the total floor area (113,244 square feet), the Building contains 96,574 usable square feet. The foregoing representation is Landlord’s best estimate of the usable square feet in the Demised Premises and is not intended to have any significance (i) in calculating the Occupancy Percentage or Adjusted Minimum Rent, or (ii) under any of the terms and provisions of this Lease.
          36.3 Adjusted Minimum Rent shall mean the Minimum Rent as increased in accordance with this Article to reflect any increase in Taxes and Building Operating Costs. Tenant shall pay such increases as additional rent as hereinafter provided.
          36.4 Taxes.
               (1) If the Taxes for any Tax Year during the term of this Lease shall be greater than the Real Estate Tax Base, then Tenant shall pay to Landlord, as additional rent, an amount equal to the Occupancy Percentage of such excess.
               (2) Upon the issuance by the respective taxing authorities having jurisdiction over the Real Estate of a bill or bills for the taxes imposed upon the Real Estate for the First Tax Year, Landlord shall submit a copy of such bill or bills to Tenant. Thereafter, on or about each anniversary of said date, Landlord shall submit to Tenant a copy of the latest tax bill or bills for the Taxes for each subsequent Tax Year indicating each change in the Taxes and the effective date of such change together with a statement (the “Tax Statement”) which shall indicate the amount, if any, required to be paid by Tenant as additional rent. Within the additional rent as set forth therein. Any payments due pursuant to this Article for a period of less than a full Tax Year, either at the commencement or at the end of the term of this Lease, shall be ratably apportioned.
               (3) If, at any time after the execution of this Lease, the taxing jurisdiction in which the Real Estate is located should change its method of valuating the Real Estate for the First Tax Year as part of a general revaluation program (“Revaluation”), notwithstanding, for the purposes of computing the Real Estate Tax Base pursuant to Section 36.1(7) Landlord may, at its option, use one of the following methods:
                    (a) The Assessed Valuation shall be the amount for which the Real Estate would have been assessed for the First Tax Year if there had been no Revaluation, and the Base Tax Rate shall be as defined in Section 36.1(2) above, or
                    (b) The Assessed Valuation shall be the actual amount assessed, and the Base Tax Rate shall be the real estate tax rate as subsequently reduced by the taxing jurisdiction in connection with the Revaluation.
                    Landlord shall inform the Tenant as to which of the above two methods Landlord has elected at such time as Landlord submits the Tax Statement to Tenant.

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          36.5 Building Operating Costs.
               (1) Tenant hereby agrees that for each Operating Year during the Term of this Lease for which the total Building Operating Costs (as hereinafter defined) shall exceed the Building Operating Costs for the First Operating Year, Tenant shall pay to Landlord, as additional rent, an amount equal to the Occupancy Percentage of such excess within 30 days after presentation of Landlord’s statement (the “Operating Statement”) therefor. Landlord shall present its Operating Statement within 90 days after the commencement of each such Operating Year (“Billing Date”). Tenant shall thereafter, for the balance of that Operating Year and for that portion of the next Operating Year until the Billing Date during such year, make monthly payments of 1/12th of such increase to reflect the change as at the Billing Date, which amounts shall be credited for the account of Tenant against the annual payment due on the succeeding Billing Date. The Operating Statement shall indicate (i) the initial additional amount required to be paid by Tenant as additional rent as in this Article provided; (ii) the Tenant’s new Adjusted Minimum Rent; and (iii) the manner in which such adjustment is computed.
               (2) The “Building Operating Costs” shall include each and every reasonable expense incurred in connection with the ownership, administration, management, operation and maintenance of the Real Estate, including but not limited to, wages, salaries and fees paid to persons either employed by Landlord or engaged as independent contractors in the operation of the Real Estate and such other typical items of expense as indicated below. All such costs shall be reflected on a comparative statement (the “Statement”) which shall be exhibited to the Tenant upon request.
               (3) The expenses referred to in this Article shall be determined in accordance with generally accepted accounting principles and each Statement furnished shall be certified by Landlord as true and correct. Tenant or its representatives shall have the right, at its own expense, upon reasonable notice and during reasonable hours, to inspect the books of Landlord for the purpose of verifying the information contained in any Statement, provided prior written request for such inspection shall be made by Tenant within thirty days after receipt of such Statement.
               (4) Some of the typical items of expense which comprise or may comprise the Building Operating Costs and to be included in the Statement are or may be: (a) General repairs and maintenance; (b) utility costs, including but not limited to, cost of electricity to power HVAC units serving the entire Building (both tenant and common areas), cost of oil or other fuel required to heat the entire Building, cost of electricity to light the common areas; (c) cleaning costs, including but not limited to, window cleaning, general interior office cleaning, cleaning of common areas; (d) service contracts, including but not limited to, contracts for elevator service, HVAC service, rubbish removal, carting, janitorial and watchman services and snow removal; (e) costs of landscaping; (f) cost of insurance; (g) fees and/or salaries of superintendents, engineers, custodians; and (h) towel service for common lavatories. Building Operating Costs shall exclude salaries of personnel above the grade of building manager.
               (5) Anything to the contrary contained in this Article 36 notwithstanding, if the average occupancy of the Building is less than ninety-five percent (95%) during the First Operating Year, then Landlord shall make a determination (“Landlord’s Determination”) of what

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the Building Operating Costs for such year would have been if during the entire year the average tenant occupancy of the Building were ninety-five percent (95%). Landlord’s Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Building Operating Costs for the First Operating Year. Landlord shall notify Tenant of Landlord’s Determination within ninety (90) days following the last day of the First Operating Year. Thereafter, if for any subsequent Lease Year the average tenant occupancy of the Building is below ninety-five percent (95%), the Building Operating Costs for any such year shall be adjusted by Landlord to the amount that such Building Operating Costs would have been if the average tenant occupancy during that year had been ninety-five percent (95%).
          36.6 If, pursuant to any Tax Statement or Operating Statement showing Taxes or Building Operating Costs for any year subsequent to the First Tax Year or First Operating Year, respectively, there shall be an additional amount payable or a refund due with respect to Taxes and/or Building Operating Costs for the period covered by such statement(s), the amount payable by the Tenant to the Landlord as additional rent or the amount due to the Tenant as a refund, shall be calculated and paid accordingly. If such calculation takes place and/or any payment in connection therewith becomes payable after the expiration of the term of this Lease, this provision shall be deemed to have survived such expiration. However, it is agreed by the parties that any refund shall not in any way operate to reduce the Minimum Rent.
          36.7 Any increase in additional rent under this Article shall be prorated for the final Operating Year if such Operating Year covers a period of less than twelve (12) full months. Tenant’s obligation to pay additional rent under this Article for the final Operating Year shall survive the expiration of the term of this Lease.
          36.8 In the event that the payment of any sum required to be paid by Tenant to Landlord under this Lease (including, without limiting the generality of the foregoing, Minimum Rent, Adjusted Minimum Rent, or payment made by Landlord under any provision of this Lease for which Landlord is entitled to reimbursement by Tenant) shall become overdue for 15 days beyond the date on which they are due and payable as provided in this Lease, then a delinquency service charge equal to four percent (4%) of the amount over due shall become immediately due and payable to Landlord as liquidated damages for Tenants’ failure to make prompt payment. Further, such delinquency service charge shall be payable o the first day of the month next succeeding the month during which such late charges become payable as additional rent, together with interest on the amounts overdue from the date on which they became due and payable. In the event of nonpayment of any delinquency service charges and interest provided for above, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by law in the case of nonpayment of rent. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Section 36.8 in any instance thereafter occurring. The provisions of this Section 36.8 shall not be construed in any way to extend any notice period provided for in this Lease.

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37.	COMMENCEMENT OF TERM; ESTIMATED COMMENCEMENT DATE; COMMENCEMENT DATE AND TERMINATION DATE; RENT COMMENCEMENT DATE
          37.1 The parties intend that the Lease shall commence on or about March 1, 1986 provided that the following shall have occurred: (i) Tenant shall have executed this Lease by December 6, 1985, and (ii) the Plans shall have been approved by December 16, 1985 (the “Estimated Commencement Date”). Notwithstanding the above, the commencement date (“Commencement Date”) as defined, fixed and ascertained in this Article shall be the date upon which the work required to be performed by the Landlord pursuant to the Work Letter attached hereto as Exhibit “B” (the “Work”), shall be substantially completed. The Work shall be deemed to be substantially completed (“Substantial Completion”) for all purposes hereunder, on the earlier of the date upon which:
               A. (i) Landlord has procured a temporary or permanent Certificate of Occupancy, permitting occupancy of the Demised Premises by the Tenant; and (ii) the Landlord’s architects shall have certified that Landlord has substantially performed the Work. Substantial Completion shall be deemed to have occurred even though minor details of work remain to be done, provided such details do not materially interfere with the Tenant’s use of the Demised Premises,
or
               B. Tenant shall have taken possession of all or any part of the Demised Premises.
          37.2 On or after determination of the Commencement Date as above provided, Landlord shall deliver to Tenant a notice (“Commencement Date Notice”) fixing the Commencement Date and termination date which shall be a data five (5) years and seven (7) months after the Commencement Date (“Termination Date”).
          37.3 The date upon which Tenant’s obligation for the payment of the Minimum Rent and Adjusted Minimum Rent hereunder shall commence (“Rent Commencement Date”) shall be deemed to be nineteen months after the Commencement Date.
          37.4 If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations of its equipment, fixtures and furnishings, Landlord shall have no liability or obligation for the case or preservation of Tenant’s property.
          37.5 Landlord agrees to provide access to the telephone company during the course of construction, to permit Tenant’s installations of telephones. However, the parties agree that the failure of the telephone company to complete the telephone installation and to provide service shall not delay or defer the determination of the Commencement Date or the Rent Commencement Date and the obligation of Tenant to pay rent therefrom.
          37.6 Anything contained in this Article 37 to the contrary notwithstanding, if for any reason the Premises are not ready for occupancy on the Estimated Commencement Date, this Lease shall nevertheless continue in full force and effect; the Commencement Date shall be

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postponed until substantial completion has occurred and the Rent Commencement Date shall be postponed for a like number of days. The Termination Date shall be adjusted to provide the full term set forth in Section 37.2 hereinabove. Anything contained in this Article 37 to the contrary notwithstanding, Landlord agrees that in the event the Demised Premises are not substantially complete on or prior to the “Outside Date” as hereinafter defined, Tenant shall have the option to terminate and cancel this Lease; provided, however, that Tenant shall have served written notice of its election under this Article to cancel and terminate the Lease within five (5) days following said Outside Date. For purposes of this Article, Outside Date shall be defined as May 1, 1986, subject to an extension for any delays which are attributable to Tenant, its agents, or its employees. If Tenant shall fail to deliver notice to terminate and cancel this Lease, this Lease shall remain in full force and effect. The rights granted to Tenant in this paragraph to terminate the Lease are conditioned upon Tenant’s execution of the Lease by December 6, 1985 and delivery of the Plans to Landlord by December 16, 1985.
          38. LANDLORD’S WORK; LANDLORD’S WORK LETTER
          38.1 Annexed hereto as Exhibit “B” and made a part hereof is Landlord’s work letter (the “Work Letter”). Tenant agrees that it shall either approve Landlord’s drawings or provide to Landlord on or before the 16th day of December, 1985, such drawings and specifications (the “Plans”), a preliminary version of which is attached hereto as Exhibit “F”, required by Landlord for Tenant’s layout, partitioning, electrical, reflecting ceiling and other installations for the approval and acceptance of Landlord. Landlord shall furnish and install in accordance with such Plans, so much of the work required by Tenant by the above Plans as allowed by Landlord’s Work Letter, and attached itemized list in Exhibit “G” (the “Item List”) at no additional cost to Tenant. To the extent Tenant’s final drawings require work, the cost of which is not in excess of 104% of the cost contemplated by the Work Letter or the Item List, such work shall be reduced to an “Extra or Change Order” to be executed by both Landlord and Tenant, which shall indicate the work required, the cost thereof, and the additional time required, if any, for completion. Tenant shall be responsible for any delays in completing the Demised Premises by reason of Tenant’s failure to furnish Landlord with the requisite approvals and drawings.
          38.2 Anything contained in this Article 38 and the Work Letter to the contrary notwithstanding, Landlord agrees to credit (the “Relocation Credit”) toward the cost of relocation expenses an amount equal to $5,000. The Relocation Credit shall only be applicable toward the cost of relocation expenses and Landlord shall remit to Tenant an amount equal to the Relocation Credit within thirty (30) days after the Commencement Date.
          39. HEATING, AIR-CONDITIONING AND VENTILATION; LEGAL HOLIDAYS; “AFTER HOURS”
          39.1 Notwithstanding the provisions of subsections (b) and (e) of Article 28 of this Lease, but subject to all of the other terms, covenants and conditions of said Article 28, Landlord shall provide and furnish appropriate heat, air-conditioning or ventilation to the Demised Premises between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, other than Legal Holidays (which are listed on Exhibit “E”), attached to this Lease.

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          39.2 At all other times not otherwise provided for in Section 39.1 above, Landlord agrees that it shall, upon prior written request from Tenant, provide after-hours air-conditioning, ventilation or heating, as the case may be, for which Tenant shall pay to Landlord as additional rent hereunder, a sum equal to $75.00 per hour for providing heat, and $75.00 per hour for providing air-conditioning, that being intended to cover Landlord’s cost for the power or fuel required to provide the same. In the event that during the term of this Lease, or any renewal hereof, the Landlord’s cost for providing after-hours heating or air-conditioning shall increase by virtue of utility rate increases or unit fuel cost increases, the above-specified hourly charges shall be adjusted from time to time to reflect said increases. In addition to the foregoing, should there be any charges incurred by Landlord for additional attendant engineers or similar additional requirements as may be imposed from time to time by the State Labor Department, local authorities, union requirements, or the like, Tenant agrees to reimburse Landlord for its out-of-pocket expenses incurred in connection therewith, related to the after-hours use by Tenant.
          40. ELECTRIC CURRENT
          40.1 Landlord’s obligation to supply current shall be limited to the current required to power the Building standard heating, ventilation and air-conditioning systems and the power for the lighting of common areas.
          40.2 Tenant shall arrange to purchase and pay for all of the electric current requirements for light and power used in connection with Tenant’s operations within the Demised Premises. Landlord shall furnish and install an electric meter for the measurement of the consumption of Tenant’s electric current as herein provided.
          40.3 At the request of Landlord, prior to occupancy of the Demised Premises, Tenant shall execute any and all applications for service, or forms required by the local utility company supplying electric current to the Building for the metering of all electric current and power required for the operation of the electrical equipment of any nature whatsoever and lights within or serving the Demised Premises.
          41. LIABILITY INSURANCE
          41.1 Tenant agrees to provide on or before the Commencement Date a Certificate of Insurance confirming to Landlord insurance coverage under a comprehensive general liability policy to confirm, among other things, (i) personal injury coverage, and (ii) coverage for Tenant’s contractual duty of indemnification under this Lease in an amount not less than $1,000,000.00 combined single limit per occurrence and containing a provision that such insurance shall not be cancelled except upon 90 days’ prior written notice to Landlord.
          42. FIRE INSURANCE — WAIVER OF SUBROGATION
          42.1 Landlord and Tenant each hereby releases the other, its respective officers, directors, employees and agents from any and all liability or responsibility to the other or anyone claiming through or under either of them by way of subrogation or otherwise, for any loss or damage to property caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for

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whom such party may be responsible. Landlord agrees that it shall carry and maintain in fore and effect at all times during the term of this Lease a Standard Fire Insurance policy with Standard Extended or Additional Extended Coverage and vandalism and malicious mischief endorsements. Tenant shall maintain a Standard Fire Insurance policy with the aforesaid Extended Coverage and vandalism endorsements covering the replacement value of all Tenant’s personal property, equipment and improvements located in the Demised Premises.
          43. PARKING FACILITIES
          43.1 So long as Tenant is not in default under this Lease, Landlord hereby grants to Tenant the license (the “License”) to park 70 cars (“Allotted Parking”), for use solely by Tenant and Tenant’s employees, guests and invitees in the parking area or areas serving the Building (the “Designated Parking Area”).
          43.2 The use of any more than the Allotted Parking after notice from Landlord, by Tenant, its employees, licensees or invitees (“Over-use”) shall be deemed a material event of default under this Lease, and Landlord may immediately suspend or revoke the License and/or exercise such remedies as are provided in Articles 17 and 18 of the “Printed Portion” of this Lease. Landlord shall not be responsible to Tenant for enforcing the License or for violation of the License by other tenants of the Building, by third parties, or guests or visitors to the Building.
          43.3 In the event the number of parking spaces in the Designated Parking Area is reduced by circumstances beyond the control of Landlord, the Allotted Parking shall be reduced accordingly.
          43.4 Landlord shall designate two (2) of the Allotted Parking in reasonable proximity to the Building for reserve parking by Tenant.
          44. ACCESS AND COMMON AREA
          44.1 Anything to the contrary contained in this Lease notwithstanding, Landlord and all tenants, including Tenant hereunder, of this Building, shall have a mutual right of access for emergency purposes through such areas where the same may be required including the Demised Premises and the demised premises of any other tenant in the Building.
          44.2 Tenant shall have the right of nonexclusive use, in common with others, of (a) automobile parking areas and driveways (subject to Article 43 hereof); (b) footways, and (c) such elevator and other facilities as may be constructed and designated from time to time by Landlord in the Building, all to be subject to the terms and conditions of the Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.
          45. INTENTIONALLY DELETED
          46. BROKER
          46.1 Tenant represents that Joseph Hilton & Associates, Inc. is the only real estate broker responsible for bringing about, or negotiating, this Lease and said broker is the only broker with whom it has dealt in connection with the Demised Premises.

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          46.2 In reliance upon the foregoing representation, Landlord agrees to pay a commission to said broker in accordance with a separate agreement between them, and Tenant agrees to defend, indemnify and hold harmless the Landlord, its affiliates and/or subsidiaries from any expense or liability (including attorney’s fees) arising out of any claim from commission by any other broker claiming or alleging to have acted on behalf of or to have dealt with Tenant.
          47. CLEANING SERVICES
          47.1 Landlord shall provide services for maintenance of the grounds, common areas and parking areas and such other cleaning services within the Demised Premises as are set forth on the “Cleaning Service Rider” annexed hereto and made a part hereof as Exhibit “D”.
          48. ASSIGNMENT AND SUBLETTING
          48.1 Supplementing the provisions of Article 11, and except as provided in Section 48.8 if the Tenant shall desire to assign this Lease, sublet or underlet all or any portion of the Demised Premises, it shall first submit in writing to the Landlord a notice setting forth in reasonable detail:
               (a) the identity and address of the proposed assignee or sublessee;
               (b) in the case of a subletting, the terms and conditions thereof;
               (c) the nature and character of the business of the proposed assignee or sublessee and its proposed use for the Demised Premises;
               (d) evidence that the proposed assignee or sublessee is a United States citizen or citizens or a corporation qualified to do business in the State of New Jersey and organized and existing under the laws of one of the States of the United States;
               (e) banking, financial and other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the proposed assignee’s or sublessee’s financial responsibility; and
               (f) in the case of a subletting of only a portion of the Demised Premises, plans and specifications for Tenant’s layout, partitioning, and electrical installations for the portion of the Demised Premises to be sublet.
          48.2 If the nature and character of the business of the proposed assignee or sublessee, and the proposed use and occupancy of the Demised Premises, or any portion thereof, by the proposed assignee or sublessee, is in keeping and compatible with the dignity and character of the Building, then, subject to compliance with the requirements of Article 11 and this Article 48, anything to the contrary in Article 11 notwithstanding, Landlord agrees not unreasonably to withhold or delay its consent to any such proposed assignment or subletting, provided that Tenant shall, by notice in writing as described in Section 48.1, advise Landlord of its intention to assign this Lease or to sublease all or any part of the Demised Premises, from, on and after a stated date (which shall not be less than 60 days after date of Tenant’s notice).

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          48.3 INTENTIONALLY DELETED.
          48.4 In addition to the foregoing requirements: (a) no sublease shall result in an occupancy of the Demised Premises by more than four tenants, including the Tenant hereunder, (b) no sublease shall be for a term of less than one year, unless the unexpired term of this Lease shall be less than two years at the commencement of the sublease, (c) no assignee or sublessee shall be an existing tenant of or any party then negotiating for space in the Building, or any other building in the office park of which the Building is a part (i) owned by Landlord, Bellemead Development Corporation (“Bellemead”) or any partnership in which Bellemead or an affiliate of Bellemead is a partner or (ii) managed by Bellemead or an affiliate of Bellemead (“Affiliated Building”), (d) no sublease shall result in the occupancy of less than 2000 square feet of space, (e) Tenant shall not be in default under any of the terms and conditions of this Lease at the time of any notice or request for consent under the terms of this Article or at the effective date of such assignment or subletting and (f) no subletting or assignment shall be for a rental rate less than that currently being charged by Landlord for comparable space in the Building or any Affiliated Building. Furthermore, anything to the contrary in Section 48.2 notwithstanding, Landlord shall not consent to any sublease unless Tenant agrees at the time of the proposed sublease and in the Tenant’s notice required in Section 48.2 to pay over to Landlord fifty percent (50%) of all rents (of whatever nature) payable by the prospective sublessee to Tenant pursuant to such sublease which exceeds the pro rata share of the then Adjusted Minimum Rent allocable to the sublease premises payable by Tenant hereunder.
          48.5 Any sublease must provide (a) it shall be subject and subordinate to all of the terms and conditions of this Lease, (b) that notwithstanding Article 2 hereof, the use of the Demised Premises thereunder shall be restricted exclusively to [executive and administrative office use], (c) that the term thereof shall not extend beyond a date which is one day prior to the expiration date of the then current Initial Term or Renewal Term hereof, (d) no sublessee shall be permitted to further sublet all or any part of the Demised Premises without Landlord’s prior written consent, and (e) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including extensions and renewals granted thereunder, that, at Landlord’s option, the subtenant shall make full and complete attornment to Landlord for the balance of the term of the sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the subtenant shall execute and deliver at any time within five (5) days after request of the Landlord, its successors and assigns. The subtenant shall waive the provisions of any law now or hereafter in effect which may give the subtenant any right of election to terminate the sublease or to surrender possession of the Premises in the event any proceeding is brought by Landlord to terminate this Lease.
          48.6 Each of the following events shall be deemed to constitute an assignment of this Lease and shall require the prior written consent of Landlord not to be unreasonably withheld in each instance:
               (a) Any assignment or transfer of this Lease by operation of law;
               (b) Any hypothecation, pledge or collateral assignment of this Lease;

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               (c) Any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership or otherwise;
               (d) Any assignment, transfer, disposition, sale or acquiring of a controlling interest in Tenant to or by any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related transactions; and
               (e) Any issuance of an interest or interests in Tenant (whether stock, partnership interests or otherwise) to any person; entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, such that following such issuance, such person, entity or group shall hold a controlling interest in Tenant.
For purposes of the immediately preceding sentence, a “controlling interest” of Tenant shall mean eighty percent (80%) or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests or otherwise) thereof.
          48.7 Any provision of Article 11 and Sections 48.1, 48.2, 48.5 and 48.6 to the contrary notwithstanding, but subject to Sections 48.4, 48.5 and 48.8:
               (a) Any corporate Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet all or any part of the Demised Premises to any corporation controlling, controlled by or under common control with Tenant, provided that no such assignee shall further assign this Lease and no such sublessee shall assign or encumber its sublease or further sublet all or any part of the Demised Premises to any person other than a corporation controlling, controlled by or under common control with Tenant, except in accordance with the provisions of Article 11 and this Article 48, and provided, further, that any event resulting in such assignee or sublessee ceasing to be a corporation controlling, controlled by or under common control with Tenant shall be deemed to be an assignment of this Lease requiring the prior consent of Landlord, and Tenant shall thereupon be required to comply with all provisions of Article 11 and this Article 48 applicable thereto. For purposes of the immediately foregoing, “control”, means ownership of at least fifty-one percent (51%) of the issued and outstanding voting stock of such corporation.
               (b) Any corporate Tenant shall also have the right, without the consent of Landlord, to assign this Lease to any corporation succeeding to Tenant by merger or consolidation in accordance with applicable statutory provisions for merger or consolidation of corporations or by purchase of all or substantially all of Tenant’s assets, provided that immediately after such merger, consolidation or purchase, the shareholders’ equity (capital stock, additional paid-in capital and retained earnings) of the successor corporation or the purchasing corporation, as the case may be, shall at least equal the shareholders’ equity of Tenant immediately prior to such merger, consolidation or purchase and shall be so certified by the chief financial officer of the assignee. Effective upon the making of an assignment permitted under the immediately preceding sentence, the assignor shall be released from further liability under this Lease.

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It is Landlord’s intent to permit assignment of this Lease and subletting pursuant to this Section 48.7 exclusively as an accommodation to the bona fide and legitimate business needs of Tenant; and notwithstanding the provisions hereof, no assignment of this Lease or sublease of the Demised Premises without Landlord’s consent hereunder shall be permitted where the sole or primary purpose of such assignment or subletting is to permit occupancy of the Demised Premises by a third party in avoidance of Landlord’s consent, or in the case of a corporation’s purchasing all of substantially all of Tenant’s assets where this Lease constitutes all or a substantial portion of such assets.
          Tenant shall promptly give Landlord prior notice of any assignment of this Lease or subletting permitted under this Section 48.7, accompanied by all documentation required to establish compliance with the requirements of subsection (a) and (b) above and shall also promptly provide Landlord with a copy of any material executed instrument of merger, consolidation or assignment or the executed sublease, as the case may be.
          48.8 It is a condition to the effectiveness of any assignment otherwise complying with Article 11 and this Article 48 that the assignee execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease, and agrees that the provisions of Article 11 and this Article 48 shall continue to be binding upon it in respect of all future assignments and deemed assignments of this Lease. No assignment of this Lease shall release the assignor from its continuing obligations to Landlord under this Lease, except as expressly herein provided, and Tenant and any subsequent assignor shall continue to remain jointly and severally liable (as primary obligor) for all tenant’s obligations hereunder.
          48.9 Tenant shall be responsible for obtaining all permits and approvals required by any governmental or quasi-governmental agency for any work or otherwise required in connection with any assignment of this Lease or any sublease, and Tenant shall deliver copies of the same to Landlord prior to the commencement of work if work is to be done. Tenant is furthermore responsible for and is required to reimburse Landlord for all reasonable costs including legal fees which Landlord incurs in reviewing any proposed assignment of this Lease or any sublease and any permits, approvals and applications for the construction within the Demised Premises. Tenant’s failure to obtain any of the above-mentioned permits and approvals or to submit same and a duplicate original counterpart of the assignment or sublease to Landlord within fifteen days of the data of issuance or execution of such item(s) shall constitute a default under this Lease.
          48.10 If Landlord reasonably withholds its consent of any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from all loss, liability, damage, cost and expense (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.
          48.11 If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate the assignment or sublease to which Landlord consented within 45 days after the giving of such consent, Tenant shall be required again to comply with all of the provisions and

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conditions of this Article 48 before assigning this Lease or subletting all or part of the Demised Premises.
          48.12 Tenant, its sublessees, and their respective successors and assigns acknowledge and agree that the restriction that Landlord’s consent to a proposed assignment of this Lease or to a subletting under certain circumstances shall not be unreasonably withheld and shall not be intended or construed as an agreement or covenant on the part of the Landlord, but rather as a qualification on Tenant’s covenant not to assign this Lease or sublet, and they further agree that under no circumstances shall Landlord be liable in damages or subject to liability of any other kind or nature whatever by reason of Landlord’s failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Demised Premises, the sole and exclusive recourse being a declaratory judgment on the question of Landlord’s reasonableness.
          48.13 The joint and several liability of the named Tenant and any immediate or remote successor in interest of the named Tenant for the due performance and observance of all covenants and conditions to be performed and observed by Tenant shall not be impaired by any agreement of Landlord extending the time for such performance or observance or by Landlord’s waiving or failing to enforce any provision of this Lease.
          49. TENANT’S COOPERATION; REASONABLE MODIFICATIONS; ESTOPPEL CERTIFICATE
          49.1 If, in connection with obtaining financing for the Building and/or the Real Estate, or otherwise upon the interest of the Landlord, as lessee, under any ground or underlying lease, any lending institution shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants not unreasonably to withhold or delay its agreement to such modification, upon Landlord’s request, provided that such modification does not materially or adversely affect the rights of Tenant under this Lease.
          49.2 Tenant agrees at any time and from time to time, upon not less than ten days’ prior written request, that Tenant shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing certifying: that this Lease is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that the Lease is in full force and effect as modified); the dates to which the Minimum Rent (or Adjusted Minimum Rent) and additional rent have been paid; and the amount of all rents paid in advance, if any. It is intended hereby that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of the Landlord’s interest or a mortgagee of Landlord’s interest, or any assignee of any mortgage upon Landlord’s interests in the Real Estate. The foregoing obligation shall be deemed a substantial obligation of the tenancy, the breach of which shall give Landlord those remedies herein provided for an even of default.
          50. LIMITATION OF LIABILITY; DEFINITION OF “LANDLORD”
          50.1 Notwithstanding anything to the contrary herein provided, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Article 50. The term “Landlord” as used in this Lease means only the owner or lessor for the time being of the Building, so that in the event of any conveyance of such

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interest and the transfer to the transferee of any funds then being held under this Lease by such owner, Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and it shall be deemed without further agreement between the parties and such grantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Landlord hereunder. It is specifically understood and agreed that notwithstanding anything to the contrary herein provided or otherwise provided at law or in equity, there shall be absolutely no personal liability in excess of its interest in the Real Estate to the Landlord or any successor in interest thereto (whether the same be an individual, joint venture, tenancy in common, firm or partnership, general, limited or otherwise) or on the part of the members of any firm, partnership or joint venture or other unincorporated Landlord with respect to any of the terms, covenants and/or conditions of this Lease; in the event of a breach or default by Landlord, or any successor in interest thereof, of any of its obligations under this Lease, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, such exculpation of personal and additional liability which is in excess of such interest in the Real Estate to be absolute and without any exception whatsoever.
          51. STATUTORY WAIVER; NOTICE BY TENANT
          51.1 Tenant waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7. Tenant agrees that it will not be relieved of the obligations to pay the Minimum Rent, Adjusted Minimum Rent or any additional rent in case of damage to or destruction of the Building, except as provided in Article 9 of the printed portion of this Lease.
          51.2 Tenant shall give Landlord immediate notice in case of fire or accident within the Demised Premises, or, within the Building if involving Tenant, its servants, agents, employees, invitees or licensees.
          52. CORPORATE AUTHORITY
          52.1 Tenant represents that the officer(s) executing and delivering this Lease has (have) been duly authorized to enter into this Lease and that the execution and delivery of this Lease by Tenant do not and shall not violate any provision of any by-law, agreement, order, judgment, governmental regulation or any other obligation to which Tenant is a party or is subject.
          52.2 Upon execution hereof, Tenant shall deliver an appropriate certification by its secretary and assistant secretary to the above effect.
          53. PERSONAL PROPERTY TAXES
          53.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant in connection with its use and occupancy of the Demised Premises, and to hold Landlord harmless therefrom.
          54. BUILDING CHANGES
          54.1 This Lease shall not be affected or impaired by any change to any lawns, sidewalk or streets adjacent to or around the Building, except (i) as provided in the provisions of this

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Lease dealing with condemnation, or (ii) if such changes completely impair Tenant’s ability to enter or leave the Building.
          55. HOLDING OVER
          55.1 If Tenant holds over in the Demised Premises beyond the Termination Date or prior expiration of the term hereof, Tenant shall become a tenant from month-to-month at two times the Adjusted Minimum Rent then payable hereunder and otherwise upon all the other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord or such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the term hereof, and Landlord, upon the Termination Date or prior expiration of the term hereof shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted for summary possession of the Demised Premises.
          56. RESTRICTIVE COVENANT – FOOD SERVICE
          56.1 Tenant hereby covenants and agrees (anything to the contrary contained in this Lease, notwithstanding) that it shall not use the Demised Premises or any portion thereof, for the service of food to the public other than Tenant’s employees, guests and invitees, nor shall it maintain any facilities for the sale or consumption of food to and by the public without, in each case, obtaining the prior written consent of the Landlord. The consent of the Landlord required hereunder shall be given solely in the discretion of the Landlord.
          56.2 Landlord represents to Tenant, and Tenant acknowledges, that pursuant to agreements made or to be made by and between the Landlord and third parties for the operation of a restaurant, cafeteria, coffee-cart and similar food services for this Building and/or other buildings in the office park in which this Building is located, no tenant of this Building, including Tenant, or of any buildings in the office park in which this Building is located shall prepare, contract for, serve or otherwise make available a food service facility in competition with such third parties. Any breach of this restriction by the Tenant shall be deemed a material event of default under the terms of this Lease, and Landlord may, in its discretion, exercise such remedies as it may deem appropriate to terminate this Lease, prevent a violation of this covenant, and recover any damages to which it may be exposed by virtue of a breach by the Tenant.
          57. NOTICES
          57.1 All notices, demands and requests which may or are required to be given by either party hereunder to the other, shall be in writing. All notices, demands and requests by Landlord to Tenant shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant at:

TENANT:	Total Research Corporation
5 Independence Way
Princeton, New Jersey 08540

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with a copy to:	Levy & Levy, P.A.
1 Cherry Hill
Suite 625
Cherry Hill, New Jersey 08002

Attn: Wm. N. Levy, Esq.
or to such other address as Tenant may from time to time designate by notice to Landlord.
     All notices, demands and requests by Tenant to Landlord shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at:

LANDLORD:	Bellemead Development Corporation
4 Becker Farm Road
Roseland, New Jersey 07068

with a copy to:

Sanford Grossman, Esq.
Simpson Thacher & Bartlett
One Battery Park Plaza
New York, New York 10004
          or to such other address as Landlord may from time to time designate by notice to Tenant.
          All notices referred to hereunder shall be deemed given and received two days after the date said notice is mailed by United States registered or certified mail as aforesaid, in any post office or branch post office regularly maintained by the United States Government, unless said notice was personally served upon an officer of Landlord or Tenant, in which case such notice shall be deemed given when delivered.
          58. SEVERABILITY OF PROVISION
          58.1 If any term or provision of this Lease or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than to those with respect to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
          59. NO OFFER OR AGREEMENT
          59.1 No employee or agent of Landlord, no broker, and no agent of any broker has authority to make or agree to make a lease or any other agreement or undertaking in connection herewith, including, but not limited to the modification, amendment of cancellation of a lease. The mailing or delivery of this document by the Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord to lease the Demised Premises on the

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terms herein. This Lease shall not be effective, nor shall Tenant have any rights with respect thereto unless and until Landlord shall accept this Lease and execute and deliver the same to Tenant.
          60. RENEWAL OPTION
          60.1 Subject to the provisions of Section 60.2 below, Tenant shall have the option to renew this Lease for one additional term of five (5) years (the “Renewal Term”), which Renewal Term shall commence upon the expiration of the term described in Article 37 of this Lease (the “Initial Term”). The terms, covenants and conditions during the Initial Term, including but not limited to the definitions of First Tax Year and First Operating Year as set forth in Article 36 hereof, shall be projected and carried over into the Renewal Term, except as specifically set forth hereinafter.
               (a) The Minimum Rent shall be the greater of (i) Market Rent (as defined in clause (b) below) or (ii) the Adjusted Minimum Rent as of the last day of the Initial Term.
               (b) “Market Rent” shall mean the fair market rent for the Demised Premises, as of the date one year prior to the expiration of the Initial Term (the “Determination Date”), based upon the rents generally in effect for comparable office space in the area in which the Real Estate is located multiplied by the CPI Ratio. Market Rent (for the purposes of determining the Minimum Rent only during the Renewal Term) shall be determined on what is commonly known as a “gross” basis; that is, in computing Market Rent it shall be assumed that all real estate taxes and customary services are included in such additional charges. Notwithstanding the foregoing, the Minimum Rent for the Renewal Term shall be thereafter increased from time to time as provided in this Lease, and the First Tax Year and First Operating Lease Year for the Renewal Term shall be defined as provided in Article 36 hereof.
               (c) Landlord shall notify Tenant (“Landlord’s determination of the Market Rent within 60 days of the Determination Date. If Tenant disagrees with Landlord’s determination, Tenant shall notify Landlord (“Tenant’s Notice of Disagreement”) within fifteen (15) days of receipt of Landlord’s Determination Notice. Time shall be of the essence with respect to Tenant’s Notice of Disagreement, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by landlord and a waiver by Tenant of any right to dispute such Market Rent. If Tenant timely gives its Tenant’s Notice of Disagreement, then the Market Rent shall be determined as follows: Landlord and Tenant shall, within thirty (30) days of the date on which Tenant’s Notice of Disagreement was given, each appoint an Appraiser for the purpose of determining the Market Rent. An Appraiser shall mean a duly qualified impartial real estate appraiser having at least 10 years’ experience in the area in which the Demised Premises are located. In the even that the two Appraisers so appointed fail to agree as to the Market Rent within a period of 30 days after the appointment of the second Appraiser, such two Appraisers shall forthwith appoint a third Appraiser who shall make a determination within 30 days thereafter. If such two Appraisers fail to agree upon such third Appraiser within 10 days following the last 30 day period, such third Appraiser shall be appointed by a Judge of the Superior Court of the State of New Jersey. Such two Appraisers or three Appraisers, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. The decision

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of such Appraisers shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant. If such Appraisers fail to deliver their decision as set forth above prior to the commencement of the Renewal Term, Tenant shall pay Landlord the Adjusted Minimum Rent at the rate as of the last day of the Initial Term, until such decision is so delivered. If the Market Rent as determined above is in excess of the actual rent paid, then Tenant, upon demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the commencement of the Renewal Term. Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser.
               (d) For purposes of this Article 60, the following definitions shall apply:
                    (i) “CPI” shall mean the Consumer Index for All Urban Customers “All Items” for the Philadelphia Area, as published by the United States Department of Labor, Bureau of Labor Statistics, or such other index similar in nature, as may be available in the event that said CPI is no longer published;
                    (ii) “CPI Ratio” shall mean a fraction the numerator of which is the CPI in the month in which the Determination Date falls and the denominator of which is the CPI in the month twelve months prior to the Determination Date.
          60.2 Tenant’s option to renew, as provided in Section 60.1 above, shall be conditioned upon and subject to each of the following:
               (a) Tenant shall notify Landlord in writing of its exercise of its option to renew at least 9 months, but not more than 12 months, prior to the expiration of the Initial Term;
               (b) At the time Landlord receives Tenant’s notice as provided in (a) above, and at the expiration of the Initial Term, Tenant shall not be in default under the terms or provisions of this Lease;
               (c) Tenant shall have no further renewal option other than the option to extend for the one Renewal Term as set forth in Section 60.1 above;
               (d) This option to renew shall be deemed personal to the Tenant and may not be assigned without the express consent of Landlord;
               (e) Landlord shall have no obligation to do any work or perform any services for the Renewal Term with respect to the Demised Premises which Tenant agrees to accept in its then “as is” condition.
          61. RIGHT OF FIRST OFFER
          61.1 Tenant shall have a right of first offer (the “Right of First Offer”) with respect to any rentable area ( the “Offer Area”) as it becomes available on the fourth floor in the Building offered by Landlord for lease to anyone other than the tenant then occupying the Offer Area. If Landlord desires to lease the Offer Area to anyone other than the tenant then occupying the Offer Area, Landlord shall notify Tenant in writing (the “Offer Notice”) of the terms and conditions

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upon which Landlord shall offer to lease the Offer Area. Tenant shall have a Right of First Offer with respect to Landlord’s offer to lease the Offer Area as set froth in the Offer Notice, to be exercised by giving written notice thereof to Landlord within 30 days of the receipt of the Offer Notice during which time Landlord will not lease such space. If Tenant does not exercise the Right of First Offer with respect to the Offer Area as provided in the preceding sentences or if Tenant waives in writing the Right of First Offer with respect to the Offer Area, Tenant shall have no further rights to the Offer Area in connection with Landlord’s then offer to lease same as set forth in the Offer Notice. If Tenant does so exercise the Right of First Offer, Landlord and Tenant shall endeavor in good faith and without delay to negotiate and execute a lease in connection therewith upon substantially the same terms and conditions in this Lease, except as provided in the Offer Notice which will contain provisions, without limitation, for rent, term, renewals, rights of first offer, if any, and security. If Landlord and Tenant area unable to so negotiate and execute a lease within 30 days, for the Offer Area, Tenant’s exercise of the Right of First Offer shall be null and void and Tenant shall have no further rights to the Offer Area in connection with Landlord’s then offer to lease same as set forth in the Offer Notice. Tenant shall not have a Right of First Offer (i) for less than the entire Offer Area, or (ii) if Tenant is in default under any of the material terms and conditions of this Lease beyond any applicable grace period, or if this Lease is not then in full force and effect. The Right of First Offer is not assignable and shall be deemed personal to Tenant hereunder.
          62. TENANT’S SPECIAL SECURITY
          62.1 Supplementing the requirement, if any, of paragraph 33 of the Printed Portion of this Lease, an amount (“Tenant’s Special Security”) equal to one monthly installment of Minimum Rent shall be deposited by Tenant with Landlord upon the execution of this Lease as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease. Landlord agrees to hold Tenant’s Special Security in a money market account at a commercial bank, savings bank or savings and loan institution authorized to do business in the State of New Jersey. Provided Tenant is not then in default in any of its obligations hereunder, Landlord agrees to return Tenant’s Special Security, together with all interest earned thereon, upon receipt of the first monthly installment of Minimum Rent due on the Rent Commencement Date.
          63. EXECUTION OF LEASE
          63.1 Landlord’s obligation to the provisions of this Lease are contingent upon Tenant’s execution and delivery of this Lease by December 6, 1985.
          64. SUBSTITUTE SECURITY
          64.1 Tenant, in lieu of cash, may deliver to Landlord an irrevocable negotiable Letter of Credit (the “Letter of Credit”) issued by an drawn on a bank of trust company in form and content reasonably acceptable to Landlord for the account of Landlord, in the amount of $25,500.00. The Letter of Credit shall be for one year and shall be renewed by Tenant each and every year until the termination of this Lease. Each renewal shall be delivered to Landlord not less than 60 days before the expiration of the then current Letter of Credit. Failure to deliver such new Letter of Credit on or before said date shall be a material breach of this Lease and

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Landlord shall have the right, among other remedies provided hereunder, to present the existing Letter of Credit for payment.
          65. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
          65.1 This Lease, including any options for renewal contained herein or executed in connection herewith, shall be subject and subordinate to any ground lease, underlying lease and/or all mortgages made or given by Landlord, which now or hereafter affect the real property of which the Demised Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof.
          65.2 Landlord shall request from the lessor under any ground or underlying lease and/or mortgagees holding any mortgage affecting the Building or the Demised Premises, an agreement substantially in the form of Exhibit H attached hereto.
          65.3 Tenant hereby agrees that within ten days following request by any such Landlord or by the holder of any mortgage, described in this Article, it shall execute, acknowledge and deliver an agreement in form substantially similar to that described in Section 65.2 of this Article.
          65.4 Tenant agrees to provide Landlord upon request, a consolidation balance sheet and profit and loss statement of operations for the most current past year, compiled for the confidential use of Landlord, when required in good faith by Landlord, in connection with a sale of the Building or Demised Premises, mortgage applications, renewals thereof or inquires by the present mortgagee or future mortgagee.
          IN WITNESS WHEREOF, Landlord has signed this Lease and this Rider, and Tenant, by its proper corporate officers, has signed this Lease and this Rider this 2nd day of December, 1985.

LANDLORD: BELLEMEAD DEVELOPMENT
CORPORATION

By:

WITNESS:

TENANT: TOTAL RESEARCH CORPORATION

By:

WITNESS:

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FOURTH FLOOR PLAN
[Diagram not shown]
Exhibit “A”- (Rental Plan)
to be attached to and made part of the Lease by and between BELLEMEAD DEVELOPMENT CORPORATION and TOTAL RESEARCH CORPORATION, covering a portion of the Fourth Floor of 5 Independence Way, Princeton, New Jersey 08540
THE PREMISES NOT TO SCALE

EXHIBIT “B” Lease Dated December 2, 1985.
By and Between, Landlord, BELLEMEAD DEVELOPMENT CORPORATION and TOTAL RESEARCH CORPORATION, Tenant.
WORK LETTER
Gentlemen:
          You (hereinafter called “Tenant”) and we (hereinafter called “Landlord”) are executing simultaneously, with this letter agreement, a written lease covering the space, as more particularly described in said Lease (and hereinafter called “the demised premises”), in the building to be known as                                                             .
          To induce Tenant to enter into said lease which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto and in consideration of mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:
1.	All such plans and specifications are expressly subject to Landlord’s written approval, which Landlord covenants it will not unreasonably withhold. Tenant covenants and agrees to comply, at Tenant’s sole cost and expense, with the regulations of appropriate governmental agencies in such form as Landlord may direct.
A.	PREPARATION OF PLANS & SPECIFICATIONS
1.	Tenant shall, as hereinafter set forth, submit to Landlord preliminary plans and specifications (“Tenant’s Plans & Specifications”), which “Tenant Plans & Specifications” shall contain information sufficient to enable

Landlord to prepare plans and specifications (the “Construction Documents”).

2.	Landlord shall, based upon Tenant’s Plans and Specifications submitted to Landlord by Tenant, prepare the “Construction Documents.”

3.	There shall be no cost to Tenant for preparation of that portion of the Construction Documents which are prepared in accordance with those standards of construction hereinafter set forth in paragraph “B” (General Construction), “C” (Electrical Construction), and “D” (Heating, Ventilating and Air-Conditioning).
B.	GENERAL CONSTRUCTION
Landlord has purchased and shall install at no additional cost to Tenant the following Standards of Construction.
1.	FLOORS

Floors will be finished in vinyl asbestos tile, or yarn dyed continuous filament Olefin treated for static resistance and color fastness 24-ounce (minimum weight) carpet. Wall base will be 4” high vinyl in building standard colors.

2.	CEILINGS

Ceilings will be 2’0” x 4’0” x 5/8” acoustic nubby, lay-in tile installed with exposed splines in existing ceiling grid. Ceiling heights to be minimum of 8’ 4”.

3.	PARTITIONS
a.	Partitions within Tenant spaces will extend from floor to hung ceiling and will be studded with 3-5/8” metal studs, 1/2” thick, taped and painted, gypsum wallboard on both sides without insulation.

b.	There will be no jogs, curves or angles in any partition.

c.	Internal partitions shall be mutually agreed and Landlord shall allow for a reasonable amount. For the purposes of this paragraph, 60 linear feet of partitions for every 1,000 s.f. of useable area will be provided.
4.	DOORS AND FRAMES

Interior doors and frames shall be factory prefinished. Building standard door size 3’-0” x 8’-0” x 1-3/4” solid core wood doors (maximum one door for 400 square feet of net useable area).

5.	HARDWARE

Locksets with one key and exposed closer will be provided on entrance door. Standard latchsets and door stops will be provided for all interior doors.

6.	WINDOWS

Windows solar reflected butted glass with interior adjustable blinds. The Tenant may add decorative draperies provided and installed at his own cost.

7.	PAINTING

All partitions painted two coats flat latex finish Colors are selected from Landlord’s Standard Con-Lux Color Chart. One color per room. Dark colors and additional accent colors per room will be charged for.
C.	ELECTRICAL CONSTRUCTION
1.	WIRING

Facilities sufficient for 1.5 watts per square feet of useable area connected load at 110-120 V single phase for general use and facilities sufficient for 2.5 watts per square feet of useable area connected load at 265/460 V or 277/460 V, 3-phase for fluorescent lighting.

2.	LIGHTING

Furnish and install one 2’-0” x 4’-0” recessed fluorescent unit containing four 40 watt rapid start lamps with 1 1/2 x 1 1/2 x 1 silver parabolic plastic cube louver and return air frames for every 80 s.f. of net useable area. Cost of lamps and ballast not included beyond initial installation.

3.	ELECTRICAL OUTLETS

Furnish and install one duplex electrical receptacle outlet for every 200 square feet of useable area to be located on interior partitions at a height of 18” above finished floor.

4.	TELEPHONE OUTLETS

Tenant shall make arrangements with and pay for installation to the Telephone Company for its required installation with the demised premises and will cause Telephone Company work to be performed at a time compatible with Landlord’s work. Telephone installation to be in compliance with the National Electric Code -#300-22 and all other code requirements.
5.	SWITCHES

Tenant area lighting to be controlled by switches within the area.
D.	HEATING, VENTILATING AND AIR-CONDITIONING
1.	Furnish and install a complete year-round heating, ventilating, and air-conditioning system to provide interior conditions to 78 degrees F. dry bulb and 50% relative humidity when outside conditions are 95degrees F. dry bulb and 75 degrees F. wet bulb, and 70 degrees F. inside when outside temperatures are 0 degrees F. The air-conditioning system will include a reasonable amount of duct work and diffusers for the building standard partition allowances and shall provide not less than 0.15 cubic feet of outside air per minute per square feet of useable floor area, provided that in any given room or area of Tenant’s demised premises, the occupancy does not exceed one person (1) per each 150 square feet of useable floor area and total electric load does not exceed 3 watts per square feet for all purposes, including lighting and power.

2.	Where required by code, Landlord has furnished and installed full floor sprinkler systems. Landlord shall, at his expense, alter existing systems, to maintain code, to the extent as required by the partition allowance, as set forth in Paragraph B.

E.	TENANT’S EXTRA WORK
1.	Landlord further agrees to approve or perform, at Tenant’s request, upon submission by Tenant of acceptable plans and specifications any additional or non-standard work over and above that specified in Paragraphs B, C and D hereof. Such “extra work” shall be performed by Landlord, at Tenant’s sole expense, as a Tenant extra. Prior to commencing any such work requested by Tenant, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve in writing any such estimate within five (5) working days the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized or obligated to proceed thereon. Tenant agrees to pay Landlord, promptly upon being billed therefor. Tenant agrees that the same shall be collectable as additional rent pursuant to the Lease and in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent.

2.	Tenant may, at its option, after occupancy of premises, employ its own subcontractors for finishing trades work, such as carpentry, millwork, cabinet work, carpeting and draperies as may be initially furnished and installed by Tenant in the demised premises, provided such subcontractors work in harmony with, and do not interfere with the labor employed by the Landlord, its contractors, and otherwise comply with the provisions of the

Lease, and provided Tenant’s subcontractors accept the administrative supervision of Landlord’s representatives.

3.	Workmen’s Compensation, public liability insurance and property damage insurance, with a Hold Harmless provision, all in amounts and with companies reasonably satisfactory to Landlord, shall be maintained by such finish trades subcontractors; certificates of such insurance shall be furnished to Landlord, prior to commencement of work, for review and approval.

4.	No credit is intended nor shall be allowed for any unused portion of work allowed by the Landlord.

5.	It is agreed that notwithstanding the date provided in the Lease for commencement thereof, Tenant’s obligation for the payment of rent under the Lease shall not commence until Landlord shall have substantially completed all work to be performed by Landlord as hereinbefore set forth in Paragraphs B, C, and D hereof provided, however, that if Landlord shall be delayed in substantially completing the work to be done by Landlord as a result of:
a.	Tenant’s failure to furnish plans and specifications in accordance with Paragraph F hereof or approvals of cost estimates; or

b.	Tenant’s request for materials, finishes or installations other than Landlord’s standard; or

c.	Tenant’s changes in the said plans; or

d.	The performance by a person, firm or corporation employed by Tenant and the completion of the said work by the said person, firm, or corporation, then the commencement of the term of said Lease, and the payment of rent thereunder shall accelerate by the number of days of such delay.
F.	SCHEDULE OF DELIVERY OF TENANT’S DRAWINGS
1.	Tenant shall furnish Landlord for its approval the following complete descriptive information and drawings including both Basic Construction and Finish Work on or before the dates listed below:
a.	On or before , ___
1.	The location and extent to floor loading and floor openings in excess of building standard.

2.	The special air-conditioning needs by location and general description of need.

3.	Location and description of special plumbing requirements.

4.	Estimated total electrical load including lighting for entire space.

5.	Location and description of special floor loading areas as libraries, computer rooms, and file rooms.
Show amount and location of areas requiring loads in excess of building standard.
b.	On or before , ___
1.	Partition locations, and type.

2.	Door locations, size and type

3.	Reflected ceiling plans.

4.	Location of electrical outlets and telephone outlets.

5.	Any structural architectural installations.

6.	Air-conditioning loads.

7.	Specific plumbing requirements, including plans and sections.

8.	Cabinet work and any other information affecting other trades.

9.	Non-building standard ceiling heights and/or materials, and any other information not delineated in 1(c) below.

10.	Location of electrical and telephone room.
c.	On or before , ___
1.	Decorative plans including paint schedule, floor coverings, draperies, wall coverings.

2.	Non-structural architectural detailing.
If Tenant fails to furnish such drawings and information within the time prescribed (or any further information within 5 days after written demand), Landlord may complete the Demised Premises in a manner satisfactory to Landlord.
2.	FILING OF PLANS

Upon receipt of tenant approved drawings and executed construction proposal, Landlord shall without delay file all necessary plans and obtain all necessary approvals and permits in connection with the Finish Work. No construction work will proceed without the insurance or required permits.

3.	BILLING

Landlord or its agent may submit statements to Tenant for sums due it hereunder monthly, for the work performed to date and/or for materials delivered to job site during the previous month and the same shall be payable by Tenant to Landlord or its designee within five days thereafter.

4.	SUBSTITUTIONS

All finish work shall require the installation of new materials at least comparable to the quality installed in building. Tenant may substitute material, equipment, and fixtures for those specified for Basic Construction with written consent of Landlord. Tenant shall pay Landlord the cost to Landlord for such substitute items which are in excess of such substitution item plus additional mark-up for Landlord’s expenses and profit in the handling of the substitution. Tenant may also request Landlord to omit the installation of any item not therefore installed and provided such omission shall not delay Landlord’s work. Landlord shall not be obligated to install the same. Tenant shall be entitled to any credit for any such item omitted against any additional item or any item of a different kind of character.

G.	ENTRY OF DEMISED PREMISES BY TENANT

Landlord may elect to permit Tenant and its agent to enter the demised premises prior to the date specified for the commencement of the term of said Lease in order that Tenant may perform or have performed such work within the premises as tenant may desire to perform or have performed at the same time that Landlord’s contractors are working in the space. The foregoing approval to enter prior to commencement of the term, however, is conditioned upon Tenant’s workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other Tenant or their contractors and compliance with the terms of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours’ written notice to Tenant, and further provided that, Workmen’s Compensation and public liability insurance and property damage insurance, with Hold Harmless provision, all in amounts and with companies and on forms satisfactory to us, shall be provided and at all times maintained by your contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to us.

Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the said Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any Tenant’s decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant’s risk.

The provisions of this Work Letter are specifically subject to the provisions of the Lease.

If the foregoing correctly sets forth our understanding, kindly sign two copies of this letter agreement where indicated.
Very truly yours,
BY:
ACCEPTED:
TENANT
BY

EXHIBIT C
BEGINNING at a point on the Westerly sideline and 30’ from the centerline of Independence Way, said point being distant six hundred thirty-seven and nineteen hundredths feet (637.19’) Easterly from the intersection of the projection of the Westerly sideline of Independence Way with the projection of the Southerly sideline of U.S. Route 1, and from said point of beginning running; thence (1) along the Westerly sideline of Independence Way along a curve to the right having a radius of four hundred ninety and zero hundredths feet (490.00’) an arc length of eight hundred sixty-nine and fifty-two hundredths feed (869.52’) to a point; thence (2) still along the Westerly sideline of Independence Way, South forty-two degrees, forty-five minutes, fifty-five seconds West (S-42° -45’ -55” –W) a distance of one hundred seventy and sixty-nine hundredths feed (170.69’) to a point; thence (3) along the lands of Lot 3,93 in Block 80.01, North forty-seven degrees, fourteen minutes, five seconds West (N-47° -14’ -05” –W) a distance of three hundred forty-eight and twenty-three hundredths (348.23’) to a point; thence (4) still along the lands of Lot 3.03 in Block 80.01, North seventy-eight degrees, eighteen minutes, nine seconds West (N-78° -18’ -09°W) a distance of two hundred eighty-one and twenty-five hundredths feet (281.25’) to a point; thence (5) along the lands of Lot 3.05 in Block 80.01, North forty-two degrees, forty-five minutes, fifty-five seconds East (N-42° -45’ -55”E) a distance of seven hundred ninety-five and seventy hundredths feet (795.70’) to the point and place of beginning.
          Containing 8.1465 acres of land.
          The above described lands are known as Lot 3.04 in Block 88.01 on the South Brunswick Township Tax Map and on the “Final Plat (Section Three) Princeton Corporate Center” as filed in the Middlesex County Clerk’s office on October 14, 1983 as Map No. 4621.

LANDLORD:      BELLEMEAD DEVELOPMENT CORPORATION
TENANT:      TOTAL RESEARCH CORPORATION
EXHIBIT “D”
CLEANING SERVICE RIDER
General Cleaning Office Area
Cleaning Services provided five (5) days per week.
Cleaning hours Monday through Friday, between 5:30 p.m. and before 8:00 a.m. of the following day.
On the last day of the week the work will be done after 5:30 p.m. Friday, but before 8:00 a.m. on Monday.
No cleaning on holidays.
Furniture will be dusted and desk tops will be wiped clean. However, desks with loose papers on the top will not be cleaned.
Window sills and baseboards to be dusted and washed when necessary.
Office wastepaper baskets will be emptied.
Cartons or refuse in excess of that which can be placed in wastepaper baskets will not be removed. Tenants are required to place such unusual refuse in trash cans or a spot designated by the Landlord.
Cleaner will not remove nor clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned.
Vinyl asbestos tile floors will be swept daily and damp-mopped as needed.

CLEANING SERVICE RIDER
Carpets will be swept daily and vacuumed weekly.
All closet shelving, coat racks, etc., will be dusted weekly.
Seat cushions on chairs, sofas, etc., will be vacuumed weekly.
Lavatories
All lavatory floors to be swept and washed with disinfectant nightly.
Tile walls and dividing partitions to be washed and disinfected weekly.
Basins, bowls, urinals to be washed and disinfected daily.
Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.
Waste receptacles and wash dispensaries to be filled with appropriate tissues, towels and soap supplied by landlord.
Main Lobby Elevators, Building Exterior & Corridors
Wipe and wash all floors in Main Lobby nightly.
Wipe and/or vacuum elevator floor nightly.
Polish floors weekly in elevator.
Elevator cab to be wiped clean daily and thoroughly cleaned and polished weekly.
Lobby entrance doors, windows to be washed weekly.
Windows will be cleaned when necessary but not less than once every eight weeks, inside and outside.

CLEANING SERVICE RIDER
Miscellaneous Services
Sweep sidewalk in front of building entrances daily.
Remove snow and ice from sidewalks when accumulation reaches 3” or more.
Remove snow from parking areas when accumulation reaches 3” or more.
Keep stairways clean at all times.
Keep Custodian’s Rooms and Mechanical Rooms clean and in orderly condition at all times.
Work Excluded
Cleaning services do not include the washing nor polishing, nor waxing of furniture, files, cabinets, wastebaskets or other personal property of Tenant. When such work is necessary, Tenant may make necessary arrangements for same directly with Landlord’s cleaning employees, or if preferred, with outsiders.

EXHIBIT “E”
LEGAL HOLIDAY
New Year’s Day
Washington’s Birthday
Memorial Day
Independence Day
Labor Day
Thanksgiving
Christmas
Martin Luther King’s Birthday (Future Holiday)

EXHIBIT “G”
To Lease between BELLEMEAD DEVELOPMENT CORPORATION and
TOTAL RESEARCH CORPORATION
“Tenant Construction Allowance”

Item 1 928 lineal feet of building standard partition in excess of Workletter allowance of 869 lineal feet	$32,480.00

Item 2 28 doors and frames in excess of Workletter allowance of 36	$12,180.00

Item 3 6 double doors and 1 pocket door	6,031.00

Item 4 Sound equipment & wiring to a maximum of	1,000.00

Item 5 28 feet of modular closet shelf	700.00

Item 6 Telephone mounting backboard	300.00

Item 7 Kitchen cabinets, sink, stove and microwave, dishwasher, refrigerator, plumbing and exhaust system	10,597.00

Item 8 One-way mirror as shown	5,300.00

Item 9 Insulated walls as shown	680.00

Item 10 22 lineal feet of woodwork writing ledger and 9 feet of woodwork countertop	1,550.00

Item 11 330 square feet of raised floor	6,600.00

Item 12 7 dedicated and 58 building standard electrical outlets	7,500.00

Item 13 22 down lights	3,300.00

Item 14 6 dedicated circuits with isolated grounds in Computer Room	4,725.00

Item 15 Upgraded HVAC	10,450.00

Item 16 1 1/2 ton air-conditioning unit in Computer Room	4,500.00

Item 17 5,576 sq. ft. of Type 1 vinyl	8,922.00’

Item 18 409 square yards of upgraded appraisal carpet	7,127.00

Item 19 30 Computer drops	N/C

$123,942.00

EXHIBIT “H”
NON-DISTURBANCE AND
ATTORNMENT AGREEMENT
          This NON-DISTURBANCE and ATTORNMENT AGREEMENT is made on                     , ___ by and between                     , a                      corporation with offices at                                          (the “MORTGAGEE”), and                     , a                      corporation with offices at                                          (the “TENANT”)
Recitals
          A. MORTGAGEE is the holder of that certain mortgage (the “Mortgage”), dated                      and recorded on                      in Mortgage Book                      , Page                      in the office of the Clerk of                      , relating to the premises known as                      and more particularly described on Exhibit A attached hereto (“Premises”); and
          B. TENANT has entered into that certain lease agreement (“Lease”) dated                                          for                                          (“Leased Premises”) with                                          (“LANDLORD”); and
          C. The Lease provides that it shall be subordinate to any mortgage on the Premises; and

          D. TENANT desires certain assurances that its possession of the Leased Premises shall not be disturbed, and MORTGAGEE is willing to grant certain assurances upon the terms and conditions hereinafter set forth.
Agreement
          In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:
          A. In the event of a default under the Mortgage, or should it become necessary to foreclose the Mortgage, the MORTGAGEE shall not join the TENANT in any foreclosure proceedings, nor shall TENANT’s leasehold estate under the Lease be disturbed or terminated, so long as TENANT is not in default under any of the terms, covenants and conditions of this Lease.
          B. In the event that the holder of such Mortgage or any of its successors or assigns, shall hereafter succeed to the interest of the Landlord under the Lease, the MORTGAGEE agrees to be bound to the TENANT under all of the terms, covenants and conditions of the Lease, and the TENANT agrees that from and after such event it shall attorn to and recognize such successor as TENANT’s Landlord under the Lease. Upon such attornment:
               (1) The Lease shall continue in full force and effect as a Lease directly between such successor landlord and the TENANT hereunder, upon and subject to all of the terms, covenants and conditions thereunder. All rights and obligations under the Lease shall continue as though the interest of landlord had not been terminated;
               (2) TENANT shall have all of the remedies provided in the Lease against the MORTGAGEE for the breach of any agreement contained in the Lease that TENANT might have had under the Lease against the Landlord hereunder, as if the MORTGAGEE had not succeeded to the interest of the Landlord; except that MORTGAGEE shall not be:
i. liable for any act or omission of any prior landlord (including the Landlord); or
ii. subject to any offsets or defenses which TENANT might have against any prior landlord (including the Landlord); or
iii. bound by any rent or additional rent which TENANT might have paid for more than or in advance of the current month to any prior landlord (including the Landlord); or
iv. liable to TENANT for the return of any security deposit made hereunder, unless the MORTGAGEE shall have actually received the same and shall be entitled to retain and apply the same pursuant to the terms of the Lease; or
v. bound by any amendment or modification of the Lease made without its consent; and
          (3) The provisions of the Mortgage shall govern with respect to the disposition of proceeds of insurance or condemnation or eminent domain awards.
     C. The foregoing provisions shall be self operative, however, TENANT agrees to execute and deliver to MORTGAGEE any instrument that may be necessary to evidence such attornment within ten (10) days after the MORTGAGEE shall give notice and demand to TENANT requesting the execution and delivery of such instrument, accomplished by a draft of the proposed instrument. Should TENANT fail or refuse to do so, TENANT hereby irrevocably appoints Landlord its attorney-in-fact to execute such instrument on behalf of TENANT.

          D. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MORTGAGEE:

By

TENANT:

By
The terms of the aforementioned Agreement are hereby consented and agreed to:

LANDLORD:

By

STATE OF	)
	:	ss.:
COUNTY OF	)
     BE IT REMEMBERED, that on this ___ day of 198_, before me the subscriber personally appeared                      who, I am satisfied, is the person who signed the within instrument as                     , the corporation named therein and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

STATE OF	)
	:	ss.:
COUNTY OF	)
          BE IT REMEMBERED, that on this ___ day of 198_, before me the subscriber personally appeared                      who, I am satisfied, is the person who signed the within instrument as                     , the corporation named therein and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

Prepared by:
The within instrument should be recorded and returned to:

STATE OF	)
	:	ss.:
COUNTY OF	)
          BE IT REMEMBERED, that on this ___ day of 198_, before me the subscriber personally appeared                      who, I am satisfied, is the person who signed the within instrument as                     , the corporation named therein and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

[Diagram Not Shown]
4 STORY OFFICE BUILDING
EXHIBIT “I” to Lease between
BELLEMEAD DEVELOPMENT CORPORATION
and TOTAL RESEARCH CORPORATION
“Two Designated Parking Spaces to be lettered
TOTAL RESEARCH”

[Diagram Not Shown]
KEY PLAN
SCHEDULE A
FLOOR PLAN OF 19,401 RSF “ADDITIONAL SPACE”
SHOWN AS UNITS 1a, 2, 3, 5, 6 & 7 IN THE KEY PLAN ABOVE

[Diagram Not Shown]
KEY PLAN
SCHEDULE B
FLOOR PLAN OF 8,278 RSF “SURRENDER SPACE”
SHOWN AS UNITS 1 & 5 IN THE KEY PLAN ABOVE

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment of Lease to be executed on the day and year first written above.
Signed, sealed and delivered

WITNESSED BY:	LANDLORD:

5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP

By:

Edward M. Schotz
Name:	General Partner

(Please Print)

ATTESTED BY:	TENANT:

TOTAL RESEARCH CORPORATION

By:

Lorin Zissman
Name:	Chairman and

(Please Print)	Chief Executive Officer

Title: Corporate Secretary

APPLY CORPORATE SEAL HERE

ATTESTED BY:	AGENT FOR LANDLORD:

BELLEMEAD MANAGEMENT CO., INC.

By:

Marc Leonard Ripp	James S. Servidea
Assistant Secretary	Vice President

APPLY CORPORATE SEAL HERE

FIRST AMENDMENT OF LEASE
           THIS AGREEMENT is made this                        day of                                            , 1988, between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address of c/o Bellemead, 4 Becker Farm Road, Roseland, New Jersey 07068 (“Landlord”) and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an address at 5 Independence Way, Princeton, New Jersey 08540 (“Tenant”).
INTRODUCTION
          Landlord and Tenant have previously entered into a certain Agreement of Lease with Rider to Lease dated December 2, 1985 (the “Lease”) for a portion of the fourth (4th) floor (the “Demised Premises”) in the building located at 5 Independence Way, Princeton, New Jersey 08540 (“Building”).
          Tenant is desirous of increasing the size of the Demised Premises by the addition of some 12, 262 square feet on the fourth (4th floor) (“Additional Space”) as illustrated on Exhibit A attached hereto and made a part hereof. The parties hereto desire to modify the Lease in certain respects.
AGREEMENT
          Landlord and Tenant hereby agree as follows:
          1. The Demised Premises shall include the Additional Space on a date (“Additional Space Commencement Date”) which shall be the day when either (i) Substantial Completion (as defined in Section 37.1 of the Rider to Lease) of the Additional Space occurs or (ii) Tenant or anyone claiming under or through Tenant first occupies the Additional Space for the conduct of its business, whichever occurs earlier.

[MISSING PARAGRAPH 2]
provide that the termination date of the Lease shall be December 31, 1991 (“Termination Date”).
          3. The Additional Space shall be completed and prepared for Tenant’s occupancy in the manner, and subject to the terms, conditions and covenants act forth on Exhibit B. attached hereto and made a part hereof. The services, materials and work to be so furnished, installed and performed in the Additional Space by Landlord are hereinafter referred to as “Tenant’s Work”.
          4. In connection with Tenant’s Work, Tenant shall prepare a final plan or final set of plans and specifications (“Final Plan”) which shall contain complete information and dimensions necessary for the construction and finishing of the Additional Space and for the engineering in connection therewith.
          5. Landlord shall grant Tenant an allowance in the amount of SIX and 00/100 DOLLARS ($6.00) per useable square foot contained within the Additional Space less TWENTY TWO THOUSAND FIVE HUNDRED FIFTY FOUR AND 00/100 DOLLARS ($22,554.00) pursuant to that certain letter agreement between Landlord and Tenant dated October 16, 1986 said allowance shall be                                         applied in reduction of Tenant’s obligation to pay Landlord all costs and expenses incurred by Landlord in performing Tenant’s “extra work” (defined in Paragraph E.1. of Exhibit B). The difference between the cost of Tenant’s Work and said allowance shall be paid by Landlord to Tenant to be applied toward moving, decorating and telephone installation, and shall be reimbursed to Tenant by Landlord within thirty (30) days following the Additional Space Commencement Date.
          6. The Agreement of Lease is hereby amended to provide that Tenant shall pay to Landlord an annual minimum rent (“Minimum Rent”) at the rate of FIVE HUNDRED TWENTY SIX THOUSAND SEVEN HUNDRED SIXTEEN AND 00/100 DOLLARS

($526,716.00), payable in advance in equal monthly installments of FORTY THREE THOUSAND EIGHT HUNDRED NINETY THREE AND 00/100 DOLLARS ($43,893.00).
          7. Article 37.3 of the Rider to Lease is hereby amended to provide that the Rent Commencement Date shall be January 1, 1988.
          8. Article 36.2 of the Rider to Lease shall be deemed as of the Additional Space Commencement Date to provide that (i) the 29,262 square feet, and (ii) the Occupancy Percentage shall be 26 percent.
          9. The first sentence of Article 33 is hereby deleted and the following shall be deemed inserted as the new first sentence of Article 33: “Tenant has deposited with Landlord the sum of $87,786.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Leases:”
          10. The first sentence of Article 64.1 is hereby deleted and the following shall be deemed inserted as the new first sentence of Article 64.1: “Tenant, in lieu of cash, may deliver to Landlord an irrevocable negotiable Letter of Credit (the “Letter of Credit”) issued by and drawn on a bank or trust company in form and content reasonable acceptable to Landlord for the account of Landlord, in the amount of $87,786.00.”
          11. The following Article 65 shall hereby be added to the Rider of Lease:
               65. ADDITIONAL SECURITY
               65.1 Supplementing the requirements of paragraph 33 of the Printed Portion of this Lease and Section 64.1 of the Rider to Lease, Tenant shall deposit with Landlord no later than February 1, 1987 an additional sum in the amount of $131,689.00 as further security (“Additional Security”) for the faithful performance of observance by Tenant of the terms, provisions and conditions of this Lease.
               65.2 Tenant, in lieu of cash, may deliver to Landlord an irrevocable negotiable Letter of Credit (“Letter of Credit for Additional Security”) issued by and drawn on a bank or trust company in form of content reasonably acceptable to Landlord for the account of Landlord, in the amount of $131,689.00. The Letter of Credit for Additional Security shall be for one year and shall be renewed by Tenant each and every year until the termination of this Lease. Each renewal shall be delivered to Landlord not less than 60 days before the expiration of the then current Letter of Credit for Additional Security. Failure to deliver such new Letter of Credit for Additional Security on or before said date shall be a material breach of this Lease and Landlord shall have the right, among other remedies provided hereunder, to present for payment the existing Letter of Credit for Additional Security.
               65.3 At Tenant’s election, Tenant may, in lieu of delivering $131,689.00 or the Letter of Credit for Additional Security, furnish Landlord no later than December 7, 1986 a personal guarantee in form satisfactory to Landlord (“Personal Guarantee”) executed individually by the President and Chief Executive Officer of Tenant (“Guarantor”) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease.
               65.4 In the event Tenant achieves a net worth, computed in accordance with generally accepted accounting principles, of no less than $3,000,000.00, and delivers proof satisfactory to Landlord of such net worth (Minimum Net Worth), then Landlord shall either, as the case may be, (i) return to Tenant any undisbursed remainder of the Additional Security, (ii) excuse Tenant from its obligation of maintaining for the account of Landlord the Letter of Credit for Additional Security or (iii) relieve the Guarantor from performing under the terms of the Personal Guarantee. If, in Landlord’s reasonable opinion, Tenant’s net worth falls below Minimum Net Worth, Landlord may require Tenant, on demand, to deliver either (i) Additional Security, (ii) a Letter of Credit for Additional Security or (iii) a Personal Guarantee.
          12. Tenant represents that it has had no dealings or communications with any real estate broker or agent in connection with this First Amendment of Lease other than Joseph Hilton & Associates, Inc. Tenant agrees to pay, defend, indemnify, and hold Landlord, its partners and their affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including reasonable attorney’s fees) arising out of any inaccuracy or alleged inaccuracy of the immediately foregoing representation.
          13. Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this First Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord’s request, Tenant shall deliver an appropriate certification by the Secretary of the corporation to the foregoing effect.

          14. Tenant agrees to accept the Additional Space in its condition and state of repair as of the Additional Space Commencement Date.
          15. Except as expressly amended hereby, the Lease and all terms, covenants and conditions thereof, shall remain in full force and effect.
          16. Notwithstanding anything to the contrary contained in the Lease, Landlord shall provide and furnish appropriate heat, air-conditioning or ventilation to the Demised Premises between the hours of 8:00 AM and 7:00 PM Monday through Friday during the months of June, July, August and September other than Legal holidays (which are listed on Exhibit “E” of the Lease).
          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Lease to be executed on the day and year first written above.

SIGNED, sealed and delivered	5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP

IN THE PRESENCE OF	By:
OR ATTESTED BY:		Edward M. Schotz,
General Partner

TOTAL RESEARCH CORPORATION

By:

, President

SECOND AMENDMENT OF LEASE
          This SECOND AMENDMENT OF LEASE is made as of the 27th day of November, 1990 between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o Bellemead Management Co., Inc., 280 Corporate Center, 4 Becker Farm Road, Roseland, New Jersey 07068 (hereinafter called “Landlord”) and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an office at 5 Independence Way, Princeton, New Jersey 08540 (hereinafter called “Tenant”).
W I T N E S S E T H:
          WHEREAS:
          A. Bellemead Development Corporation, predecessor-in-interest to Landlord, and Tenant heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986 and January 5, 1987 (said lease as it was or may hereafter be amended is hereinafter called the “Lease”) with respect to a portion (“Demised Premises”) of the building known as Independence Way, Princeton, New Jersey (“Building”), for a term ending on December 31, 1991 or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law;
          B. Tenant is desirous of increasing the size of the Demised Premises by the addition of some 5,278 rentable square feet (“Additional Space I”) on the third (3rd) floor of the Building as illustrated on Schedule A, attached hereto and made a part hereof;

          C. Tenant is also desirous of further increasing the size of the Demised Premises by the addition of some 3,000 rentable square feet (“Additional Space II”) on the third (3rd) floor of the Building as illustrated on Schedule B, attached hereto and made a part hereof; and
          D. The parties desire to amend the Lease in certain other respects.
          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:
          1. All defined terms contained in this First Amendment of Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.
          2. The Demised Premises shall be deemed expanded to include Additional Space I on the date occurring five (5) days after Landlord sends Tenant a notice stating that Additional Space I is free of any occupants (the date occurring five (5) days after Landlord sends Tenant said notice is hereinafter referred to as “Additional Space I Commencement Date”). As of the Additional Space I Commencement Date, the attached Schedule A shall be added to and become a part of Exhibit A to the Lease. On or about the Additional Space I Commencement Date, Landlord shall deliver to Tenant a notice (‘Additional Space I Commencement Date Notice”) confirming, among other things, the inclusion of Additional Space I within the Demised Premises as of the Additional Space I Commencement Date. Tenant shall acknowledge receipt of the Additional Space I Commencement Date Notice by signing a copy of same and returning it to Landlord within five (5) days after Tenant’s receipt thereof.
          3. The Demised Premises shall be deemed further expanded to include Additional Space II on February 1, 1992 (hereinafter referred to as “Additional Space II Commencement Date”). As of the Additional Space II Commencement Date, the attached Schedule B shall be added to and become a part of Exhibit A to the Lease. On or about the Additional Space II

Commencement Date, Landlord shall deliver to Tenant a notice (“Additional Space II Commencement Date Notice”) confirming, among other things, the inclusion of Additional Space II within the Demised Premises as of the Additional Space II Commencement Date. Tenant shall acknowledge receipt of the Additional Space II Commencement Date Notice by signing a copy of same and returning it to Landlord within five (5) days after Tenant’s receipt thereof.
          4. Notwithstanding anything to the contrary contained in the Lease, the date set forth in the Lease for the expiration of the term thereof is hereby modified so that the Termination Date shall be December 31, 1996.
          5. The Lease is hereby amended to provide that the Minimum Rent, on an annual basis, shall be:
(i) FIVE HUNDRED TWENTY SIX THOUSAND SEVEN HUNDRED SIXTEEN AND 00/100 DOLLARS ($526,716.00) for the period commencing on January 1, 1988 and ending one (1) day prior to the date occurring four (4) months after the Additional Space I Commencement Date, payable in advance on the first day of each calendar month in equal monthly installments of FORTY THREE THOUSAND EIGHT HUNDRED NINETY THREE AND 00/100 DOLLARS ($43,893.00);
(ii) SIX HUNDRED TWENTY ONE THOUSAND SEVEN HUNDRED TWENTY AND 00/100 DOLLARS ($621,720.00) for the period commencing on the date occurring four (4) months after the Additional Space I Commencement Date and ending one (1) day prior to the Additional Space II Commencement Date, payable in advance on the first day of each calendar month in equal monthly installments of FIFTY ONE THOUSAND EIGHT HUNDRED TEN AND 00/100 DOLLARS ($51,810.00); and
(iii) SIX HUNDRED SEVENTY FIVE THOUSAND SEVEN HUNDRED TWENTY AND 00/100 DOLLARS ($675,720.00) for the period commencing on the Additional Space II Commencement Date and ending on the Termination Date, payable in advance on the first day of each calendar month in equal monthly installments of FIFTY SIX THOUSAND THREE HUNDRED TEN AND 00/100 DOLLARS ($56,310.00).
          6. Section 36.2 of the Lease shall be amended as of the Additional Space I Commencement Date to provide that (i) the Demised Premises shall be deemed to contain a floor area of 34,540 square feet and (ii) the Occupancy Percentage shall be 30.5 percent.
          7. Section 36.2 of the Lease shall be further amended as of the Additional Space II Commencement Date to provide that (i) the Demised Premises shall be deemed to contain a floor area of 37,540 square feet and (ii) the Occupancy Percentage shall be 33.15 percent.
          8. As of the date hereof, delete from Section 57.1 of the Lease the phrase “with a copy to: Sanford Grossman, Esq., Simpson, Thacher & Bartlett, One Battery Park Plaza, New York, New York 10004.”
          9. As of the date hereof, Article 60 shall be deleted from the Lease.
          10. If, on the date hereof, Landlord receives from Tenant security in the form of (y) $100,000.00 cash or (z) a $100,000.00 Letter of Credit, then, in either case, Landlord shall, on the date hereof, (i) release Guarantor from any obligation or liability arising under that certain Guaranty Agreement dated October 26, 1990 stemming from events that occur after the date hereof and (ii) return to Tenant any original Letter(s) of Credit of which Landlord has actual possession. Should Landlord receive from tenant on the date hereof the aforementioned security, either in the form of cash or Letter of Credit, Security presented in the form of cash will be returned to Tenant with interest upon presentation of a Letter of Credit in form and substance satisfactory to Landlord, Article 33 of the Lease shall govern the disposition of said security; if said security is received in the form of a Letter of Credit, Section 64.1 of the Lease shall govern the term and mandatory renewals of said Letter of Credit.

          11. Tenant represents that it has had no dealings or communications with any real estate broker or agent, other than                                          of Joseph Hilton & Associates, Inc., in connection with this Second Amendment of Lease. Tenant agrees to pay, defend indemnify and hold Landlord, its partners, directors, officers and their affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including attorney’s fees, court costs and disbursements) for any commission or other compensation claimed by any broker or agent, other than                                          of Joseph Hilton Associates, Inc., with respect to this Second Amendment of Lease.
          12. Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Second Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord’s request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.
          13. Guarantor consents to the terms of this Second Amendment of Lease and agrees that, subject to Paragraph 10 hereof, the Guaranty Agreement of Guarantor dated October 26, 1990 remains in full force and effect and is hereby in all respects ratified and confirmed by Guarantor.
          14. As an inducement for Tenant to sign this Second Amendment of Lease, Landlord agrees that on the date Landlord delivers to Tenant a fully executed Second Amendment of Lease that has been signed, dated, witnesses, attested and sealed by Landlord, Tenant, Guarantor and Agent for Landlord, Landlord shall give Tenant a check in the amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000).

          15. Landlord shall give Tenant on the date Landlord receives said Additional Space I Commencement Date Notice a check for FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00). Tenant agrees that Landlord may deduct and retain from said check any amount due Landlord, including, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent, delinquency service charges, interest or any payment made by Landlord for which Landlord is entitled to reimbursement by Tenant.
          16. Landlord shall give Tenant on January 1, 1992 a check for ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00). Tenant agrees that Landlord may deduct and retain from said check any amount due Landlord, including, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent, delinquency service charges, interest or any payment made by Landlord for which Landlord is entitled to reimbursement by Tenant.
          17. Tenant agrees to accept Additional Space I in its “as is” physical condition and state of repairs as of the Additional Space I Commencement Date, except that Landlord shall, at its expense, promptly repair any extraordinary damage that the tenant occupying Additional Space I on the date hereof caused while vacating Additional Space I.
          18. Tenant agrees to accept Additional Space II in its “as is” physical condition and state of repairs as of the Additional Space II Commencement Date, except that Landlord shall, at its expense, promptly repair any extraordinary damage that the tenant occupying Additional Space II on the date hereof caused while vacating Additional Space II.
          19. Except as expressly amended by this Second Amendment of Lease, that certain letter agreement dated July 31, 1986 and that certain First Amendment of Lease dated January 5, 1987, the Lease and all terms, covenants and conditions thereof, shall remain n full force and effect and are hereby in all respects ratified and confirmed.

          20. Until Tenant (i) breaches any monetary term of the Lease, (ii) assigns the Lease to any person or entity, except one that complies with Section 48.7 of the Lease or (iii) sublets all or any part of the Demised Premises to any person or entity, except one that complies with Section 48.7 of the Lease, Landlord shall, beginning as soon as reasonably practicable after landlord receives a written demand from Tenant, display, at Landlord’s expense, the name of Tenant, I Tenant’s standard logo type, on two (2) Building standard monuments each located on a driveway leading to the Building. Except as otherwise provided in the immediately preceding sentence, Landlord shall solely determine the size, material composition, design, color and location of any such monuments and all text appearing on said monuments.
          21. (a) Subject to the provisions of subsection (b) below, Tenant shall have a one time option to increase on the Inclusion Date [hereinafter defined in subsection (b)(4)] the Demised Premises by addition thereto Additional Space III (hereinafter defined). The foregoing expansion of the Demised Premises shall be upon the terms and conditions of the lease, (including but not limited to the definitions of the First Tax year and First Operating Year as set forth in Article 36 thereof), except as specifically set forth hereinafter. Additional Space III shall either be the area shown on Schedule C or the area shown on Schedule D, as Tenant shall select in the notice referenced in subsection (b)(2) hereof. The Minimum Rent payable for Additional Space III shall be $18.00 per rentable square foot contained within Additional Space III. As an accommodation to Tenant, Landlord agrees that Minimum Rent on Additional Space III for the period commencing on the Inclusion Date and ending four (4) months thereafter shall be waived. Except for this abatement, Adjusted Minimum Rent for Additional Space III shall be due on the Inclusion Date and subsequent installments shall be due as provided in the Lease.

          (b) Tenant’s one time option to increase the Demised Premises by adding thereto Additional Space III as provided in subsection (a) above, shall be strictly conditioned upon and subject to each of the following:
          (1) Tenant may only exercise its one time option to add Additional Space III if Tenant has been in continuous occupancy of the Demised Premises;
          (2) By no later than January 31, 1991, Landlord shall receive from Tenant a written notice (i) exercising this one time option and (ii) selecting the area shown either on Schedule C or D as Additional Space III. Tenant’s failure to strictly comply with the immediately preceding sentence shall conclusively be deemed a rejection of this one time option. By no later than February 28, 1991, Tenant shall have submitted to Landlord, in form and substance satisfactory to landlord, detailed drawings and specifications (“Additional Space III Drawings”) for certain renovation work in Additional Space III (“Additional Space III Renovation Work”). Tenant shall solicit fixed price bona fide bids from one or more general contractors, first approved in writing by Landlord, (“Approved Outside Contractor”), to perform Additional Space Iii Renovation Work. Subject to the balance of this subsection (b)(2), Tenant may elect to have said Approved Outside Contractor perform the Additional Space III Renovation Work. Tenant shall submit to Landlord by no later than March 15, 1991 a single fixed bona fide bid from an Approved Outside Contractor to perform the Additional Space III Renovation Work. Within ten (10) days after Landlord receives the Approved Outside Contractor’s bid to perform the Additional Space III Renovation Work, Landlord shall have the right to irrevocably appoint itself as Tenant’s general contractor and have Landlord perform for Tenant the work described in the Additional Space III Drawings at a cost to Tenant not to exceed 98% of the Approved Outside Contractor’s bid to perform said work [subject to the Construction Credit hereinafter defined in subsection (b)(4)] within a time period (subject to delays beyond the reasonable control of Landlord) not to exceed 110% of the estimated completion date (if any) recited in the Approved Outside Contractor’s bid. If Landlord so desires to appoint itself as Tenant’s general contractor and have Landlord perform for Tenant the Additional Space III Renovation Work at a cost to Tenant not to exceed 98% of the Approved Outside Contractor’s bid to perform said work (subject to the Construction Credit) within a time period (subject to delays beyond the reasonable control of Landlord) not to exceed by more than five days the estimated completion date (if any) recited in the Approved Outside Contractor’s bid, Landlord shall so notify Tenant in writing within ten (10) days after Landlord receives said Approved Outside Contractor’s bid. If Landlord fails to timely deliver said written notice to Tenant, Landlord shall not be deemed Tenant’s appointed general contractor and Tenant shall be solely responsible for the Additional Space III Renovation Work; all work not performed by Landlord shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed;
          (3) At all times before the Inclusion Date, Tenant shall not have breached any of the monetary terms of this Lease;
          (4) The Demised Premises shall be deemed to include Additional Space III on a date (“Inclusion Date”) which shall e the later of (i) April 1, 1991 or (ii) the day Tenant or anyone claiming under or through Tenant first occupies all or any part of Additional Space III. Tenant agrees to accept Additional Space III in its “as is” physical condition and state of repair as of the Inclusion Date, except that Landlord shall, at its expense, promptly repair any extraordinary damage that the tenant occupying Additional Space III on the date hereof caused while vacating Additional Space III. If the Additional Space III Drawings have been approved on a timely basis, Landlord [subject to the terms of subsection (b)(2) hereof] shall furnish and install in accordance with said Additional Space III Drawings so much of the Additional Space III Renovation Work as allowed by a credit (“Construction Credit”) to Tenant of $15.00 for each rentable square foot contained within Additional Space III to be applied against Landlord’s invoice for the Additional Space III Renovation Work. All or any portion of the Construction Credit that remains unexpended by a date occurring sixty (60) days after the Inclusion Date shall be paid by Landlord to Tenant in the form of a check within ninety (90) days after the Inclusion Date on the express condition that (i) Landlord receive from Tenant a written demand for said check within sixty (60) days after the Inclusion Date and (ii) Tenant has not been in monetary breach of any term of the Lease on or before the date on which Landlord remits said check to Tenant. If Tenant requests, after the Additional Space III Drawings have been approved, any changes, additions or deletions to same and Landlord consents in writing to said change, additions or deletions, then, such modifications shall be reduced to an “Extra” or “Change Order” to be executed by both Landlord and Tenant, which shall indicate the work required and the cost thereof to be paid entirely by Tenant on demand as additional rent;
          (5) Within ten (10) days after the Inclusion Date, Tenant shall deposit with Landlord such additional sums as may be required by Landlord to increase the security deposit, if any, then held by Landlord proportionate to the increase in Minimum Rent; and
          (6) Tenant shall, upon Landlord’s request, executed and deliver a Lease amendment prepared by Landlord reflecting the inclusion of Additional Space III within the Demised Premises.
          22. As of the date hereof, delete Article 61 of the Lease and insert the following as the new Article 61 of the Lease;

61. RIGHT OF FIRST OFFER
61.1 Landlord agrees that if any part of the Building shall become available for leasing during the term, then, before offering said space (the “Option Space”) to any other party (except the occupant thereof or any party who has a prior right on the Option Space), Landlord will first offer to Tenant the right to include the Option Space within the Demised Premises on the Inclusion Date (hereinafter defined) upon all of the terms and conditions of this Lease, as if the Option Space had been part of the Demised Premises on the Commencement Date, except as specifically set forth hereinafter. The Inclusion Date shall be the date on which Tenant exercised its option pursuant to the terms of this Article.
(a) The Minimum Rent payable with respect to the Option Space shall commence on the Inclusion Date and shall be in the Market Rent (as defined in clause (b) below) which shall in no event be less than (ii) the product of 91) the Adjusted Minimum Rent per square foot with respect to the Demised Premises on the date Landlord’s offer is made and (2) the rentable square foot area of the Option Space.
(b) “Market Rent” shall mean the fair market rent for the Option Space as of the Inclusion Date based upon the rents generally in effect for comparable “as is” space in the area in which the Building is located. Market Rent (for the purposes of determining the Minimum Rent for the Option Space only) shall be determined on what is commonly known as “gross” basis; that is, in computing Market Rent it shall be assumed that all real estate taxes and expenses for customary services are included in such Market Rent and are not passed through to the Tenant as separate additional charges. Notwithstanding the foregoing, the Minimum Rent for the Option Space shall be thereafter increased from time to time as provided in this Lease.
(c) Landlord shall notify Tenant (“Landlord’s Determination Notice”) of Landlord’s determination of the Market Rent after Tenant exercises its option to include the Option Space within the Demised Premises on the Inclusion Date. If Tenant disagrees with Landlord’s determination, Tenant shall notify Landlord (“Tenant’s Notice of Disagreement”) within fifteen (15) days after receipt of Landlord’s Determination Notice. Time shall be of the essence with respect to Tenant’s Notice of Disagreement, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and waiver by Tenant of any right to dispute such Market Rent. If Tenant timely gives its Tenant’s Notice of Disagreement, then the market Rent shall be determined as follows: Landlord and Tenant shall, within thirty (30) days after the date on which Tenant’s Notice of Disagreement was given, each appoint an Appraiser (hereinafter defined) for the purpose of determining the Market Rent. An Appraiser shall mean a duly qualified impartial real estate appraiser having at least ten (10) years experience in the area in which the Building is located. In the event that the two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who shall make a determination within thirty (30) days thereafter. If such two (2) Appraisers fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by a presiding Judge of the Superior Court of the State of New Jersey for the County in which the Building is located. Such two (2) Appraisers or three (3) Appraisers, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. The decision of such Appraisers shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to landlord and to Tenant. Tenant shall pay Landlord Adjusted Minimum Rent on the Option Space at the rate set forth in Section 61.1(a)(ii) hereof until such decision is so delivered. If the Market Rent as determined above is in excess of actual rent paid, then Tenant, upon demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the Inclusion Date. Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser. Promptly upon determination of the market Rent, Tenant shall execute and deliver a lease amendment in a form satisfactory to Landlord reflecting the inclusion of the Option Space within the Demised Premises on the Inclusion Date.
61.2 Landlord shall make the foregoing offer in writing, and Tenant shall have the right to exercise such option with respect to the Option Space if Tenant shall not have breached any monetary term or provision of the Lease and the Tenant named on the first and last page of the Lease (or an entity in compliance with Section 48.7 of the Lease) is in occupancy of the entire Demised Premises. Tenant may only exercise such option by written notice received by Landlord within seven (7) days after Landlord makes such offer to Tenant. Tenant shall accept the Option Space in its “as is” physical condition as of the Inclusion Date and agrees that Landlord will not be required to do any work or perform any services therein. If Tenant does not accept the offer made by

Landlord pursuant to the provisions of this Article 61 with respect to the Option Space, Landlord shall be under no further obligation to Tenant with respect to the Option Space or any part thereof or any space that includes all or any part of the Option Space and Tenant shall have forever waived and relinquished its right to the Option Space and any part thereof and any space that includes all or any part of the Option Space and Landlord shall at any and all times thereafter be entitled to lease such space in whole or in part, or in whole or in parts in conjunction with any other space, to others at such rental and upon such terms and conditions as landlord, in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable. Tenant agrees not to acquire the Option Space pursuant to this Article 61 for the primary purpose of subletting or otherwise disposing of the same or any part thereof to others.
61.3 If the Option Space shall not be available for Tenant’s occupancy on the Inclusion Date for any reason including the holding over of the prior tenant, then landlord and Tenant agree that the failure to have such Option Space available for occupancy by Tenant shall in no way affect the validity of this Lease or the inclusion of the Option Space within the Demised Premises as of the Inclusion Date or the obligations of landlord and Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease; but the Adjusted Minimum Rent for the Option Space shall be abate (if Tenant is not responsible in whole or in part for Landlord’s inability to obtain possession of the Option Space) until the Option Space is available for Tenant’s occupancy. Within ten (10) days after Tenant’s exercise of this option for the Option Space, Tenant shall deposit with landlord such additional sums as may be required by Landlord to increase the security deposit, if any, then held by landlord proportionate to the increase in Minimum Rent. Tenant’s rights under this Article shall be deemed person to the Tenant named on the first and last page of this Lease and to any entity in compliance with Section 48.7 of the Lease.
          23. Supplementing and modifying Article 3 of the Lease, Tenant agrees that with regard to any alteration, installation, improvement or change to the Demised Premises (i) that requires the prior written consent of Landlord and (ii) which landlord reasonably determines would cost in excess of $25,000.00 to perform (any work that meets conditions (i) and (ii) hereof is hereinafter called “Bid Work”)k Tenant shall solicit fixed price bona fide bids from one or more Approved Outside Contractors [hereinbefore defined in Paragraph 21(b)(2)] to perform said Bid Work. Subject to the balance of this Paragraph 23, Tenant may elect to have said Approved Outside Contractor perform the Bid Work. Tenant shall promptly submit to Landlord a single fixed bona fide bid from an Approved Outside Contractor to perform the Bid Work with detailed plans and specifications describing the Bid Work (the “Plans”). Within ten (10) days after Landlord receives the Approved Outside Contractor’s bid to perform the Bid Work, together with the Plans, Landlord shall have the right to irrevocably appoint itself as Tenant’s general contractor and have Landlord perform for Tenant the Bid Work described in the Plans at a cost to Tenant not to exceed 98% of the Approved Outside Contractor’s bid to perform same and within a time period (subject to delays beyond the reasonable control of Landlord) not to exceed by more than five days of the estimated completion date (if any) recited in the Approved Outside Contractor’s bid. If Landlord so desires to appoint itself as Tenant’s general contractor and have Landlord perform for Tenant the Bid Work as shown in the Plans at a cost to Tenant not to exceed 98% of the Approved Outside Contractor’s bid to perform same and within a time period (subject to delays beyond the reasonable control of Landlord) not to exceed by more than five days of the estimated completion date (if any) recited in the Approved Outside Contractor’s bid, Landlord shall so notify Tenant in writing within ten (10) days after Landlord receives said Approved Outside Contractor’s bid together with the Plans. If Landlord fails to timely deliver said written notice to Tenant, Landlord shall not be deemed Tenant’s appointed general contractor and Tenant shall be solely responsible for performance of the Bid Work.
          24. For any of the above paragraphs in which drawings are to be rendered by Tenant, they shall be prepared by Landlord at Landlord’s expense from specifications provided by Tenant.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment of Lease to be executed on the day and year first written above.
SIGNED, sealed and delivered

WITNESSED BY:		LANDLORD:

5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP

By:

Name:		Edward M. Schotz

	(Please Print)	General Partner

ATTESTED BY:		TENANT:

TOTAL RESEARCH CORPORATION

By:

Name:		Lorin Zissman, President

(Please print)
Title:	Assistant Corporate Secretary

APPLY CORPORATE SEAL HERE

WITNESSED BY:		GUARANTOR:

LORIN ZISSMAN

By:

Name:		Lorin Zissman

(Please print)

ATTESTED BY:		AGENT FOR LANDLORD:

BELLEMEAD MANAGEMENT CO., INC.

By:

Marc Leonard Ripp		James S. Servidea
Assistant Secretary		Vice President
APPLY CORPORATE SEAL HERE

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Third Floor Plan
SCHEDULE “A”

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Third Floor Plan
SCHEDULE “B”

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First Floor Plan
SCHEDULE “C”

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First Floor Plan
SCHEDULE “D”

THIRD AMENDMENT OF LEASE
          This THIRD AMENDMENT OF LEASE is made as of the                      day of December, 1995 between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o Bellemead Management Co., Inc. 280 Corporate Center, 4 Becker Farm Road, Third Floor, Roseland, New Jersey 07068-3788 (hereinafter called “Landlord”) and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an office at 5 Independence Way, Princeton, New Jersey 08540 (hereinafter called “Tenant”).
W I T N E S S E T H :
          WHEREAS:
          A. Bellemead Development Corporation, predecessor-in-interest to Landlord, and Tenant heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986, January5, 1987 and November 27, 1990 (said lease as it was or may hereafter be amended is hereinafter called the “Lease”) with respect to a portion (“Demised Premises”) of the building known as 5 Independence Way, Princeton, New Jersey (“Building”), for a term ending on December 31, 1996 or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and
          B. Tenant is desirous of (i) increasing the size of the Demised Premises by the addition of 19,401 rentable square feet (“Additional Space”) on the second (2nd) floor of the Building, as illustrated on Schedule A, attached hereto and made a part hereof, (ii) reducing the size of the Demised Premises by surrendering 8,278 rentable square feet (“Surrender Space”) on the third (3rd) floor of the Building, as illustrated on Schedule B, attached hereto and made a part hereof and (iii) extending the term so that it expires on the last day of the month in which month occurs the tenth (10th) anniversary of the Additional Space Commencement Date (hereinafter defined in Paragraph 2).
          NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:
          1. DEFINED TERMS. Except as specifically provided otherwise in this Third Amendment of Lease, all defined terms contained in this Third Amendment of Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.
          2. ADDITIONAL SPACE COMMENCEMENT DATE. The Demised Premises shall be deemed expanded to include the Additional Space on the earlier of (“Additional Space Commencement Date”) (i) the date Tenant takes possession of all or any part of the Additional Space or (ii) the date by when the work described in Paragraph 3 hereof is substantially completed by Landlord. If the date referred to in subsection (ii) of this Paragraph occurs prior to July 1, 1996 and Tenant does not take possession of all or any part of the Additional Space prior to the date referred to in subsection (ii) of this Paragraph, then, notwithstanding the first sentence of this Paragraph, the Additional Space Commencement date shall be July 1, 1996. The work described in Paragraph 3 hereof shall be deemed substantially completed by Landlord on the date by when both of the following conditions have been met: (a) Landlord has procured, if required, a temporary or permanent certificate of occupancy, permitting occupancy of the Additional Space by Tenant and (b) the Landord’s architect shall determine that Landlord has substantially performed the work described in Paragraph 3 hereof. Substantial completion by Landlord of the work described in Paragraph 3 hereof shall be deemed to have occurred even though minor details of work remain to be done, provided such details do not materially interfere with the Tenant’s use of the Additional Space. As of the Additional Space Commencement Date, the

attached Schedule A shall be added to and become a part of Exhibit A (Rental Plan) to the Lease. On or about the Additional Space Commencement Date, Landlord may deliver to Tenant a notice (“Additional space Commencement Date Notice”) confirming, among other things, the inclusion of Additional Space within the Demised Premises as of the Additional Space Commencement Date. If Tenant receives the Additional Space Commencement Date Notice, Tenant shall sign same and return it fully executed to Landlord within five (5) days after Tenant’s receipt thereof. Tenant’s failure to timely return a fully executed unamended original counterpart of the Additional Space Commencement Date Notice shall constitute Tenant’s express consent with and agreement to all the terms contained in the Additional Space Commencement Date Notice as prepared by Landlord.
          3. CONSTRUCTION CREDIT IF LANDLORD PERFORMS WORK. Tenant shall provide to Landlord on or before January 31, 1996 such final drawings and specifications (that have first been approved in writing by Landlord) for Tenant’s layout, partitioning, electrical, reflecting ceiling and all other installments (“Final Plans”). Landlord shall furnish and install in accordance with the final Plans so much of the work as allowed by a construction credit of $966,575.00 (“Construction Credit”). To the extent the Final Credit, such work shall be memorialized as an “Extra” or “Change Order” to be executed by both Landlord and Tenant, which shall indicate the work required, the cost thereof to be paid by Tenant upon demand, and the additional time required, if any, for completion.
          4. CONSTRUCTION CREDIT IF LANDLORD DOES NOT PERFORM WORK. (A) If Tenant desires to have the work shown in the Final Plans performed by someone other than Landlord, then, Tenant shall give Landlord, on or before February 15, 1996, a written notice specifically referencing this Paragraph. Together with said written notice, Tenant shall also submit to Landlord, on or before February 15, 1996, a single fixed price bona fide bid (containing an estimated completion date) from a general contractor, that has first been approved in writing by Landlord, (“Approved Contractor”) to perform the work shown in the Final Plans (“Approved Bid”). Within ten (10) days after Landlord receives the Approved Bid, Landlord shall have the right to irrevocably appoint itself as Tenant’s general contractor and have Landlord perform for Tenant the work shown in the Final Plans at a cost to Tenant [subject to Paragraph 4.(B) hereof] not to exceed 98% of the Approved Bid within a time period (subject to delays beyond the reasonable control of Landlord) not to exceed by more than five (5) days the estimated completion date recited in the Approved Bid, Landlord shall so notify Tenant in writing within ten (10) days after Landlord receives said Approved Bid. If Landlord fails to timely deliver said written notice to Tenant, Landlord shall not be deemed Tenant’s appointed general contractor and Tenant shall be solely responsible for all work shown in the Final Plans; all work not performed by Landlord shall be subject to the prior written approval of Landlord, shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.
          (B) If (i) Landlord has not appointed itself as Tenant’s general contractor to perform the work shown in the Final Plans, (ii) Tenant has unconditionally accepted in writing the Approved Bid, and (iii) Landlord receives from Tenant a fully executed original counterpart of the Approved Bid signed by Tenant and the Approved Contractor, then, provided Tenant has not breached any term of the Lease, Landlord shall issue checks to the Approved Contractor aggregating a total sum (“Total Outside Contractor Payment”) not to exceed the Construction Credit. The Total Outside Contractor Payment shall be disbursed in individual progress payments not more often than once during any calendar month. Within thirty (30) days after

Landlord receives from Tenant (1) an invoice issued by the Approved Contractor pursuant to the Approved Bid, (2) a fully executed and acknowledged waiver of construction liens in form satisfactory to Landlord and (3) a fully executed and acknowledged statement, in form satisfactory to Landlord, showing all subcontractors with whom the Approved Contractor has entered into subcontracts, the amount of each such subcontract and the amount requested for each subcontractor, Landlord shall, only if it ascertains that the billed work has been completed, remit a check to Tenant payable to the Approved Contractor for the amount shown on the invoice. Tenant agrees that Landlord shall in no way be responsible for the accuracy of said invoices or for the quality or completeness of the work performed to the Additional Space. Tenant expressly agrees that Landlord may deduct from the Total Outside Contractor Payment. Landlord’s estimate of any expenses Landlord may incur to repair any damage to the Building caused by Tenant’s acts or omissions or those of the Approved Contractor.
          (C) By no later than thirty (30) days after the date, as determined by Landlord, by when the Approved Contractor has substantially completed the work shown in the Final Plans, Tenant shall deliver to Landlord all of the following documents:
               (i) final, unconditional lien waivers from the Approved Contractor and all subcontractors who performed any of the work shown in the Final Plans, Tenant shall deliver to Landlord all of the following documents:
               (ii) a statement from Tenant’s architect certifying that all work shown in the Final Plans has been completed;
               (iii) a permanent or temporary certificate of occupancy for the Additional Space;

               (iv) all certificates, permits and/or licenses required by governmental and quasi-governmental authorities evidencing completion of the work shown in the Final Plans and legal occupancy of the Additional Space by the Tenant; and
               (v) an “as built” plan.
          (D) If Landlord has not appointed itself as Tenant’s general contractor to perform the work shown in the Final Plans, then, notwithstanding anything contained to the contrary in Paragraph 2 hereof, the Additional Space Commencement Date shall be the earlier of (i) the date Tenant takes possession or all or any part of the Additional Space or (ii) July 1, 1996. Any work shown in the Final Plans not performed by Landlord shall be subject to all of the terms, conditions and covenants contained in Article 3 of the Lease.
          5. (A) RENTAL CREDIT/CASH DEMAND NOTICE. Provided (a) Tenant has not breached any term of the Lease and (b) Landlord receives from Tenant a written notice, no later than December 31, 1996 but no earlier than July 1, 1996, specifically referencing this Paragraph (“Credit Demand Notice”), Tenant shall receive a rental credit (only to the extent of the portion of the Construction Credit that is unexpended as of the date Landlord received the Credit Demand Notice, but in no event more than $364,972.50 to be applied in the manner set forth in Paragraph 5.(B) below. Said rental credit is hereinafter referred to as the “Rental Credit”. If the Credit Demand Notice is timely received and contains a request that Landlord give Tenant in cash a specified dollar amount from the unexpended portion of the Construction Credit, then, provided (i) Tenant has not breached any term of the lease, (ii) the specified dollar amount is $100,000.00 or less and (iii) the specified dollar amount is not greater than the unexpended portion of the Construction Credit, Landlord shall once give Tenant, within thirty (30) days after Landlord’s receipt of the Credit Demand Notice, a check equal to the specified dollar amount in which case the Rental Credit shall be reduced by the specified dollar amount. Upon Landlord’s receipt of the Credit Demand Notice, Landlord shall immediately be no longer obligated to either (1) perform work in the Demised Premises under Paragraph 3 hereof or (2) disburse any further installments of the Total Outside Contractor Payment under Paragraph 4.(B) hereof. Notwithstanding anything contained to the contrary elsewhere in this Paragraph, if the portion of the Construction Credit which is unexpended as of the date Landlord received the Credit Demand Notice exceeds $364,972.50, then, said excess portion of the Construction Credit shall be null and void and forever forfeited.
          (B) If conditions (a) and (b) of Paragraph 5.(A) above are strictly met, then, Tenant shall receive the Rental Credit which shall be utilized in twelve (12) equal installments only against twelve (12) consecutive monthly installments of Minimum Rent. The first of said twelve (12) consecutive monthly installments of Minimum Rent shall be the monthly installment of Minimum Rent for the calendar month immediately following the calendar month in which Landlord received the Credit Demand Notice. Tenant may apply only one-twelfth (1/12) consecutive monthly installments of Minimum Rent. The Rental Credit, or any remaining part thereof, shall be null and void and forever forfeited if not fully utilized as required by this Paragraph 5.(B). If at any time during the aforementioned twelve (12) month period Tenant breaches the Lease, then, the remaining part of the Rental Credit shall be null and void and forever forfeited.
          6. DELAYS. Tenant shall be responsible for any delays in completing the work described in Paragraph 3 hereof by reason of Tenant’s failure to cooperate with Landlord, Tenant’s delays in submitting any drawings or specifications, or in supplying information, or in approving drawings, specifications or estimates, or in giving authorizations, or by reason of any

“Extra” or “Change Order” designated by Tenant, or by reason of any changes by Tenants in any designations previously made by Tenant, or by reason of any similar acts or omissions of Tenant. If the Additional Space Commencement Date does not occur on or before July 1, 1996 by virtue of any of the reasons set forth in the immediately preceding sentence, then, the Additional Space Commencement Date shall be deemed, notwithstanding anything contained to the contrary in Paragraph 2 hereof, to have occurred on July 1, 1996.
          7. SURRENDER SPACE. The “Requested Surrender Date” is herein defined as the date falling thirty (30) days after the Additional Space Commencement Date. Tenant shall deliver the Surrender Space to Landlord by the Requested Surrender Date in the same physical condition and state of repair that would apply to the Surrender Space as if the Requested Surrender Date were the Termination Date. The earliest date after the Requested Surrender Date by when Tenant has delivered to Landlord the Surrender Space in the physical condition and state of repair as required hereunder is hereinafter called the “Actual Surrender Date”. If the Actual Surrender Date fails to occur by the Requested Surrender Date, then, Tenant shall be deemed a holdover tenant for the Surrender Space and shall be liable to Landlord under Article 55 of the Lease as if June 30, 1996 were the Termination Date. As of the Actual Surrender Date, Exhibit A (Rental Plan) to the Lease shall be deemed to have excluded therefrom the Surrender Space. Nothing in this Paragraph shall be deemed to constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Surrender Space, up to and including the Actual Surrender Date.

          8. TERMINATION DATE. Notwithstanding anything to the contrary contained in the Lease, the date set forth in the Lease for the expiration of the term thereof is hereby modified so that the Termination Date shall be the last day of the month in which month occurs the tenth (10th) anniversary of the Additional Space Commencement Date.
          9. MINIMUM RENT. The Lease is hereby amended to provide that the Minimum Rent, on an annual basis, shall be:
(i) SEVEN HUNDRED NINETY FIVE THOUSAND ONE HUNDRED FIFTY THREE AND 42/100 DOLLARS ($795,153.42) for the period commencing on the Additional Space commencement Date and ending on the third (3rd) anniversary of the Additional Space Commencement Date, payable in advance on the first day of each calendar month in equal monthly installments of SIXTY SIX THOUSAND TWO HUNDRED SIXTY TWO AND 79/100 DOLLARS ($66,262.79);
(ii) ONE MILLION SEVENTEEN THOUSAND FIFTY SIX AND 70/100 DOLLARS ($1,017,056.70) for the period commencing on the day immediately following the third (3rd) anniversary of the Additional Space Commencement Date and ending on the seventh (7th) anniversary of the Additional Space Commencement Date, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY FOUR THOUSAND SEVEN HUNDRED FIFTY FOUR AND 73/100 DOLLARS ($84,754.73); and
(iii) ONE MILLION SEVENTY THOUSAND FIVE HUNDRED EIGHTY SIX AND 00/100 DOLLARS ($1,070,586.00) for the period commencing on the day immediately following the seventh (7th) anniversary of the Additional Space Commencement Date and ending on the Termination Date, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY NINE THOUSAND TWO HUNDRED FIFTEEN AND 50/100 DOLLARS ($89,215.50).
          10. ADDITIONAL SPACE LEASE AMENDMENT. Section 36.2 of the Lease shall be amended as of the Additional Space Commencement Date to provide that (i) the Demised Premises shall be deemed to contain a floor area of 48,663 square feet and (ii) the Occupancy Percentage shall be 43%. If, however, the Actual Surrender Date does not occur by the Additional Space Commencement Date, then, (a) for the period beginning on the Additional Space Commencement Date, then, (a) for the period beginning on the Additional Space Commencement Date and ending on the day prior to the Actual Surrender Date, Section 36.2 of the Lease shall be amended to provide that (A) the Demised Premises shall be deemed to contain a floor area of 56,941 square feet and (B) the Occupancy Percentage shall be 50.3% and (b) for the period beginning on and at all times after the Actual Surrender Date, Section 36.2 of the Lease shall be amended as set forth in the first sentence of this Paragraph.
          11. FIRST TAX YEAR. For purposes of computing the additional rent accruing after the Additional Space Commencement Date that is due Landlord under Section 36.4(1) of the Lease, as of the Additional Space Commencement Date, (A) Section 36.1(4) of the Lease shall be deleted and replaced with the following new Section 36.1(4): “The First Tax Year shall mean the calendar year ending December 31, 1996. Tax Year shall mean any calendar year thereafter;” and (B) Section 36.1(2) of the Lease shall be deleted and replaced with the following new Section 36.1(2) of the Lease shall be deleted and replaced with the following new Section

36.1(2): “The Base Tax Rate shall mean the real estate tax rate in effect on the date of the Third Amendment of Lease; “
          12. FIRST OPERATING YEAR. For purposes of computing the additional rent accruing after the Additional Space Commencement Date that is due Landlord under Section 36.5(1) of the Lease, as of the Additional Space Commencement Date, Section 36.1(3) of the Lease shall be deleted and replaced with the following new Section 36.1(3): “First Operating Year shall mean the calendar year ending December 31, 1996. Operating Year shall mean any calendar year thereafter.”
          13. PARKING. As of the Additional Space Commencement Date, Tenant’s Allotted Parking referenced in Section 43.1 of the Lease shall be for one hundred fifty eight (158) cars. Supplementing Section 43.4 of the Lease, by no later than the Additional Space Commencement Date, Landlord shall mark once, at Tenant’s expense but subject to the Construction Credit, the words “TOTAL VISITOR” on one (1) parking space in the Designated Parking Area. Such marking shall not increase Tenant’s Allotted Parking. Supplementing Section 43.2 of the Lease, any Over-use shall be deemed a material event of default under the Lease and Landlord may immediately suspend or revoke the License, remove Tenant’s designations and markings from any parking space so inscribed and/or exercise such remedies as are provided in Articles 17 and 18 of the “Printed Portion” of the Lease. Supplementing Section 43.2 of the Lease, Landlord shall not be responsible to Tenant if all or any of Tenant’s designated and/or marked parking spaces are used by anyone other than Tenant or its visitors.
          14. RENEWAL OPTION. As of the date hereof, the following Article 60 shall be deemed added to and made a part of the Lease:

          60. RENEWAL OPTION
          60.1 Subject to the provisions of Section 60.2 below, Tenant shall have the option to renew this Lease for two (2) additional terms of five (5) years each (each such renewal term is herein after referred to as a “Renewal Term”). If Tenant exercises the first renewal option, the first Renewal Term shall commence upon the expiration of the term ending on the last day of the month in which month occurs the tenth (10th) anniversary of the Additional Space Commencement Date (the “Initial Term”). If Tenant exercises the first renewal option and the second renewal option, the second Renewal Term shall commence upon the expiration of the first Renewal Term shall commence upon the expiration of the first Renewal Term. The terms, covenants and conditions during the Initial Term, including but not limited to the definitions of the First Tax Year and First Operating Year as set forth in Article 36 thereof, shall be projected and carried over into each of the Renewal Terms, except as specifically set forth hereinafter.
          (a) The Minimum Rent for the first Renewal Term shall be the greater of (i) Market Rent [as defined in clause (b) below] or (ii) the Adjusted Minimum Rent as of the last day of the Initial Term. The Minimum Rent for the second Renewal Term shall be the greater of (i) Market Rent or (ii) the Adjusted Minimum Rent as of the last day of the first Renewal Term.
          (b) “Market Rent” shall mean the fair market rent for the Demised Premises, as of the commencement date for the first or second Renewal Term, as the case may be (the “Determination Date”), based upon the rents generally in effect for comparable office space in the area in which the Real Estate is located. Market Rent (for the purposes of determining the Minimum Rent only during each Renewal Term) shall be determined on what is commonly known as “gross” basis; that is, in computing Market Rent, it shall be assumed that all real estate taxes and customary services are included in such Market Rent and are not passed through to the Tenant as separate additional charges. Notwithstanding the foregoing, the Minimum Rent for each Renewal Term shall be thereafter increased fro tie to time a s provided in this Lease and the first time to time as provided in this Lease and the First Tax Year and First Operating Year for each Renewal Term shall be defined as provided in Article 36 hereof.
          (c) Landlord shall notify Tenant (“Landlord’s Determination Notice”) of Landlord’s determination of the Market Rent within sixty (60) days of the Determination Date. If Tenant disagrees with Landlord’s determination Tenant shall notify Landlord (“Tenant’s Notice of Disagreement”) within fifteen (15) days of receipt of Landlord’s

Determination Notice. Time shall be of the essence with respect to Tenant’s Notice of Disagreement, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent. If Tenant timely gives its Tenant’s Notice of Disagreement, then, the Market Rent shall be determined as follows: Landlord and Tenant shall, within 30 days of the date on which Tenant’s Notice of Disagreement was given, each appoint Appraiser (hereinafter defined) for the purpose of determining the Market Rent. An Appraiser shall mean a duly qualified impartial real estate appraiser having at least (10) years experience in the area in which the Demised Premises are located. In the event that the two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who shall make a determination within thirty (30) days thereafter. If such two Appraisers fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by a presiding Judge of the Superior Court of the State of New Jersey for the County in which the Real Estate is located. Such two (2) Appraisers or three (3) Appraiser, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. The decision of such Appraisers shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant. If such Appraisers fail to deliver their decision as set forth above prior to the commencement of any Renewal Term, Tenant shall pay Landlord the Adjusted Minimum Rent at the rate as of the last day of the Initial Term or the last day of the first Renewal Term, as the case may be, until such decision is so delivered. If the Market Rent as determined above is in excess of the actual rent paid, then Tenant, upon demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the commence of the Renewal Term. Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser. Promptly upon determination of the Market Rent, Tenant shall execute and deliver a Lease amendment prepared by Landlord setting forth the terms of the Renewal Term.
          60.2 Tenant’s option to renew, as provided in Section 60.1 above, shall be strictly conditioned upon and subject to each of the following:
          (a) Tenant shall notify Landlord in writing of Tenant’s exercise of its option to renew at least nine (9) months, but not more than twelve

(12) months, prior to the expiration of the Initial Term or the first Renewal Term, as the case may be;
          (b) At the time Landlord receives Tenant’s notice as provided in (a) above, and at the expiration of the Initial Term or the first Renewal Term, as the case may be, Tenant shall not have been in default under the terms or provisions of this Lease and Tenant shall not have assigned this Lease or subleased all or any portion of the Demised Premises. The conditions contained in this Section 60.2(b) may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of this option to renew;
          (c) Tenant shall have no further renewal option other than the option to extend for the two (2) Renewal Terms as set forth in Section 60.1 above;
          (d) This option to renew shall be deemed personal to the Tenant named on the first and last page of the Lease and may not otherwise be assigned;
          (e) Landlord shall have no obligation to do any work or perform any services for the Renewal Term with respect to the Demised Premises or the Building which Tenant agrees to accept in their then “as is” condition; and
          (f) No later than ten (10) days prior to the commencement of any Renewal Term, Tenant shall deposit with Landlord such additional sums as may be required to increase any security deposit then held by Landlord proportionate to the increase in the Minimum Rent then due under the Lease.
     15. BROKERAGE. Tenant represents that it has had no dealings or communications with any real estate broker or agent, other than Julien J. Studley, Inc., in connection with this Third Amendment of Lease. Tenant agrees to defend indemnify and hold Landlord, its affiliates and/or subsidiaries and the partners, directors, officers of Landlord and its affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including attorney’s fees, court costs and disbursements) for any commission or other compensation claimed by any broker or agent, other than Julien J. Studley, Inc., with respect to this Third Amendment of Lease.

          16. CORPORATE AUTHORITY. Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Third Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord’s request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.
          17. TEMPORARY OCCUPANCY LICENSE. Solely as an accommodation to Tenant, Landlord hereby grants to Tenant, without Landlord assuming any responsibilities, obligations, liabilities or duties, a revocable license covering the period that commences today and ends on the earlier of June 30, 1996 or the Additional Space Commencement Date, that permits Tenant to occupy any portion of the second (2nd) floor of the Building that is vacant, empty and unleased by any party, in its “as-is” physical condition and state of repair, pursuant to all the responsibilities, obligations, liabilities and duties that Tenant has undertaken in the Lease as if said space were part of the Demised Premises, except for the obligation to pay Minimum Rent on said space.
          18. AFTER-HOURS HVAC. Supplementing and modifying the first sentence of Section 39.2 of the Lease, with regard to any after-hours air-conditioning, ventilation or heating supplied to all or any part of the Demised Premises on or after July 1, 1996, Tenant shall pay to Landlord, as additional rent, a sum equal to $35.00 per hour.
          19. CONDITION OF ADDITIONAL SPACE. Tenant agrees to accept the Additional Space in its “as is” physical condition and state of repairs as of the Additional Space Commencement Date.
          20. LEASE RATIFICATION. Except as expressly amended by this Third Amendment of Lease, that certain Second Amendment of Lease dated November 27, 1990, that certain letter agreement dated July 31, 1986 and that certain First Amendment of Lease dated January 5, 1987, the Lease and all terms, covenants and conditions thereof, shall remain in full force and effect and are hereby in all respects ratified and confirmed.
          21. GROUND MONUMENT SIGNAGE. As of the date hereof, Paragraph 20 of the Second Amendment of Lease dated November 27, 1990 between the parties shall be deemed null and void and without any legal force or binding effect. Until Tenant (i) breaches any monetary term of the Lease, (ii) assigns the Lease to any person or entity, except one that complies with Section 48.7 of the Lease or (iii) sublets an aggregate of 5,000 or more rentable square feet of the Demised Premises in one or more transactions to any person or entity, except one that complies with Section 48.7 of the Lease, Landlord shall, beginning as soon as reasonably practicable after Landlord receives a written demand from Tenant (but in no event sooner than July 1, 1996), display, at Landlord’s expense, the name of Tenant on a single Building standard ground monument located in a location on the Real Estate to be established by Landlord and Tenant in writing. Landlord shall solely determine the size, material composition, design, style and color of (a) such ground monument and (b) all text appearing on said ground monument. The design, style and color of Tenant’s logo, however, shall be solely determined by Tenant exercising reasonable and tasteful discretion.
          22. NO ORAL CHANGES. This Third Amendment of Lease may not be changed orally, but only by a writing signed by both Landlord and Tenant.
          23. NO DEFAULT. Tenant confirms that (i) Landlord has complied with all of its obligations contained in the Lease and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.

     24. EXPANSION OPTION A. As of the date hereof, the following Article 66 shall be deemed added to and made a part of the Lease:
          66. EXPANSION OPTION A
          66.1 Subject to the provisions of Section 66.2 below, Tenant shall have the option to increase on Expansion Space A Inclusion Date (hereinafter defined) the Demised Premises by adding thereto Expansion Space A (hereinafter defined). Except as otherwise provided herein, the foregoing expansion of the Demised Premises shall be upon all the terms and conditions of this Lease. The configuration and location in the Building of Expansion Space A shall be solely determined by Landlord and the rentable square foot area of Expansion Space A shall also be solely established by Landlord but shall be between 4,000 and 5,500 rentable square feet. Expansion Space A Inclusion Date shall be determined solely by Landlord but shall be after June 30, 1998 and before January 2, 2,000. The minimum Rent payable for Expansion Space A shall be determined solely by Landlord to reflect fair market rent. Tenant’s obligation to pay Minimum Rent for Expansion Space A shall commence on Expansion Space A Inclusion Date. Tenant shall, upon Landlord’s request, execute and deliver a lease amendment prepared by Landlord reflecting the inclusion of Expansion Space A within the Demised Premises. If Tenant has properly exercised this option and the exercise of said option remains binding upon Landlord, then, prior to Expansion Space A Inclusion Date, Landlord shall advise Tenant of (1) the configuration, location in the Building and rentable square foot area of Expansion Space A, *2) Expansion Space A Inclusion Date and (3) the Minimum Rent applicable for Expansion Space A. Tenant shall be strictly bound by the terms of said advice.
          66.2 Tenant’s option to increase the Demised Premises by adding thereto Expansion Space A, as provided in Section 66.1 above, shall be strictly conditioned upon and subject to each of the following:
          (a) Tenant may only exercise its option to add Expansion Space A to the Demised Premises if Tenant has been in continuous occupancy of the entire Demised Premises, as same are constituted on the date hereof;
          (b) No later than October 1, 1997 but no earlier than July 1, 1997, Tenant shall notify Landlord in writing of Tenant’s exercise of its option to add Expansion Space A to the Demised Premises;
          (c) At all times before Expansion Space A Inclusion Date, Tenant shall not have breached any of the terms of this Lease and Tenant shall not have assigned this Lease or subleased for the balance of the Lease term all or any part of the Demised Premises. The conditions contained in this Section 66.2(c) may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of this option to expand;
          (d) The option to increase the Demised Premises as set forth in this Article 66 shall be deemed personal to the Tenant named on the first and last page of this Lease and may not be assigned;
          (e) Landlord shall have no obligation to perform any work to Expansion Space A which Tenant agrees to accept in its “as is” physical condition as of Expansion Space A Inclusion Date. Landlord, however, agrees that in the event it approves in writing, on or before the Expansion Space A Inclusion Date, drawings and specifications prepared by Tenant, at its expense, for certain renovation work in Expansion Space A (the “Renovation A Work”) to be performed by Bellemead Construction Corporation (“BCC”) at Tenant’s expense, Landlord shall give Tenant, upon BCC’s completion of the Renovation A Work (the “Payment A Date”), a credit to be applied only against BCC’s invoice to Tenant for the Renovation A Work. Said credit (“Renovation A Credit”) shall equal the product of $10.00 and the rentable square foot area of Expansion Space A as solely determined by Landlord, subject to Section 66.1 hereof. All or any portion of the Renovation A Credit that is not utilized by Tenant as of ninety (90) days after the Expansion Space A Inclusion Date shall be forever forfeited and may not be applied against any payment of Minimum Rent, Adjusted Minimum Rent or additional rent due under the Lease. Landlord’s obligation to grant the Renovation A Credit to Tenant shall be strictly conditioned upon Tenant not having breached any term of the Lease on or before the Payment A Date; and
          (f) If Expansion Space A shall not be available for Tenant’s occupancy on Expansion Space A Inclusion Date, for any reason, including the holding over of the prior tenant, then, Landlord and Tenant agree that the failure to have such Expansion Space A available for occupancy by Tenant shall in no way affect the validity of the Lease or the deemed inclusion of Expansion Space A within the Demised Premises as of the Expansion Space A Inclusion Date, or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease.
     25. EXPANSION OPTION B. As of the date hereof, the following Article 67 shall be deemed added to and made a part of the Lease:

          67. EXPANSION OPTION B
          67.1 Subject to the provisions of Section 67.2 below, Tenant shall have the option to increase on Expansion Space B Inclusion Date (hereinafter defined) the Demised Premises by adding thereto Expansion Space B (hereinafter defined). Except as otherwise provided herein, the foregoing expansion of the Demised Premises shall be upon all the terms and conditions of this Lease. The configuration and location in the Building of Expansion Space B shall be solely determined by Landlord and the rentable square foot area of Expansion Space B shall also be solely established by Landlord but shall be between 4,000 and 5,000 rentable square feet. Expansion Space B Inclusion Date shall be determined solely by Landlord but shall be after June 30, 2001 and before January 2, 2003. The Minimum Rent payable for Expansion Space B shall be determined solely by Landlord to reflect fair market rent. Tenant’s obligation to pay Minimum Rent for Expansion Space B shall commence on Expansion Space B Inclusion Date. Tenant shall, upon Landlord’s request, execute and deliver a Lease amendment prepared by Landlord reflecting the inclusion of Expansion Space B within the Demised Premises. If Tenant has properly exercised this option and the exercise of said option remains binding upon Landlord, then, prior to Expansion Space B Inclusion Date, Landlord shall advise Tenant of (1) the configuration, location in the Building and rentable square foot area of Expansion Space B, (2) Expansion Space B Inclusion Date and (3) the Minimum Rent applicable for Expansion Space B. Tenant shall be strictly bound by the terms of said advice.
          67.2 Tenant’s option to increase the Demised Premises by adding thereto Expansion Space B, as provided in Section 67.1 above, shall be strictly conditioned upon and subject to each of the following:
          (a) Tenant may only exercise its option to add Expansion Space B to the Demised Premises if Tenant has been in continuous occupancy of the entire Demised Premises, as same are constituted on the date hereof;
          (b) No later than October 1m 2000 but no earlier than July 1, 2000, Tenant shall notify Landlord in writing of Tenant’s exercise of its option to add Expansion Space B to the Demised Premises;
          (c) At all times before Expansion Space B Inclusion Date, Tenant shall not have breached any of the terms of this Lease and Tenant shall not have assigned this Lease or subleased all or any part of the Demised Premises. The conditions contained in this Section 67.2(c) may be waived by Landlord at its sole discretion and may not be used by

Tenant as a means to negate the effectiveness of Tenant’s exercise of this option to expand;
          (d) The option to increase the Demised Premises as set forth in this Article 67 shall be deemed personal to the Tenant named on the first and last page of this Lease and may not be assigned;
          (e) Landlord shall have no obligation to perform any work to Expansion Space B which Tenant agrees to accept in its “as is” physical condition as of Expansion Space B Inclusion Date. Landlord, however, agrees that in the event it approves in writing, on or before the Expansion Space B Inclusion Date, drawings and specifications prepared by Tenant, at its expense, for certain renovation work in Expansion Space B(the “Renovation B Work”) to be performed by BCC at Tenant’s expense, Landlord shall give Tenant, upon BCC’s completion of the Renovation B Work (the “Payment B Date”), a credit to be applied only against BCC’s invoice to Tenant for the Renovation B Work. Said credit (“Renovation B Credit”) shall equal the product of $5.00 and the rentable square foot area of Expansion Space B as solely determined by Landlord, subject to Section 67.1 hereof. All or any portion of the Renovation B Credit that is not utilized by Tenant as of ninety (90) days after the Expansion Space B Inclusion Date shall be forever forfeited and may not be applied against any payment of Minimum Rent, Adjusted Minimum Rent or additional rent due under the Lease. Landlord’s obligation to grant the Renovation B Credit to Tenant shall be strictly conditioned upon Tenant not having breached any term of the Lease on or before the Payment B Date; and
          (f) If Expansion Space B shall not be available for Tenant’s occupancy on Expansion Space B Inclusion Date, for any reason, including the holding over of the prior tenant, then, Landlord and Tenant agree that the failure to have such Expansion Space B available for occupancy by Tenant shall in no way affect the validity of the Lease or the deemed inclusion of Expansion Space B within the Demised Premises as of Expansion Space B Inclusion Date, or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease.
     26. CONTRACTION OPTION. (A) Subject to the provisions of Section (B) below and Paragraph 27 hereof, Tenant shall have a one-time option to terminate the Lease effective as of either June 30, 1999 or June 30, 2001 with regard only to the Contraction Space (hereinafter defined in Paragraph 28), and the term of the Lease, with regard solely to the Contraction Space, shall expire in the same manner and with the same effect as if June 30, 1999 or June 30, 2001, as the case may be, were the date set forth in the Lease for the expiration of the term hereof.
     (B) Tenant’s option to terminate the Lease, with regard only to the Contraction Space, as provided in Paragraph 26(A) above, shall be strictly conditioned upon and subject to each of the following:
1. If Tenant desires to terminate the Lease with regard only to the Contraction Space, Landlord must simultaneously receive (i) Contraction Space Floor Plan (hereinafter defined in Paragraph 27), (ii) written notice stating that Tenant desires to exercise this option and (iii) in the case only of a June 39, 1999 termination date, a certified bank check drawn on a New Jersey banking institution payable to the direct order of Landlord for an amount equal to the produce of $8.50 and the rentable square foot area of the Contraction Space as shown in a Contraction Space Floor Plan which has first been approved in writing by Landlord. Both items described in subsection (i) and (ii) of this Paragraph 26.(B)1., in the case of a June 30, 2001 termination date, must be received by Landlord no later than October 31, 2000 but no sooner than August 1, 2000. All three (3) items described in subsection (i), (ii) and (iii) of this Paragraph 26.(B).1, in the case of a June 30, 1999 termination date, must be received by Landlord no later then October 31, 1998 but not sooner than August 1, 1998;
2. At all times prior to Landlord’s receipt of the Contraction Space Floor Plan and Tenant’s notice described in Paragraph 26.(B)1. above, and all times prior to the applicable termination date, either June 30, 1999 or June 30, 2001, Tenant shall not have been in breach of any of the terms and provisions of the Lease. The conditions contained in this Paragraph 26.(B)2. may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of this option;
3. This option to terminate the Lease with regard only to the Contraction Space shall be deemed personal to the Tenant named on the first and last page of this Third Amendment of Lease and may not assigned; and
4. Tenant’s exercise of its termination option in accordance with the terms and provisions of this Paragraph 26 shall not constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability, whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted

Minimum Rent, additional rent and other charges payable by Tenant for the Contraction Space up to and including June 30, 2001 in the case of a June 30, 2001 termination date or June 30, 1999 in the case of a June 30, 1999 termination date.
          27. CONTRACTION SPACE. The precise rentable square foot area, location and configuration of the Contraction Space has not been agreed upon by Landlord and Tenant as of the date hereof. Landlord and Tenant, however, hereby agree that the rentable square foot area of the Demised Premises, as they are constituted on the date Landlord receives the notice referred to in Paragraph 26.(B)1.(ii) hereof. Together with the notice referred to in Paragraph 26.(B)1.(ii) hereof, Tenant shall furnish Landlord, for its written approval, a detailed floor plan (“Contraction Space Floor Plan”) marking the precise rentable square foot area, location and configuration of the Contraction Space Tenant desires to surrender. The Contraction Space Floor Plan, in a form approved in writing by Landlord, shall control the precise rentable square foot area, location and configuration of the Contraction Space Tenant desires to surrender. Landlord shall not unreasonably withhold, delay or condition its written approval to the Contraction Space Floor Plan so long as the Contraction Space depicted therein (i) complies with all applicable building codes and (ii) depicts a single self-contained unit of space whose layout has not irregularities that might adversely affect the marketability of the Contraction Space. If Landlord gives Tenant a written notice unconditionally approving the Contraction Space Floor Plan, then, at a time solely determined by Landlord and at Landlord’s expense, Landlord shall demise, using Building standard means, methods, materials and labor, the Contraction Space from the ret of the Demised Premises. Upon Landlord’s demand, Tenant shall cooperate with Landlord and comply with any directives of Landlord for the purpose of assisting Landlord in satisfying its obligation to Tenant under the immediately preceding sentence. Until Landlord gives Tenant a written notice unconditionally approving the

Contraction Space Floor Plan, then, the option to surrender the Contraction Space shall be deemed not to have been exercised by Tenant.
          28. SURRENDER OF CONTRACTION SPACE. So long as Tenant has properly exercised this contraction option and that exercise remains binding and enforceable, (i) Tenant shall deliver the Contraction Space to Landlord by either June 30, 1999 or June 30, 2001, as the case may be, in the same physical condition and state of repair that would apply to the Contraction Space as if either June 30, 1999 or June 30, 2001, as the case may be, were the Termination Date. The date (falling only on or after June 30, 1999 or June 30, 2001, as the case may be) by when Tenant has delivered to Landlord the Contraction Space in the physical condition and state of repair as required hereunder is hereinafter called the “Actual Contraction Date.” If the Actual Contraction Date does not occur before either July 1, 1999 or July 1, 2001, as the case may be, then, Tenant shall be deemed a holdover tenant for the Contraction Space and shall be liable to Landlord under Article 55 of the Lease as if either June 30, 1999 or June 30, 2001, as the case may be, were the Termination Date. If, however, it has been adjudged that the Actual Contraction Date failed to occur before either July 1, 1999 or July 1, 2001, as the case may be, solely due to the gross negligence of Landlord, then, notwithstanding the immediately preceding sentence, for each day during the period either July 1, 1999 through the Actual Contraction Date or July 1, 2001 through the Actual Contraction Date, as the case may be, Tenant shall pay 100%, not 200%, of the Adjusted Minimum Rent for said period. Nothing in this Paragraph shall be deemed to constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability, whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Contraction Space, up to and including the Actual Contraction Date.
          29. CONTRACTION SPACE LEASE AMENDMENT. On or about the Actual Contraction Date, Landlord shall deliver to Tenant a notice (a) establishing the Actual Contraction Date, (b) modifying Section 36.2 of the Lease as of the Actual Contraction Date to reflect Landlord’s determination of the reduced rentable square foot area of the Demised Premises, (c) revising Section 36.2 of the Lease as of the Actual Contraction Date to reflect Landlord’s determination of the reduced Tenant’s Occupancy Percentage, (d) changing the Allotted Parking referred to in Section 43.1 of the Lease as of the Actual Contraction Date so that Tenant’s Allotted Parking reflects Landlord’s then applicable Building standard ratio of parking spaces to each 1,000 rentable square feet within the Demised Premises, (e) reducing the Minimum Rent as of the Actual Contraction Date by an amount equal to the product of (1) $16.34 and the rentable square foot area of the Contraction Space for the period (if any) beginning on the Actual Contraction Date and ending on the third (3rd) anniversary of the Additional Space Commencement Date, (2) $20.90 and the rentable square foot area of the Contraction Space for the period beginning on the day immediately following the third (3rd) anniversary of the Additional Space Commencement Date and ending on the seventh (7th) anniversary of the Additional Space Commencement Date and (3) $22.00 and the rentable square foot area of the Contraction Space for the period beginning on the day immediately following the seventh (7th) anniversary of the Additional Space Commencement Date and ending on the Termination Date; and reciting other pertinent modifications to the Lease that Landlord deems necessary. As of the Actual Contraction Date, Exhibit A (Rental Plan) to the Lease shall be deemed modified to exclude the contraction Space. Tenant shall accept the terms of the notice referred to in the first sentence of this Paragraph by signing a copy of said notice and returning it to Landlord within five (5) days after Tenant’s receipt thereof. Tenant’s failure to timely return a fully executed unamended original counterpart of said notice shall constitute Tenant’s express consent with an agreement to all the terms contained in the notice as prepared by Landlord.
          30. SPACE PLANNING REIMBURSEMENT. Tenant hereby represents that it has, as of the date hereof, spent in excess of $50,000.00 on the space planning services of Ralph Mancini Duffy relating solely to the Additional Space. Provided (i) Landlord receives from Tenant, no later than ten (10) days prior to the date hereof, written documentation in form and content satisfactory to landlord evidencing the veracity of Tenant’s representation contained in the first (1st) sentence of this Paragraph and (ii) Tenant has not breached any term of the Lease, then, on the date hereof, Landlord shall pay Tenant $50,000.00.
          31. FIRST-CLASS BUILDING. Landlord shall endeavor to operate and maintain the Building in a first-class manner and any costs arising from such first-class operation and maintenance Tenant agrees to pay pursuant to Article 36 of the Lease or other applicable provisions of the Lease.
          32. SUBLETTING. As of the Additional Space commencement Date, the last five (5) lines of Section 48.4 of the Lease shall be deemed deleted and replaced by the following language:
48.2 to pay over to Landlord as additional rent hereunder fifty percent (50%) of all consideration (of whatever nature) payable by the prospective sublessee or assignee to Tenant pursuant to such sublease or assignment which exceeds (said excess is hereinafter referred to as “Profit”) the pro rata share of the Adjusted Minimum Rent allocable to the Demised Premises, in the case of an assignment, or to the subleased premises in the case of a sublease, payable by Tenant hereunder. In computing the Profit, tenant may deduct therefrom, to the extent documented as hereinafter provided, those bona fide, out-of-pocket, actual, reasonable and necessary costs negotiated at arms-length directly incurred by Tenant in effectuating a sublease or assignment paid to only (A) entities unaffiliated with Tenant for brokerage and legal services and (B) Bellemead Construction Corporation for construction work. For purposes of computing Profit, the costs referred to in the immediately preceding sentence shall be amortized over the term of the sublease or the remaining term of the Lease in the event of an assignment. Tenant shall promptly provide Landlord with (i) an affidavit sworn to by Tenant setting forth in detail the permitted deductions from Profit and (ii) proof of payment for said permitted deductions from Profit.
          33. BUILDING PURCHASE OPTION. If Landlord receives a bona fide good faith offer in writing from a Qualified Purchaser (hereinafter defined) to purchase a fee simple absolute interest in only the Real Estate, Landlord shall (provided Tenant has not breached any term of the Lease, sublet all or any part of the Demised Premises and/or assigned the Lease) give Tenant in writing a notice inviting Tenant (“Invitation Notice”) to submit a contract of sale for landlord’s execution covering the Real Estate. If Landlord and Tenant fail to execute and unconditionally deliver to each other a fully binding contract of sale for the Real Estate within ten (10) days after Landlord gives Tenant the Invitation Notice, Tenant shall have no further rights and Landlord shall have no further obligations under this Paragraph. A Qualified Purchaser shall mean any person or entity, except (1) any person or entity who may acquire the Real Estate through a sale in foreclosure or a deed given in lieu of foreclosure, (2) any governmental entity that may acquire the Real Estate by exercise of the power of eminent domain, (3) an affiliate, subsidiary, related entity, parent, partner or stockholder of Landlord and (4) a joint venture, syndicate or partnership (general, limited or otherwise) in which any interest is held by Landlord, its affiliate, subsidiary, related entity, parent, partner or stockholder. The entitlement to an Invitation Notice shall be deemed personal to Tenant named on the first and last page of this Third Amendment of Lease and may not be assigned.

FOURTH AMENDMENT OF LEASE
     This FOURTH AMENDMENT OF LEASE is made as of the 12 th day of December 1996 between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o Bellemead Management Co., Inc., 280 Corporate Center, 4 Becker Farm Road, Third Floor, Roseland, New Jersey 07068-3788 (hereinafter called “Landlord”) and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an office at 5 Independence Way, Princeton, New Jersey 0854Q (hereinafter called “Tenant”).
W I T N E S S E T H :
     WHEREAS:
     A. Bellemead Development Corporation, predecessor-in-interest to Landlord, and Tenant heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986, January 5, 1987, November 27, 1990 and December 27, 1995 (said lease as it was or may hereafter be amended is hereinafter called the “Lease”) with respect to a portion (“Demised Premises”) of the building known as 5 Independence Way, Princeton, New Jersey (“Building”); and
     B. Landlord and Tenant are desirous of amending the Lease in certain respects.
     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:
     1. DEFINED TERMS . Except as specifically provided otherwise in this Fourth Amendment of Lease, all defined terms contained in this Fourth Amendment of Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.
     2. CREDIT DEMAND NOTICE . As of the date hereof, the date “December 31, 1996”, found on lines 3-4 of Paragraph 5.(A) to the Third Amendment of Lease dated as of December 27, 1995 between Landlord and Tenant, shall be deemed changed to “March 31, 1997”.
     3. CORPORATE AUTHORITY . Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Fourth Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord’s request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.
     4. LEASE RATIFICATION . Except as expressly amended by this Fourth Amendment of Lease, that certain Third Amendment of Lease dated December 27, 1995, that certain Second Amendment of Lease dated November 27, 1990, that certain letter agreement dated July 31, 1986 and that certain First Amendment of Lease dated January 5, 1987, the Lease, and all terms, covenants and conditions thereof, shall remain in full force and effect and is hereby in all respects ratified and confirmed.

     5. NO ORAL CHANGES . This Fourth Amendment of Lease may not be changed orally, but only by a writing signed by both Landlord and Tenant.
     6. NO DEFAULT . Tenant confirms that (i) Landlord has complied with all of its obligations contained in the Lease and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.

FIFTH AMENDMENT OF LEASE
          This FIFTH AMENDMENT OF LEASE is made as of the ___ day of February, 1998 between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, (“Landlord”) having an address at PW/MS Management Co., Inc., c/o Gale & Wentworth, LLC, Park Avenue at Morris County, 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932-1007 and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an office at 5 Independence Way, Princeton, New Jersey 08540 (hereinafter called “Tenant”).
W I T N E S S E T H:
          WHEREAS:
          A. Bellemead Development Corporation, predecessor-in-interest to Landlord, and Tenant heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986, January 5, 1987, November 27, 1990, December 27, 1995 and December 12, 1996 (said lease as it was or may hereafter be amended is hereinafter called the “Lease”) with respect to a portion (“Demised Premises”) of the building known as 5 Independence Way, Princeton, New Jersey (“Building”), for a term ending on July 31, 2006 or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and
          B. Tenant is desirous of increasing the size of the Demised Premises by the addition of 2,500 rentable square feet (“Additional Space”) on the first (1st) floor of the Building, as illustrated on Schedule A, attached hereto and made a part hereof.
          NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:

          1. DEFINED TERMS. Except as specifically provided otherwise in this Fifth Amendment of Lease, all defined terms contained in this Fifth Amendment of Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.
          2. ADDITIONAL SPACE COMMENCEMENT DATE. The Demised Premises shall be deemed expanded to include the Additional Space on (“Additional Space Commencement Date”) March 1, 1998 As of the Additional Space commencement Date, the attached Schedule A shall be added to and become a part of Exhibit A (Rental Plan) to the Lease. On or about the Additional Space Commencement Date, Landlord may deliver to Tenant a notice (“Additional Space Commencement Date Notice”) confirming, among other things, the inclusion of the Additional Space Commencement Date. If Tenant receives the Additional Space Commencement Date Notice, Tenant shall sign same and return it fully executed to Landlord within five (5) days after Tenant’s receipt thereto. Tenant’s failure to timely return a fully executed unamended original counterpart of the Additional Space commencement Date Notice shall constitute Tenant’s express consent with and agreement to all the terms contained in the Additional Space Commencement Date Notice as prepared by Landlord.
          3. CONDITION OF ADDITIONAL SPACE. As of the Additional Space Commencement Date, Tenant shall be deemed to have accepted the Additional Space in its then “as is” physical condition and state of repair. In that regard, Landlord shall have no obligation to do any work or perform any services with respect to the Additional Space or grant Tenant any construction allowance, except that Landlord, at its expense, shall once, using Building standard means, methods, materials and manpower, (i) patch and paint those walls of the Demised Premises, as selected by Landlord and (ii) clean areas of carpeting in the Demised Premises, as determined by Landlord.

          4. MINIMUM RENT. The Lease is hereby amended to provide that the Minimum Rent, on an annual basis, shall be:
(i) SEVEN HUNDRED NINETY FIVE THOUSAND ONE HUNDRED FIFTY THREE AND 42/100 DOLLARS ($795,153.42) for the period commencing on July 1, 1996 and ending on February 28, 1998, payable in advance on the first day of each calendar month in equal monthly installments of SIXTY SIX THOUSAND TWO HUNDRED SIXTY TWO AND 79/100 DOLLARS ($66,262.79);
(ii) EIGHT HUNDRED FORTY SEVEN THOUSAND SIX HUNDRED FIFTY THREE AND 42/100 DOLLARS ($847,653.42) for the period commencing on March 1, 1998 and ending on June 30, 1999, payable in advance on the first day of each calendar month in equal monthly installments of SEVENTY THOUSAND SIX HUNDRED THIRTY SEVEN AND 79/100 DOLLARS ($70,637.79);
(iii) ONE MILLION SIXTY NINE THOUSAND FIVE HUNDRED FIFTY SIX AND 70/100 DOLLARS ($1,069,556.70) for the period commencing on July 1, 1999 and ending on the last day of February in 2003, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY NINE THOUSAND ONE HUNDRED TWENTY NINE AND 73/100 DOLLARS ($89,129.73);
(iv) ONE MILLION SEVENTEEN THOUSAND FIFTY SIX AND 70/100 DOLLARS ($1,017,056.70) for the period commencing on March 1, 2003 and ending on June 30, 2003, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY FOUR THOUSAND SEVEN HUNDRED FIFTY FOUR AND 73/100 DOLLARS ($84,754.73); and
(v) ONE MILLION SEVENTY THOUSAND FIVE HUNDRED EIGHTY SIX AND 00/100 DOLLARS ($1,070,586.00) for the period commencing on July 1, 2003 and ending on July 31, 2006, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY NINE THOUSAND TWO HUNDRED FIFTEEN AND 50/100 DOLLARS ($89,215.50).

          5. SIZE OF ADDITIONAL SPACE. Section 36.2 of the Lease shall be amended as of the date hereof to provide that, only for the period beginning on the Additional Space Commencement Date until the Actual Surrender Date (hereinafter defined in Paragraph 6), (i) the Demised Premises shall be deemed to contain a floor area of 51,163 square feet and (ii) the Occupancy Percentage shall be 46%. For the period beginning on the day following the Actual Surrender date until July 31, 2006, Section 36.2 of the Lease shall be amended to provide that (a) the Demised Premises shall be deemed to contain a floor area of 48,663 square feet and (b) the Occupancy Percentage shall be 43%.
          6. SURRENDER OF ADDITIONAL SPACE. Tenant shall deliver the Additional Space to Landlord by January 31, 2003 in the same physical condition and state of repair that would apply to the Additional Space as if January 31, 2003 were the Termination Date. January 31, 2003 is hereinafter referred to as the “Schedule Surrender Date.” The earliest date after the Schedule surrender Date by when Tenant has delivered to Landlord the Additional Space in the physical condition and state of repair as required hereunder is hereinafter called the “Actual Surrender Date.” If the Actual Surrender Date fails to occur by the Schedule Surrender Date, then, Tenant shall be deemed a holdover tenant at sufferance for the Additional Space and shall be liable to landlord under Article 55 of the Lease as if the Schedule surrender Date were the Termination Date. As of the Actual Surrender Date, Exhibit A to the Lease shall be deemed to have excluded therefrom the Additional Space. Nothing in this Fifth Amendment of Lease shall be deemed to constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability, whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Additional Space, up to and including the Actual Surrender Date.
          7. PARKING. For the period commencing on the Additional Space commencement Date and ending on the Schedule Surrender Date, Tenant’s Allotted Parking referenced in Section 43.1 of the Lease shall be for one hundred sixty eight (168) cars.
          8. BROKERAGE. Tenant represents that it has had no dealings or communications with any real estate broker or agent in connection with this Fifth Amendment of Lease. Tenant agrees to defend indemnify and hold Landlord, its affiliates and/or subsidiaries and the partners, directors, officers of Landlord and its affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including attorney’s fees, court costs and disbursements) for an commission or other compensation claimed by any broker or agent with whom Tenant dealt or communicated relating to this Fifth Amendment of Lease.
          9. CORPORATE AUTHORITY. Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Fifth Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord’s request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.
          10. LEASE RATIFICATION. Except as expressly amended by this Fifth Amendment of Lease, that certain Fourth Amendment of Lease dated December 12, 1996, that certain Third Amendment of lease dated December 27, 1995, that certain Second Amendment of Lease dated November 27, 1990, that certain letter agreement dated July 31, 1986 and that certain First Amendment of Lease dated January 5, 1987, the Lease, and all terms, covenants and conditions thereto, shall remain in full force and effect and is hereby in all respects ratified and confirmed.
          11. NO ORAL CHANGES. This Fifth Amendment of Lease may not be changed orally, but only by a writing signed by both Landlord and Tenant.
          12. NO DEFAULT. Tenant confirms that (i) Landlord has complied with all of its obligations contained in the Lease and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.
          13. SECURITY. Tenant shall deposit with Landlord on the date hereof the sum of FOUR THOUSAND THREE HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($4,375.00) as additional security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease. As of the earliest date after the date hereof on which Landlord first holds a security deposit form Tenant equal to ONE HUNDRED FOUR THOUSAND THREE HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($104,375.000), the first (1st) sentence of Article 33 of the Lease shall be deemed to read as follows:
Tenant has deposited with landlord the sum of ONE HUNDRED FOUR THOUSAND THREE HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($104,375.00) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.
In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith deposit with Landlord a sum so that at all times the amount held by Landlord as security shall not be less than ONE HUNDRED FOUR THOUSAND THREE HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($104,375.00).

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment of Lease to be executed on the day and year first written above.
SIGNED, sealed and delivered

WITNESSED BY:		LANDLORD:

5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP

By:

Edward M. Schotz
Name:		General Partner

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ATTESTED BY:		AGENT FOR LANDLORD:

PW/MS MANAGEMENT CO., INC. By: Gale & Wentworth, LLC

By:

Marc Leonard Ripp, Esq. Secretary		Robert R. Martie Senior Vice President

ATTESTED BY:		TENANT:

TOTAL RESEARCH CORPORATION

By:

Name:		Name:

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Title:	Corporate Secretary	Title:
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APPLY CORPORATE SEAL HERE

SIXTH AMENDMENT OF LEASE
This SIXTH AMENDMENT OF LEASE is made as of the                      day of September, 1999 between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership (“Landlord”) having an address at PW/MS Management Co., Inc., c/o Gale & Wentworth, LLC, Park Avenue at Morris County, 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932-1007 and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an office at 5 Independence Way, Princeton, New Jersey 08540 (hereinafter called “Tenant”).
W I T N E S S E T H:
          WHEREAS:
          A. Bellemead Development Corporation, predecessor-in-interest to Landlord, and Tenant heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986, January 5, 1987, November 27, 1990, December 27, 1995, December 12, 1996 and February 19, 1998 (said lease as it was or may hereafter be amended is hereinafter called the “Lease”) with respect to a portion (“Demised Premises”) of the building known as 5 Independence Way, Princeton, New Jersey (“Building), for a term ending on July 31, 2006 or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and
          B. Tenant is desirous of increasing the size of the Demised Premises by the addition of 4,563 rentable square feet (“Growth Space”) on the first (1st) floor of the Building, as illustrated on Schedule A, attached hereto and made a part hereof.
          NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:

          1. DEFINED TERMS. Except as specifically provided otherwise in this Sixth Amendment of Lease, all defined terms contained in this Sixth Amendment of Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.
          2. GROWTH SPACE COMMENCEMENT DATE. The Demised Premises shall be deemed expanded to included the Growth Space on the earlier of (“Growth Space Commencement Date”) (i) the day Tenant occupies all or any part of the Growth Space of (ii) three (3) days after the date, as established by Landlord and communicated by Landlord to Tenant, on which Landlord has substantially completed the work described on (a) the Space Plan, attached hereto as Schedule B, and made a part hereof and (b) the Leasehold Improvement Specifications, attached hereto as Schedule B-1and made a part hereof. If substantial completion of the work described on Schedules B and B-1 hereof is postponed by reason of any delays beyond the reasonable control of Landlord (including, but not limited to, delays caused by Tenant and extras and change orders requested by Tenant), then, the date by when Landlord shall have substantially completed such work shall be deemed to be the date, as determined by Landlord, by when such work would have been substantially completed but for those delays beyond the reasonable control of Landlord (including, but not limited to, delays caused by Tenant and extras and change orders requested by Tenant). As of the Growth Space Commencement Date, the attached Schedule A shall be added to and become a part of Exhibit A (Rental Plan) to the Lease. On or about the Growth Space Commencement Date, landlord may deliver to Tenant a notice (“Growth Space Commencement Date Notice”) confirming among other things, the inclusion of the Growth Space within the Demised Premises as of the Growth Space Commencement Date. If Tenant receives the Growth Space Commencement Date Notice, Tenant shall sign same and return it fully executed to Landlord within five (5) days after

Tenant’s receipt thereof. Tenant’s failure to timely return a fully executed unamended original counterpart of the Growth Space Commencement Date Notice shall constitute Tenant’s express consent with and agreement to all the terms contained in the Growth Space Commencement Date Notice as Prepared by Landlord.
          3. CONDITION OF GROWTH SPACE. As of the Growth Space Commencement Date, Tenant shall be deemed to have accepted the Growth Space in its then “as is” physical condition and state of repair. In that regard, Landlord shall have no obligation to do any work or perform any services with respect to the Growth Space or grant Tenant any construction allowance, except that Landlord, at its expense, shall once, using Building standard means, methods, materials and manpower, perform the work described on Schedules B and B-1. Tenant agrees that, as of the date hereof, Tenant owes Landlord $33,046.00 as additional rent. If Landlord performs any additional work or work differing from that shown on Schedules B and B-1, Tenant shall pay Landlord’s entire charge therefor as additional rent and upon Landlord’s demand. Tenant shall pay landlord said $33,046 as additional rent in two 92) installments. The first (1st) installment of $11,015.00 shall be due as additional rent from Tenant to landlord on the date hereof. The second (2nd) and final installment of $22,031.00 shall be due as additional rent from Tenant to Landlord on the date, established by Landlord, when the work described in Schedules B and B-1 is substantially complete. If Tenant fails to pay Landlord the first (1st) of said two (2) installments when due, then, the second (2nd) and final installment shall be automatically accelerated and immediately due and payable at once. If less than all the work shown on Schedules B and B-1 is performed, Tenant shall forever forfeit its entitlement to the unperformed work and waive and release Landlord from any claim for a credit associated with such unperformed work.

          4. MINIMUM RENT. The Lease shall be deemed amended to provide that the Minimum Rent, on an annual basis is:
(i) ONE MILLION SIXTY NINE THOUSAND FIVE HUNDRED FIFTY SIX AND 70/100 DOLLARS ($1,069,556.70) for the period commencing on July 1, 1999 and ending on the day immediately preceding the Growth Space Commencement Date, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY NINE THOUSAND ONE HUNDRED TWENTY NINE AND 73/100 DOLLARS ($89,129.73);
(ii) ONE MILLION ONE HUNDRED EIGHTY THREE THOUSAND ONE HUNDRED SEVENTY FIVE AND 46/100 DOLLARS ($1,183,175.46) for the period commencing on the Growth Space Commencement Date and ending on February 28, 2003, payable in advance on the first day of each calendar month in equal monthly installments of NINETY EIGHT THOUSAND FIVE HUNDRED NINETY SEVEN AND 96/100 DOLLARS ($98,597.96);
(iii) If the Scheduled Surrender Date occurs on or before June 30, 2003, then
(a) for the period beginning on March 1, 2003 and ending on the day immediately preceding the Scheduled Surrender Date, the annual Minimum Rent shall be ONE MILLION ONE HUNDRED THIRTY THOUSAND SIX HUNDRED SEVENTY FIVE AND 46/100 DOLLARS ($1,130,675.46), payable in advance on the first day of each calendar month in equal monthly installments of NINETY FOUR THOUSAND TWO HUNDRED TWENTY TWO AND 96/100 DOLLARS ($94,222.96);
(b) for the period beginning on the Scheduled Surrender Date and ending on June 30, 2003, the annual Minimum Rent shall be ONE MILLION SEVENTEEN THOUSAND FIFTY SIX AND 70/100 DOLLARS ($1,017,056.70), payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY FOUR THOUSAND SEVEN HUNDRED FIFTY FOUR AND 73/100 DOLLARS ($84,754.73);

(c) for the period beginning on July 1, 2003 and ending on July 31, 2006, the annual Minimum Rent shall be ONE MILLION SEVENTY THOUSAND FIVE HUNDRED EIGHTY SIX AND 00/100 DOLLARS ($1,070,586.00), payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY NINE THOUSAND TWO HUNDRED FIFTEEN AND 50/100 DOLLARS ($89,215.50).
(iv) If the Scheduled Surrender Date occurs after June 30, 2003, then
(a) for the period beginning on July 1, 2003 and ending on the day immediately preceding the Schedule Surrender Date, the annual Minimum Rent shall be ONE MILLION ONE HUNDRED EIGHTY FOUR THOUSAND TWO HUNDRED FOUR AND 76/100 DOLLARS ($1,184,204.76), payable in advance on the first day of each calendar month in equal monthly installments of NINETY EIGHT THOUSAND SIX HUNDRED EIGHTY THREE AND 73/100 DOLLARS ($98,683.73); and
(b) for the period beginning on the Scheduled Surrender Date and ending on July 31, 2006, the annual Minimum Rent shall be ONE MILLION SEVENTY THOUSAND FIVE HUNDRED EIGHTY SIX and 00/100 DOLLARS ($1,070,586.00), payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY NINE THOUSAND TWO HUNDRED FIFTEEN AND 50/100 DOLLARS ($89,215.50).
          5. SIZE OF GROWTH SPACE. (A) Section 36.2 of the Lease shall be amended as of the date hereof to provide that, only for the period beginning on the Growth Space Commencement Date until the Actual Surrender Date [hereinafter defined in Paragraph 6.(B) hereof], (i) the Demised Premises shall be deemed to contain a floor area of 55,726 square feet and (ii) the Occupancy Percentage shall be 49.21%. For the period beginning on the day following the Actual Surrender Date until July 31, 2006, Section 36.2 of the Lease shall be amended to provide that (a) the Demised Premises shall be deemed to contain a floor area of 51,163 square feet and (b) the Occupancy Percentage shall be 46%.
          (B) Notwithstanding anything contained to the contrary in subsection (A) hereof, on the day that the 2,500 rentable square foot unit is delivered, as required by Section 6 of that certain Fifth Amendment of Lease dated as of February 19, 1998 between Landlord and Tenant, (i) the floor area of the Demised Premises shall be deemed reduced by 2,500 square feet and (ii) the Occupancy Percentage shall be deemed reduced by 2.2%, which represents the quotient of 2,500 and 113,244.
          6. SURRENDER OF GROWTH SPACE. (A) The Scheduled Surrender Date shall mean the date falling forty-two (42) months after the Growth Space Commencement Date. If, however, (i) any sublease or other shared occupancy agreement encumbering all or any part of the Demised Premises as of the date hereof is extended, renewed, expanded or modified, or (ii) any assignee, subtenant or other user or tenant, who is not in occupancy of all or any part of the Demised Premises as of the date hereof, takes occupancy of all or any part of the Demised Premises after the date hereof, then, at Landlord’s sole option, Landlord may at any time change the definition of the Scheduled Surrender Date so that it means the date falling sixty (60) months, not forty-two (42) months, after the Growth Space Commencement Date. If Landlord so exercises its option described in the preceding sentence, Tenant shall be strictly bound by the changed definition of the Schedule Surrender Date.
          (B) Tenant shall deliver the Growth Space to Landlord by the Scheduled Surrender Date in the same physical condition and state of repair that would apply to the Growth Space as if the Scheduled Surrender Date were the Termination Date. The earliest date after the Schedule Surrender Date by when Tenant has delivered to Landlord the Growth Space in the physical condition and state of repair as required hereunder is hereinafter called the “Actual Surrender Date.” If the Actual Surrender Date fails to occur by the Schedule Surrender Date, then, Tenant shall be deemed a holdover tenant at sufferance for the Growth Space and shall be liable to Landlord under Article 55 of the Lease as if the Schedule Surrender Date were the Termination Date. As of the Actual Surrender Date, Exhibit A to the Lease shall be deemed to have excluded therefrom the Growth Space shown on Schedule A hereof. Nothing in this Sixth Amendment of Lease shall be deemed to constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability, whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Growth Space, up to and including the Actual Surrender Date.
          7. PARKING. For the period commencing on the Growth Space Commencement Date and ending on the Scheduled Surrender Date, Tenant’s Allotted Parking referenced in Section 43.1 of the Lease shall be for one hundred eighty six (186) cars.
          8. BROKERAGE. Tenant represents that it has had no dealings or communications with any real estate broker or agent in connection with this Sixth Amendment of Lease, except Gale &Wentworth Real Estate Advisors, LLC. Tenant agrees to defend indemnify and hold Landlord, its affiliates and/or subsidiaries and the partners, directors, officers of Landlord and its affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including attorney’s fees, court costs and disbursements) for any commission or other compensation claimed by any broker or agent (except Gale & Wentworth Real Estate Advisors, LLC) with whom Tenant dealt or communicated relating to this Sixth Amendment of Lease.

          9. CORPORATE AUTHORITY. Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Sixth Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon landlord’s request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.
          10. LEASE RATIFICATION. Except as expressly amended by this Sixth Amendment of Lease, that certain Fifth Amendment of Lease dated February 19, 1998, that certain Fourth Amendment of Lease dated December 12, 1996, that certain Third Amendment of Lease dated December 27, 1995, that certain Second Amendment of Lease dated November 27, 1990, that certain letter agreement dated July 31, 1986 and that certain First Amendment of Lease dated January 5, 1987, the Lease, and all terms, covenants and conditions thereof, shall remain in full force and effect and is hereby in all respects ratified and confirmed.
          11. NO ORAL CHANGES. This Sixth Amendment of Lease may not be changed orally, but only by a writing signed by both Landlord and Tenant.
          12. NO DEFAULT. Tenant confirms that (i) Landlord has complied with all of its obligations contained in the Lease and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.
          13. SECURITY. Tenant shall deposit with Landlord on the date hereof the sum of NINE THOUSAND FOUR HUNDRED SIXTY EIGHT AND 23/100 DOLLARS ($9,468.23) as additional security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease. As of the earliest date after the day hereof on which Landlord first holds a security deposit from Tenant equal to ONE HUNDRED FOURTEEN

THOUSAND FOUR HUNDRED SIXTY EIGHT AND 23/100 DOLLARS ($114,468.23), the first (1st) sentence of Article 33 to the Lease shall be deemed to read as follows:
Tenant has deposited with Landlord the sum of ONE HUNDRED FOURTEEN THOUSAND FOUR HUNDRED SIXTY EIGHT AND 23/100 DOLLARS ($114,468.23) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.
In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith deposit with Landlord a sum so that all times the amount held by Landlord as security shall not be less than ONE HUNDRED FOURTEEN THOUSAND FOUR HUNDRED SIXTY EIGHT AND 23/100 DOLLARS ($114,468.23).
     14. NOTICES. Supplementing and modifying Section 57.1 of the Lease, on and after the date hereof, all notices or demands to Landlord from tenant shall be invalid unless, and shall be valid only if, in writing, sent postage prepaid via certified mail, return receipt requested and addressed to landlord as follows:
5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP
PW/MS Management Co., Inc.
c/o Gale & Wentworth, LLC
Park Avenue at Morris County
200 Campus Drive, Suite 200
Florham Park, New Jersey 07932-1007
Attention: Marc Leonard Ripp, Esq.
         General Counsel
     15. NON-BINDING DRAFT. The mailing or delivery of this document or any draft of this document by Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord on the terms set forth in this Document or draft, and this document or draft may be withdrawn or modified by Landlord it its agent any time and for any reason. The purpose of this section is to place Tenant on notice that this document or draft shall not be effective, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute and accept this document. No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully executed copy of this document or in some future writing signed by Landlord and Tenant.
          16. NO BUILDING CAFETERIA. Tenant agrees and understands that Landlord shall have no obligation whatsoever to make available for Tenant’s use in the Building a cafeteria, restaurant or any other kind of eating establishment or food service. To the extent any such cafeteria, restaurant, eating establishment or food service existed, exists today or may exist hereafter in the Building, Tenant agrees that Landlord shall have no obligation whatsoever to assure that such operation remains open. Tenant agrees that the absence in the Building of, or the closure of, a cafeteria, restaurant, eating establishment or food service in the Building shall not (i) constitute a breach or default by Landlord under the Lease, (ii) render landlord responsible for any damages that Tenant may sustain or inconvenience that it may suffer, (iii) entitle Tenant to any compensation from Landlord or to any rental abatement, diminution or set-off under the Lease, (iv) release Tenant from its obligations under the Lease and/or (v) constitute an actual, constructive or partial eviction of Tenant.
          17. NO EXPANSION OPTIONS. As of the date hereof, (i) any rights of first offer, rights of first refusal, rights of first negotiation or any other expansion options, rights privileges or opportunities (hereinafter collectively referred to as “Expansion Rights”) that Tenant may have under the Lease or otherwise shall be deemed without legal force, (ii) any exercise or attempted exercise of any Expansion Rights by Tenant shall be deemed ineffective and (iii) all of Landlord’s duties, liabilities, obligations, responsibilities and commitments incidental to such Expansion Rights shall be deemed null and void.
          18. AFTER-HOURS HVAC. Supplementing and modifying the first (1st) sentence of Section 39.2 of the Lease, with regard to any after-hours air conditioning, ventilation or heating:

(a) supplied at any time between October 1 and March 31 to all or any part of the Demised Premises on or after the date hereof, Tenant shall pay to Landlord, as additional rent and upon Landlord’s demand, a sum equal to $75.00 an hour [subject to the last two (2) sentences of Section 39.2 to the Lease] and (b) supplied at any time between April 1 and September 30 to all or any part of the Demised Premises on or after the date hereof, Tenant shall pay Landlord, as additional rent and upon landlord’s demand, a sum equal to $55.00 an hour [subject to the last two (2) sentences of Section 39.2 to the Lease].
          19. DISCOUNTED AFTER-HOURS HVAC. Notwithstanding the provisions of Paragraph 18 hereof, at all times after the date hereof, Landlord shall not charge Tenant more than $35.00 an hour [subject to the last two (2) sentences of Section 39.2 to the Lease] for the first one hundred (100) hours of after-hours air conditioning, ventilation or heating, as the case may be during each calendar year. If all or any part of aid one hundred (100) hours of discounted after-hours air conditioning, ventilation or heating, as the case may be, is not furnished to Tenant in any calendar year, the credits associated with said discounted hours (a) shall be null and void, (b) shall not apply to any subsequent calendar year, 9c) shall not apply after the expiration or earlier termination of the Lease and (d) shall not reduce the Minimum Rent, Adjusted Minimum Rent or additional rent payable under the Lease.

          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment of Lease to be executed on the date and year first written above.
SIGNED and delivered

ATTESTED BY:		LANDLORD:

5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP

		By:	PW/MS OP SUB I, LLC
			By:	Gale & Wentworth Real Estate Advisors, LLC

By:

Marc Leonard Ripp, Esq.				Robert R. Martie
Corporate Secretary				Senior Vice President

ATTESTED BY:		AGENT FOR LANDLORD:

PW/MS MANAGEMENT CO., INC.

		By:	Gale & Wentworth Real Estate Advisors, LLC

By:

Marc Leonard Ripp, Esq.				Robert R. Martie
Corporate Secretary				Senior Vice President

APPLY CORPORATE SEAL HERE

ATTESTED BY:		TENANT:

TOTAL RESEARCH CORPORATION

By:

Eric Zissman
Chief Financial Officer
Name:
(please print)
Title:	Corporate Secretary

APPLY CORPORATE SEAL HERE

SCHEDULE A
Floor Plan of 4,563 Rentable Square Foot Growth Space

SCHEDULE A
Rental Plan — Growth Space
FIRST FLOOR PLAN
[No Diagram Shown]

SCHEDULE B
Space Plan
[No Diagram Shown]

SEVENTH AMENDMENT OF LEASE
     This SEVENTH AMENDMENT OF LEASE is made as of the 15 th day of December, 2000 between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o P/W Management Co., Inc., c/o Gale & Wentworth, LLC, Park Avenue at Morris County, 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932-1007 (hereinafter called “ Landlord ”) and TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an office at 5 Independence Way, Princeton, New Jersey 08540 (hereinafter called “ Tenant ”).
WITNESSETH:
     WHEREAS:
     A. Bellemead Development Corporation, predecessor-in-interest to Landlord, and Tenant heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986, January 5, 1987, November 27, 1990, December 27, 1995, December 12, 1996, February 19, 1998, June 15, 1998, September 28, 1999 and January 17, 2000 (said lease as it was or may hereafter be amended is hereinafter called the “ Lease ”) with respect to a portion (“ Demised Premises ”) of the building known as 5 Independence Way, Princeton, New Jersey (“ Building ”); and
     B. Tenant is desirous of (i) reducing the size of the Demised Premises by surrendering 9,702 rentable square feet (“ Surrender Space ”) on the second (2 nd ) floor of the Building, as illustrated on Schedule A attached hereto and made a part hereof and (ii) extending the term with respect to 4,563 rentable square feet (“ Growth Space ”) on the first (1 st ) floor of the Building, as illustrated on Schedule B attached hereto and made a part hereof, so that it expires on May 31, 2004 (“ Growth Space Termination Date ”).
     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:
1. DEFINED TERMS . Except as specifically provided otherwise in this Seventh Amendment of Lease, all defined terms contained in this Seventh Amendment of Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.
2. SURRENDER SPACE. The “Requested Surrender Date ” is herein defined as December 31, 2000. Tenant shall deliver possession of the Surrender Space to Landlord by the Requested Surrender Date in the same physical condition and state of repair that would apply to the Surrender Space as if the Requested Surrender Date were the Termination Date with respect thereto. The earliest date after the Requested Surrender Date by when Tenant has delivered to Landlord the Surrender Space in the physical condition and state of repair as required hereunder is hereinafter called the“ Actual Surrender Date ”. If the Actual Surrender Date fails to occur by the Requested Surrender Date, then Tenant shall be deemed a holdover tenant for the Surrender Space and shall be liable to Landlord under Article 55 of the Lease as if December 31, 2000 were the Termination Date with respect to the Surrender Space. As of the Actual Surrender Date,

Exhibit A (Rental Plan) to the Lease shall be deemed to have excluded therefrom the Surrender Space. Nothing in this Paragraph shall be deemed to constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability, whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Surrender Space for the period up to and including January 15, 2001.
     Tenant shall not have any legal or equitable right or interest in or to the Surrender Space after the Requested Surrender Date. As of the date hereof, Tenant hereby releases Landlord from and against all claims, demands, liabilities, costs and expenses arising out of the Lease in connection with the Surrender Space which Tenant ever had, now has or shall hereafter have against Landlord. In consideration for Landlord’s agreement to accept the Surrender Space Tenant agrees to pay to Landlord a fee (the ‘ Termination Fee ”) in the amount of Fifty-Nine Thousand Two Hundred Eighty-One Dollars (59,281 which Termination Fee shall be due in immediately available funds immediately upon execution of this Agreement as a condition precedent to Landlord’s obligation to accept the Surrender Space. Notwithstanding anything to the contrary contained herein or in the Lease, Landlord and Tenant agree that as additional consideration for Landlord’s agreement to accept the Surrender Space, Tenant agrees to pay to Landlord the full installment of Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Surrender Space due for the period up to and including January 15, 2001; any amounts so paid by Tenant (including any payments made in advance) shall not be refunded to Tenant after the Actual Surrender Date. Tenant acknowledges and agrees that the foregoing shall not serve to minimize or limit Tenant’s liability as a holdover Tenant in the event Tenant were to fail to tender possession of the Surrender Space to Landlord on or prior to the Requested Surrender Date.
     3. TERMINATION DATE . Notwithstanding anything to the contrary contained in the Lease, the date set forth in the Lease for the expiration of the term thereof with respect to the Growth Space is hereby modified so that the Termination Date therefor shall be May 31, 2004, which date shall be deemed the “ Scheduled Surrendered Date ” with respect to the Growth Space for all purposes under the Lease.
     4. MINIMUM RENT . The Lease is hereby amended to provide that the Minimum Rent, on an annual basis, shall be:
(i) ONE MILLION SIXTY-NINE THOUSAND FIVE HUNDRED FIFTY-SIX AND 70/100 DOLLARS ($1,069,556.70) for the period commencing on July 1, 1999 and ending on November 30, 1999, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY-NINE THOUSAND ONE HUNDRED TWENTY-NINE AND 73/100 DOLLARS ($89,129,73);
(ii) ONE MILLION ONE HUNDRED EIGHTY-THREE THOUSAND ONE HUNDRED SEVENTY-FIVE AND 46/100 DOLLARS ($1,183,175.46) for the period commencing on December 1, 1999 and ending on January 15, 2001, payable in advance on the first day of each calendar month in equal monthly installments of NINETY-EIGHT THOUSAND FIVE HUNDRED NINETY-SEVEN AND 96/100 DOLLARS ($98,597.96);

(iii) NINE HUNDRED EIGHTY THOUSAND FOUR HUNDRED THREE AND 72/100 DOLLARS ($980,403.72) for the period commencing on January 16, 2001 and ending on February 28, 2003 (which date shall be the Scheduled Surrender Date under the Fifth Amendment of Lease), payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY-ONE THOUSAND SEVEN HUNDRED AND 31/100 DOLLARS ($81,700.31);
(iv) NINE HUNDRED TWENTY-SEVEN THOUSAND NINE HUNDRED THREE AND 72/100 DOLLARS ($927,903.72) for the period commencing on March 1, 2003 and ending on June 30, 2003, payable in advance on the first day of each calendar month in equal monthly installments of SEVENTY-SEVEN THOUSAND THREE HUNDRED TWENTY-FIVE AND 31/100 DOLLARS ($77,325.31);
(v) NINE HUNDRED SEVENTY THOUSAND SEVEN HUNDRED SIXTY AND 76/100 DOLLARS ($970,760.76) for the period commencing on July 1, 2003 and ending on May 31, 2004, payable in advance on the first day of each calendar month in equal monthly installments of EIGHTY THOUSAND EIGHT HUNDRED NINETY-SIX AND 73/100 DOLLARS ($80,896.73); and
(vi) EIGHT HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED FORTY-TWO AND 00/100 DOLLARS ($857,142.00) for the period commencing on June 1, 2004 and ending on July 31, 2006, payable in advance on the first day of each calendar month in equal monthly installments of SEVENTY-ONE THOUSAND FOUR HUNDRED TWENTY-EIGHT AND 50/100 DOLLARS ($71,428.50).
     5. DEMISED PREMISES LEASE AMENDMENT . Section 36.2 of the Lease shall be amended as follows:
(i) as of the Actual Surrender Date to provide that (a) the Demised Premises shall be deemed to contain a floor area of 46,024 square feet and (b) the Occupancy Percentage shall be 40.7%;
(ii) as of March 1, 2003 to provide that (a) the Demised Premises shall be deemed to contain a floor area of 43,524 square feet and (b) the Occupancy Percentage shall be 38.5%; and
(iii) as of June 1, 2004 to provide that (a) the Demised Premises shall be deemed to contain a floor area of 38,961 square feet and (b) the Occupancy Percentage shall be 34.4%.
     6. FIRST TAX YEAR . For purposes of computing the additional rent accruing after the Actual Surrender Date that is due Landlord under Section 36.4(1) of the Lease, the terms of the Lease shall continue in effect without modification hereby.
     7. FIRST OPERATING YEAR . For purposes of computing the additional rent accruing after the Actual Surrender Date that is due Landlord under Section 36.5(1) of the Lease, the terms of the Lease shall continue in effect without modification hereby.

     8. PARKING . As of the Actual Surrender Date, Tenant’s Allotted Parking referenced in Section 43.1 of the Lease shall be for one hundred forty-seven (147) cars.
     9. BROKERAGE . Tenant represents that it has had no dealings or communications with any real estate broker or agent in connection with this Seventh Amendment of Lease, except Gale & Wentworth Real Estate Advisors, LLC. Tenant agrees to defend indemnify and hold Landlord, its affiliates and/or subsidiaries and the partners, directors, officers of Landlord and its affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including attorney’s fees, court costs and disbursements) for any commission or other compensation claimed by any broker or agent (except Gale & Wentworth Real Estate Advisors, LLC) with respect to this Seventh Amendment of Lease.
     10. CORPORATE AUTHORITY . Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Seventh Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord’s request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.
     11. LEASE RATIFICATION . Except as expressly amended by this Seventh Amendment of Lease, that certain letter agreement dated January 17, 2000, that certain Sixth Amendment of Lease dated September 28, 1999, that certain letter agreement dated June 15, 1998, that certain Fifth Amendment of Lease dated February 19, 1998, that certain Fourth Amendment of Lease dated December 12, 1996, that certain Third Amendment of Lease dated December 27, 1995, that certain Second Amendment of Lease dated November 27, 1990, that certain letter agreement dated July 31, 1986 and that certain First Amendment of Lease dated January 5, 1987, the Lease and all terms, covenants and conditions thereof, shall remain in full force and effect and are hereby in all respects ratified and confirmed.
     12. NON-BINDING DRAFT . The mailing or delivery of this document or any draft of this document by Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord on the terms set forth in this document or draft, and this document or draft may be withdrawn or modified by Landlord or its agent at any time and for any reason. The purpose of this section is to place Tenant on notice that this document or draft shall not be effective, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute and accept this document. No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully executed copy of this document or in some future writing signed by Landlord and Tenant.
     13. NO EXPANSION, PURCHASE OR CONTRACTION OPTIONS . As of the date hereof, (i) any rights of first offer, rights of first refusal, rights of first negotiation, purchase rights, contraction rights or any other expansion, contraction or purchase options, rights, privileges or opportunities (hereinafter collectively referred to as “Expansion Rights”) that Tenant may have under the Lease or otherwise shall be deemed without legal force, (ii) any exercise or attempted exercise of any Expansion Rights by Tenant shall be deemed ineffective and (iii) all of Landlord’s duties, liabilities, obligations, responsibilities and commitments incidental to such Expansion Rights shall be deemed null and void. The parties acknowledge and agree that this provision shall not affect the scheduled surrender of the Growth Space as described herein or the scheduled surrender of certain space totaling 2,500 rentable square feet as described in the Lease.
          14. NO ORAL CHANGES . This Seventh Amendment of Lease may not be changed orally, but only by a writing signed by both Landlord and Tenant.
          15. RELEASE . Tenant hereby waives, releases and forever discharges any claims which it may have against Landlord as a result of the surrender of the Surrender Space, except for claims or liabilities arising hereunder or under the Lease through the Requested Surrender Date. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any and all losses, claims or expenses relating to the occupancy by Tenant or its sublessee of the Surrender Space. This provision shall survive the surrender of the Surrender Space.
          16. NO DEFAULT . Tenant confirms that (i) Landlord has complied with all of its obligations contained in the Lease and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.
[Signature Page Follows]
     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment of Lease to be executed on the day and year first written above.
Signed, sealed and delivered
LANDLORD:
5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP

By:	PW/MS OP SUBI, LLC
	By:	Gale & Wentworth, Real Estate Advisor, LLC
		By:	/s/ Robert R. Mastie
Title: Senior Vice President
WITNESSED BY:
/s/ Marc Leonard Ripp
ATTORNEY AT LAW
OF NEW JERSEY
APPLY CORPORATE SEAL HERE
TENANT:

     TOTAL RESEARCH CORPORATION
By:   /s/ Patti B. Hoffman
Title: Chief Administration Officer
ATTESTED BY:
/s/ Jane B. Giles
APPLY CORPORATE SEAL HERE

SCHEDULE A
Surrender Space

SCHEDULE B
Growth Space
FIRST FLOOR PLAN
5 INDEPENDENCE WAY
PRINCETON, NJ

EIGHTH AMENDMENT OF LEASE AND PARTIAL SURRENDER AGREEMENT
THIS EIGHTH AMENDMENT OF LEASE AND PARTIAL SURRENDER AGREEMENT (this “ Agreement ”) dated as of the 20 th day of February, 2004, between 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o PW/MS Management Co., Inc., The Gale Company, LLC, Park Avenue at Morris County, 100 Campus Drive, Florham Park, New Jersey 07932-1007 (“ Landlord ”) and HARRIS INTERACTIVE, INC., a Delaware corporation, having an address at 135 Corporate Woods, Rochester, New York 14623-1457 (“ Tenant ”).
WITNESSETH:
     WHEREAS:
     A. Bellemead Development Corporation, predecessor-in- interest to Landlord, and Total Research Corporation, predecessor-in-interest to Tenant, heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986, January 5, 1987, November 27, 1990, December 27, 1995, December 12, 1996, February 19, 1998, June 15, 1998, September 28, 1999, January 17, 2000 and December 15, 2000 (said lease as it was or may hereafter be amended is hereinafter called the “ Lease ”) with respect to a portion of the building commonly known as 5 Independence Way, Princeton, New Jersey;
     B. Tenant desires to (i) surrender to Landlord a portion of the Demised Premises, as shown on Exhibit A attached hereto (the “ Surrender Premises ”), and (ii) remain obligated under the Lease for the balance of the Demised Premises, as shown on Exhibit B attached hereto (the “ Retained Premises ”);
     C. Landlord is willing to accept Tenant’s surrender of the Surrender Premises, subject, however, to the terms and conditions contained herein;
     D. The term of the Lease with respect to the Demised Premises, excluding the Growth Space (as defined in the Sixth Amendment of Lease dated as of September 28, 1999) , is set to expire on July 31, 2006 and the term of the Lease with respect to the Growth Space is set to expire on May 31, 2004; and
     E. Landlord and Tenant desire to extend the Term of the Lease with respect to the Retained Premises, excluding the Growth Space, so that its scheduled expiration date is February 28, 2011, subject, however, to the terms and conditions contained herein.
     NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:
     1. Defined Terms. All terms contained in this Agreement that are defined in the Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

     2. Surrender. (a) Subject to the provisions of this Agreement, the Lease and the term and estate granted thereunder with respect to the Surrender Premises shall terminate and expire as of January 31, 2004 (the “ Surrender Date ”), as fully and completely as if the Surrender Date were the date originally fixed in the Lease as the Termination Date with respect to the Surrender Premises, and Tenant shall surrender the Surrender Premises on the Surrender Date to Landlord as fully and completely as if the Surrender Date were the date originally fixed in the Lease as the Termination Date with respect to the Surrender Premises, and Landlord shall accept the Surrender Premises on the Surrender Date, to have and to hold the same for the unexpired residue of the term of the Lease. After the Surrender Date, Tenant shall have no further rights, obligations or liabilities of any kind or nature under the Lease with respect to the Surrender Premises, except as expressly provided in this Agreement.
          (b) On or before the Surrender Date, Tenant shall, with respect to the Surrender Premises, comply with all of the terms and conditions of the Lease which are applicable to the surrender and termination of the Lease, including, but not limited to, the provisions of Article 21 of the Lease. In the event that Tenant fails to surrender the Surrender Premises to Landlord on the Surrender Date in accordance with the terms of this Agreement, then Tenant’s occupancy of the Surrender Premises shall be deemed a holdover tenancy for the period commencing on the Surrender Date to and including the date on which Tenant surrenders the Surrender Premises to Landlord in accordance with the terms of this Agreement and such occupancy shall be subject to the terms of Paragraph 55 of the Lease. Landlord acknowledges that the condition of the Surrender Premises, as of the date of this Agreement, satisfies the requirements of Article 21 of the Lease and Landlord accepts the Surrender Premises in their “AS IS” physical condition as of the date of this Agreement.
          (c) Effective as of the Surrender Date, the term “Demised Premises” as used in the Lease, shall be deemed to mean and consist of the Retained Premises and the Demised Premises shall be deemed to consist of 33,675 rentable square feet.
     3. Extension of Term. (a) The term of the Lease with respect to the Retained Premises, excluding the Growth Space, is hereby extended so that the Termination Date shall be February 28, 2011. Landlord and Tenant acknowledge and agree that the term of the Lease with respect to the Growth Space shall expire on May 31, 2004, as set forth in the Sixth Amendment of Lease.
          (b) During the term of the Lease, as extended hereby, Tenant shall continue to perform all of its obligations under the Lease, as amended hereby, including, without limitation, the payment of Minimum Rent, Adjusted Minimum Rent, costs of electricity and all other charges under the Lease, as amended hereby.
     4. Minimum Rent. (a) Without limiting Tenant’s obligation to pay Minimum Rent in accordance with the terms of the Lease prior to the Surrender Date, effective as of the Surrender Date, the Lease is hereby amended to provided that Tenant shall pay to Landlord Minimum Rent in the following amounts:

Time Period	Monthly Minimum Rent	Annual Minimum Rent
2/1/2004 to 5/31/2004	$70,118.23	$841,418.70
6/1/2004 to 7/31/2006	$60,650.00	$727,800.00
8/1/2006 to 1/31/2009	$61,863.00	$742,356.00
2/1/2009 to 2/28/2011	$65,502.00	$786,024.00
          (b) Notwithstanding anything to the contrary contained in subparagraph (a), provided Tenant is not in default under the Lease, as amended hereby, as of the Surrender Date, Tenant shall be entitled to a credit in the amount of $9,319.48 against the next monthly installment of Minimum Rent due after the Surrender Date. If Tenant is in default beyond the expiration of any applicable cure or grace period under the Lease, as amended hereby, as of the Surrender Date, then Tenant shall have no right to any rent credit pursuant to this subparagraph (b).
     5. Adjusted Minimum Rent. (a) During the term of the Lease, as extended hereby, Tenant shall pay Adjusted Minimum Rent and all other sums due under the Lease, as amended hereby.
          (b) The term “Occupancy Percentage” as used in the Lease shall mean (i) 29.74%, during the period commencing on the Surrender Date and ending on May 31, 2004, inclusive; and (ii) 25.70%, effective as of June 1, 2004.
          (c) Effective as of the Surrender Date, for purposes of computing Adjusted Minimum Rent with respect to the Retained Premises, excluding the Growth Space, after the Surrender date, the terms “ First Tax Year ” and “First Operating Year” shall each mean the calendar year ending December 31, 2004. For purposes of calculating Adjusted Minimum Rent with respect to the Growth Space, the terms “First Tax Year” and “First Operating Year” shall not be amended hereby and shall continue to have their respective meanings as in effect prior to the date of this Agreement.
          (d) Nothing in this Agreement shall be construed to affect Tenant’s obligation to reimburse Landlord for increases in Taxes and Building Operating Costs with respect to the Surrender Premises for the period up to and including the Surrender Date based upon a reconciliation of same by Landlord after the Surrender Date, pursuant to the terms of the Lease.
     6. Condition of Demised Premises.
          (a) Tenant acknowledges that it is in occupancy of the Retained Premises and hereby accepts the Retained Premises in their “AS IS” physical condition and state of repair as of the Surrender Date, subject, however, to the terms of this Paragraph 6. Landlord shall have no obligation to do any work, perform any services or grant any construction allowances in connection with this Agreement or the extension of the term of the Lease, except as set forth in this Paragraph 6.
          (b) Within sixty (60) days after the date of this Agreement, Landlord shall shampoo the carpets in the Retained Premises (“ Landlord’s Work ”). After Landlord commences Landlord’s Work, Landlord shall complete Landlord’s Work in a reasonably diligent manner. Tenant shall cooperate with Landlord in connection with Landlord’s Work, including, without limitation, moving, at Tenant’s cost and expense, such employees, personal property and trade fixtures in the Retained Premises as Landlord may reasonably request. Tenant acknowledges and agrees that the performance of Landlord’s Work may result in inconvenience to Tenant and agrees that

Landlord’s Work and the resulting inconvenience shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of Minimum Rent or Adjusted Minimum Rent, or relieve Tenant from any of its obligations under the Lease, as amended hereby, or impose any liability upon Landlord or its agents.
          (c) Landlord shall reimburse Tenant in an amount equal to the lesser of (i) Tenant’s out-of-pocket expenses actually paid in connection with painting the Retained Premises, or (ii) $10,000.00 (such lesser amount being referred to herein as the “ Painting Allowance ”) . Provided Tenant is not in default beyond the expiration of any applicable cure or grace period under the Lease (as amended hereby) , Landlord shall pay the Painting Allowance to Tenant within fifteen (15) days after Tenant submits to Landlord invoices evidencing Tenant’s out-of-pocket expenses actually paid in connection with painting the Retained Premises.
     7. Parking . Effective as of the Surrender Date, Paragraph 43.1 of the Lease is hereby amended to provide that Tenant’s Allotted Parking shall be reduced to (a) 118 spaces during the period commencing on the Surrender Date and ending on May 31, 2004, inclusive; and (b) 102 spaces effective as of June 1, 2004.
     8. Security Deposit . Landlord hereby agrees that as of the date of this Agreement, the amount required as security under the Lease shall be reduced to $88,600.00; provided, however, that there shall be no reduction as of the date of this Agreement if Tenant is in default beyond the expiration of any applicable cure or grace period under the Lease, as amended hereby, as of the date of this Agreement; and provided, further, the amount of security required under the Lease shall never be less than $88,600.00. In the event that Tenant is in default beyond the expiration of any applicable cure or grace period under the Lease, as amended hereby, as of the date of this Agreement, then the security deposit shall not be reduced by the scheduled amount, and said reduction shall be deemed forever waived even though the default in question is subsequently cured. For the purposes hereof, the term “security” or “security deposit” shall mean the amount of security required under the Lease, as amended hereby, as of the date in question.
     9. Landlord’s Notice Address . (a) Effective as of the date of this Agreement, Landlord’s address for notices as set forth in Paragraph 57 of the Lease shall be:
5 Independence Way Associates
c/o PW/MS Management Co., Inc.
The Gale Company, LLC
Park Avenue at Morris County
100 Campus Drive
Florham Park, New Jersey 07932-1007
With a copy to:
Marc Leonard Ripp, Esq.
General Counsel
The Gale Company, LLC
Park Avenue at Morris County
100 Campus Drive
Florham Park, New Jersey 07932-1007

     (b) Effective as of the date of this Agreement, Tenant’s address for notices as set forth in Paragraph 57 of the Lease shall be:
Bruce Newman
Chief Financial Officer
Harris Interactive, Inc.
60 Corporate Woods
Rochester, New York 14623-1457
With a copy to:
Gregory W. Lane, Esq.
Harris Beach LLP
99 Garnsey Road
Pittsford, New York 14534
10. Overtime HVAC . The first sentence of Paragraph 39.2 of the Lease is hereby supplemented and amended to provide that, with regard to any after-hours air conditioning, ventilation or heating: (a) supplied at any time between October 1 and March 31 to all or any part of the Retained Premises after the date of this Agreement, Tenant shall pay to Landlord, as additional rent and upon Landlord’s demand, a sum equal to $55.00 per hour (subject to the last two (2) sentences of Paragraph 39.2 of the Lease), and (b) supplied at any time between April 1 and September 30 to all or any part of the Retained Premises on or after the date of this Agreement, Tenant shall pay to Landlord, as additional rent and upon Landlord’s demand, a sum equal to $75.00 per hour (subject to the last two (2) sentences of Paragraph 39.2 of the Lease) . The charges for after-hours air-conditioning, ventilation or heating set forth in this Paragraph 10 remain subject to the provisions of Paragraph 19 of the Sixth Amendment of Lease dated as of September 28, 1999.
     11. Ratification . Except as expressly amended by this Agreement, the Lease, and all terms, covenants and conditions thereof, shall remain in full force and effect and is hereby in all respects ratified and confirmed.
     12. Brokers . Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any broker, agent or finder in connection with this Agreement other than Triad Properties LLC (the “ Broker ”). Tenant shall indemnify and hold the Landlord harmless from and against any claim or claims for brokerage or other commissions or fees asserted by any broker, agent or finder, other than the Broker, claiming to have dealt with such party in connection with this Agreement. This provision shall survive the Surrender Date and the expiration or earlier termination of the Lease.
     13. Merger . All prior oral or written understandings and agreements between the parties with respect to the subject matter of this Agreement are merged into this Agreement, which alone fully and completely expresses the agreement of the parties.

     14. Counterparts . This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.
     15. Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.
     16. Non-Binding Draft . The mailing or delivery of this document or any draft of this document by Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord on the terms set forth in this document or draft, and this document or draft may be withdrawn or modified by Landlord or its agent at any time and for any reason. The purpose of this paragraph is to place Tenant on notice that this document or draft shall not be effective, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute and accept this document.
     17. No Default. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord under the Lease, as amended hereby.
     18. Corporate Authority. Tenant represents that the undersigned corporate officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Agreement in accordance with the terms, covenants and conditions set forth herein, and upon Landlord’s request, Tenant shall deliver evidence, in form and substance satisfactory to Landlord, to the foregoing effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

Signed and delivered
WITNESSED BY:	LANDLORD:

5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP

	By:	PW/MS OP SUB I, LLC
		By:	The Gale Real Estate
Advisors Company, LLC

/s/ Marc Leonard Ripp, Esq.			By:	/s/ Mark Yeager

Marc Leonard Ripp, Esq.				Name: Mark Yeager
Title: President

ATTESTED BY:	AGENT FOR LANDLORD:

PW/MS MANAGEMENT CO., INC.

/s/ Marc Leonard Ripp, Esq.	By: /s/ Mark Yeager
Marc Leonard Ripp, Esq.	Name: Mark Yeager
Corporate Secretary	Title : President

APPLY CORPORATE SEAL HERE

ATTESTED BY:	TENANT:

HARRIS INTERACTIVE, INC,

/s/ Bruce A Newman	By:	/s/ Lynn A. Siverd
Name : Bruce A Newman		Name: Lynn A. Siverd
(Please Print)		(Please Print)

Title: Corporate Secretary		Title: VP. Chief Privacy Officer

APPLY CORPORATE SEAL HERE		(Please Print)

EXHIBIT A
SURRENDER PREMISES
Surrender Premises
SECOND FLOOR PLAN
5 INDEPENDENCE WAY
PRINCETON, NJ

EXHIBIT B
RETAINED PREMISES
FOURTH FLOOR PLAN
5 INDEPENDENCE WAY
PRINCETON, NJ

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